                          SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                           (Amendment No. ______)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          COMMUNITY FINANCIAL CORP.
              (Name of Registrant as Specified in Its Charter)

    (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction applies:
              COMMON STOCK, $0.01 PAR VALUE
     2) Aggregate number of securities to which transaction applies:
              2,147,470

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              $15.14 CASH PER SHARE, WHICH IS THE MINIMUM AMOUNT OF PER SHARE MERGER CONSIDERATION TO BE PAID IN THE TRANSACTION.
     4) Proposed maximum aggregate value of transaction: $32,512,696
     5) Total fee paid: $6,503


[ ] Fee paid previously with preliminary materials.


[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: $6,460
     2) Form, Schedule or Registration Statement No.: PRELIMINARY SCHEDULE 14A
     3) Filing Party: COMMUNITY FINANCIAL CORP.
     4) Date Filed: AUGUST 9, 2001

                          COMMUNITY FINANCIAL CORP.
                           240 E. CHESTNUT STREET
                         OLNEY, ILLINOIS 62450-2295
                               (618) 395-8676

                              November 21, 2001

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Community Financial Corp. (the "Company") to be held at 501 East Main Street, Olney, Illinois 62450-2295, on Wednesday, December 19, 2001 at 2:00 p.m., local time, to consider and vote upon a proposal to approve an Agreement of Affiliation and Merger, dated as of March 30, 2001, as amended by that certain Amendment No. 1 to Agreement of Affiliation and Merger, dated as of June 26, 2001, and that certain Amendment No. 2 to Agreement of Affiliation and Merger, dated as of November 20, 2001 (the "Agreement"), pursuant to which the Company will be acquired by First Financial Corporation, an Indiana corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("First Financial"), by means of a merger of FFC Merger Corp, an Indiana corporation and wholly owned subsidiary of First Financial, with and into the Company, which will result in the Company becoming a wholly-owned subsidiary of First Financial. Upon the closing of the merger (the "Closing"), (a) each share of the Company's common stock issued and outstanding at the effective time of the merger (other than shares as to which dissenters' rights of appraisal are perfected under applicable law) will be converted into the right to receive a cash payment of not less than $15.14 per share, subject to possible upward adjustment based upon a formula contained in the Agreement (the "Merger Consideration"); provided that First Financial may terminate the Agreement if the formula results in a per share price of less than $15.14, determined as of five business days prior to the Closing, and (b) each option to acquire common stock with an exercise price less than the Merger Consideration will be converted into the right to receive the difference between the Merger Consideration and the exercise price of the option multiplied by the number of shares covered by the option, under such terms and conditions as are described in detail in the enclosed Proxy Statement. As a result of the merger, you will no longer own any shares of common stock of the Company or any successor to the Company. The Agreement of Affiliation and Merger, Amendment No. 1 to Agreement of Affiliation and Merger and Amendment No. 2 to Agreement of Affiliation and Merger are attached as Annex A, Annex B and Annex C, respectively, to the enclosed
            -------  -------     -------
Proxy Statement.

         THE BOARD OF DIRECTORS OF THE COMPANY CAREFULLY CONSIDERED AND UNANIMOUSLY APPROVED THE AGREEMENT AS BEING IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT. APPROVAL OF THE AGREEMENT BY THE HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK IS A CONDITION TO THE CONSUMMATION OF THE PROPOSED MERGER. AN ABSTENTION OR FAILURE TO VOTE IS
                                         -----------------------------------
THE EQUIVALENT OF VOTING AGAINST THE PROPOSED ACQUISITION.
---------------------------------------------------------

         Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING. This will NOT prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting. If you later decide to attend the Special Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Special Meeting, you may do so and your proxy will have no further effect.

         The investment banking firm Professional Bank Services, Inc. has issued its written opinion, dated as of the date hereof, to the Board of Directors regarding the fairness of the proposed merger from a financial perspective. A copy of the opinion is attached as Annex D to the enclosed
                                                  -------
Proxy Statement.


                                                     Sincerely,

                                                     /s/ Wayne H. Benson

                                                     Wayne H. Benson
                                                     President

-------------------------------------------------------------------------------
                          COMMUNITY FINANCIAL CORP.
                           240 E. CHESTNUT STREET
                         OLNEY, ILLINOIS 62450-2295
                               (618) 395-8676

-------------------------------------------------------------------------------

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON DECEMBER 19, 2001

-------------------------------------------------------------------------------
         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Community Financial Corp. (the "Company") will be held at 501 East Main Street, Olney, Illinois 62450-2295, on Wednesday, December
19, 2001 at 2:00 p.m., local time, for the purpose of considering and acting upon the following proposals:

1. The approval of an Agreement of Affiliation and Merger, dated as of March 30, 2001, as amended by that certain Amendment No. 1 to Agreement of Affiliation and Merger, dated as of June 26, 2001, and that certain Amendment No. 2 to Agreement of Affiliation and Merger, dated as of November 20, 2001 (the "Agreement"), by and among First Financial Corporation, an Indiana corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("First Financial"), FFC Merger Corp, an Indiana corporation and wholly owned subsidiary of First Financial, and the Company, pursuant to which: (a) the Company will be acquired by First Financial by means of a merger of FFC Merger Corp with and into the Company with the Company as the surviving corporation (the "Merger");
         (b) each share of the Company's common stock, $0.01 par value per share (the "Common Stock"), issued and outstanding at the effective time of the Merger (other than shares with respect to which dissenters' rights of appraisal are perfected under applicable law) will be converted into the right to receive a cash payment of not less than $15.14 per share, subject to possible upward adjustment based upon a formula contained in the Agreement (the "Merger Consideration"); provided that if the formula results in a per share price of less than $15.14, determined as of five business days prior to the closing of the Merger, then First
         Financial may terminate the Agreement and the Merger would not be completed; and (c) each option to acquire Common Stock with an exercise price less than the Merger Consideration will be converted into the right to receive the difference between the Merger Consideration and the exercise price of the option multiplied by the number of shares covered by the option, under such terms and conditions as are described in detail in the enclosed Proxy
         Statement.  The Agreement of Affiliation and Merger, Amendment
         No. 1 to Agreement of Affiliation and Merger and Amendment No. 2
         to Agreement of Affiliation and Merger are attached as Annex A,
                                                                -------
         Annex B and Annex C, respectively, to the enclosed Proxy Statement.
         -------     -------


2. The transaction of such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

         Enclosed are the following items relating to the Special Meeting and the Merger: (1) Proxy Statement; (2) proxy card; and (3) a pre-addressed return envelope for the proxy card.


         Any action may be taken on any of the foregoing proposals at the Special Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Special Meeting may be adjourned. The Board of Directors has fixed the close of business on October 26, 2001 as the record date for determination of the shareholders entitled to notice of and to vote at the Special Meeting or any adjournments thereof.


         Pursuant to Sections 11.65 and 11.70 of the Illinois Business Corporation Act of 1983, as amended, each holder of the Company's Common Stock will have the right to dissent from the Merger and to demand a determination of the fair value of such shareholder's shares in the event the Agreement is approved and the Merger consummated. For a summary of such dissenters' rights and the procedures required to perfect such dissenters' rights, see "Terms of the Proposed Merger -- Dissenters' Rights" in the enclosed Proxy Statement.

         You are requested to complete and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy may be revoked at any time prior to the vote at the Special Meeting by following the procedures set forth in the enclosed Proxy Statement. Failure to return the enclosed proxy card or to vote at the Special Meeting will have the same effect as a vote against the Merger.



                                         By order of the Board of Directors


                                         /s/ Wayne H. Benson

                                         Wayne H. Benson
                                         President


Olney, Illinois

November 21, 2001

                          COMMUNITY FINANCIAL CORP.
                           240 E. CHESTNUT STREET
                         OLNEY, ILLINOIS 62450-2295
                               (618) 395-8676

                         --------------------------
                               PROXY STATEMENT
                         --------------------------


                       SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON DECEMBER 19, 2001


                                INTRODUCTION


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Community Financial Corp. (the "Company") to be used at a Special Meeting of Shareholders (the "Special Meeting") to be held at 501 East Main Street, Olney, Illinois 62450-2295, on Wednesday, December 19, 2001 at 2:00 p.m., local time, and at any adjournment or postponement thereof. At the Special Meeting, shareholders will be asked to consider and vote upon a proposal to approve an Agreement of Affiliation and Merger, dated as of March 30, 2001, as amended by that certain Amendment No. 1 to Agreement of Affiliation and Merger, dated as of June 26, 2001, and that certain Amendment No. 2 to Agreement of Affiliation and Merger, dated as of November 20, 2001 (the "Agreement"), pursuant to which the Company will be acquired by First Financial Corporation, an Indiana corporation registered under the Bank Holding Company Act of 1956, as amended (the "BHCA") ("First Financial"), by means of a merger of FFC Merger Corp, an Indiana corporation and wholly owned subsidiary of First Financial ("Merger Corp"), with and into the Company, with the Company as the surviving corporation (the "Merger"). The Agreement of Affiliation and Merger, Amendment No. 1 to Agreement of Affiliation and Merger and Amendment No. 2 to Agreement of Affiliation and Merger are attached as Annex A, Annex B and Annex C, respectively, to the
                       -------  -------     -------
enclosed Proxy Statement.

         The Agreement provides that, at the effective time of the Merger (the "Effective Time"), each share of the Company's common stock, $0.01 par value per share (the "Common Stock"), outstanding immediately prior to the Effective Time (other than shares the holders of which have perfected dissenters' rights of appraisal ("Dissenting Shares")) will be cancelled and converted into the right to receive a cash payment from First Financial of not less than $15.14 per share, subject to possible upward adjustment based upon a formula contained in the Agreement (the "Merger Consideration"); provided that if the formula results in a per share price of less than $15.14, determined as of five business days prior to the closing of the Merger (the "Closing"), then First Financial may terminate the Agreement and the Merger would not be completed. There can be no assurance that the Merger Consideration will be increased based on this formula. In addition, at the Effective Time, all outstanding options of the Company which have an exercise price less than the Merger Consideration as of the Effective Time (the "Options") will be cancelled and converted into the right to receive the difference between the Merger Consideration and the exercise price of the Option multiplied by the number of shares of Common Stock covered by such Option (the "Option Consideration"). Outstanding options of the Company which have an exercise price greater than the Merger Consideration will be terminated or will have expired on or prior to the Effective Time. As a result of the Merger, shareholders of the Company will no longer hold any shares of Common Stock of the Company or any successor to the Company.

         Only shareholders of record as of the close of business on October 26, 2001 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. The accompanying Notice of Special Meeting and this Proxy Statement, together with the enclosed proxy card, are being mailed to shareholders of record on or about November 21, 2001.

         The last sale price for the Common Stock as reported on the Nasdaq National Market on March 29, 2001, the last business day prior to the announcement of the signing of the Agreement, was $11.75 per share. The last reported sale price of the Common Stock on November 19, 2001, the latest practicable date prior to the mailing of this Proxy Statement, was $14.82 per share.


         THE BOARD OF DIRECTORS BELIEVES THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY'S SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AGREEMENT.

         ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT WITH RESPECT TO FIRST FINANCIAL AND ITS SUBSIDIARIES AND MERGER CORP HAS BEEN SUPPLIED BY FIRST FINANCIAL, AND ALL INFORMATION WITH RESPECT TO THE COMPANY AND ITS SUBSIDIARY HAS BEEN SUPPLIED BY THE COMPANY.



-------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
-------------------------------------------------------------------------------

       ** PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME **

            SHAREHOLDERS WILL BE GIVEN DETAILED INSTRUCTIONS FOR
                SURRENDERING THEIR STOCK CERTIFICATES AS SOON
             AS PRACTICABLE AFTER THE MERGER BECOMES EFFECTIVE.

                   QUESTIONS AND ANSWERS ABOUT THE MERGER

         The following questions and answers highlight the most important aspects of the merger, but do not cover all of the information in this proxy statement. You should read this entire proxy statement carefully.

Q:       WHAT WILL HAPPEN IN THE MERGER?


A: A wholly owned subsidiary of First Financial will merge with and into the company. The company will continue as the surviving corporation and will be a wholly owned subsidiary of First Financial.


Q:       WHAT WILL I RECEIVE IN THE MERGER?


A: If you do not exercise your dissenters' rights, you will receive a cash payment of not less than $15.14 from First Financial for each share of common stock that you own immediately prior to the merger.
         The cash payment may be more than $15.14 per share based upon a formula contained in the merger agreement and determined as of five business days prior to the closing date of the merger. There can be no assurance that the cash payment will be increased based on this formula. If the formula results in a per share price of less than $15.14, determined as of five business days prior to the closing, then First Financial may terminate the merger agreement and the merger would not be completed. If the formula results in a per share price of less than $15.14 and First Financial does not elect to terminate the merger agreement, you will receive $15.14 per share of common stock you own immediately prior to the merger. In addition, each option that you own with an exercise price less than the per share merger consideration will be cancelled and you will receive, for each option, the difference between the per share merger consideration and the exercise price of the option for each share of common stock covered by the option. As a result of the merger, you will not own any shares of common stock or options of the company or any successor to the company.


Q: WHY IS THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDING THAT I VOTE TO APPROVE THE MERGER AGREEMENT?

A: The board of directors believes that the merger is in the best interests of the company and its shareholders. To review the background of and reasons for the merger in greater detail, see "Terms of the Proposed Merger -- Background of the Merger" and "Terms of the Proposed Merger -- Recommendation of the Board of Directors; Reasons for the Merger."

Q:       WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE MERGER TO ME?

A: You will receive an immediate cash payment for your shares of common stock. That cash payment will be taxable to you. You will not have the opportunity to participate in the company's future earnings and growth, but you will not bear the risk of any decrease in the company's stock price.

Q:       IS THE MERGER CERTAIN TO OCCUR IF APPROVED BY THE SHAREHOLDERS OF THE
         COMPANY?


A: In addition to obtaining shareholder approval and satisfying other conditions set forth in the merger agreement, the Federal Reserve System must approve the merger on terms and conditions satisfactory to First Financial and First Financial shall have agreed to certain conditions requested by the Federal Reserve System in connection with the merger and its impact on First Financial's status as a financial holding company. Furthermore, if the formula results in a per share price of less than $15.14, determined as of five business days prior to the closing, then First Financial may terminate the merger agreement and the merger will not be completed. In addition, the merger agreement may be terminated if First Financial becomes aware of any information which could be expected to have a material adverse effect on the company.


Q:       WHEN AND WHERE IS THE SPECIAL MEETING?


A: The special meeting will be held on Wednesday, December 19, 2001 at 2:00 p.m., local time, at 501 East Main Street, Olney, Illinois 62450-2295.


Q:       WHO CAN VOTE AT THE SPECIAL MEETING?


A: You may vote at the special meeting if you own shares of common stock of the company at the close of business on October 26, 2001.


Q:       HOW MANY VOTES ARE REQUIRED TO APPROVE THE MERGER AGREEMENT?


A: Approval of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock.


Q:       WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?

A: Under Illinois law, you are entitled to dissenters' rights. If you do not vote in favor of the merger and you properly elect to exercise your dissenters' rights as described under "Terms of the Proposed Merger -- Dissenters' Rights," you may receive the "fair value" of your shares of common stock. The fair value could be equal to, less than or more than the per share merger consideration.

Q:       WHAT DO I NEED TO DO NOW IF I WANT TO APPROVE THE MERGER?

A: Please complete and sign the enclosed proxy card and mail it in the enclosed envelope as soon as possible so that your shares will be represented at the special meeting.

Q:       WHAT DO I DO IF I WANT TO CHANGE MY VOTE?


A: Send in a later-dated, signed proxy card to the secretary of the company before the special meeting or attend the special meeting in person, revoke your proxy and vote your shares.


Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?


A: No. After the merger is completed, we will mail you written instructions explaining how to obtain the merger consideration and the option consideration. Please do not send in your stock certificates with your proxy.


Q:       WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the matters addressed in this proxy statement or if you need additional copies of this proxy statement, you should contact:


         Community Financial Corp.
         240 E. Chestnut Street
         Olney, Illinois 62450-2295
         Attention: Deborah Keller
         Telephone: (618) 395-8676

                              TABLE OF CONTENTS


SUMMARY.................................................6
SELECTED CONSOLIDATED FINANCIAL DATA...................13
MEETING INFORMATION....................................15
      Date, Time and Place.............................15
      Voting Rights....................................15
      Solicitation of Proxies..........................15
TERMS OF THE PROPOSED MERGER...........................16
      General..........................................16
      Background of the Merger.........................16
      Description of the Merger........................17
      Vote Required....................................18
      Recommendation of the Board of Directors;
        Reasons for the Merger.........................18
      Opinion of Financial Advisor.....................19
      ESOP Trustee.....................................24
      ESOP Fairness Opinion............................24
      Conditions to the Merger.........................24
      Interests of Certain Persons in the Merger.......25
      Effect on Employees and Certain Employee
        Benefit Plans..................................27
      Exchange of Stock Certificates and Settlement
        of Options.....................................27
      Dissenters' Rights...............................27
      Effective Time...................................28
      Material Federal Income Tax Consequences.........29
      No Solicitation..................................30
      Conduct of Business Pending the Merger...........30
      Representations and Warranties...................32
      Termination of the Agreement.....................33
      Waiver and Amendment.............................34
      Expenses.........................................34
      Accounting Treatment.............................34
      Regulatory Approvals.............................34
COMMUNITY FINANCIAL CORP...............................35
      General..........................................35
      Market Areas.....................................35
      Competition......................................36
      Employees........................................36
FIRST FINANCIAL CORPORATION............................36
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS..................37
      General..........................................37
      Forward-Looking Statements.......................37

      Comparison of Financial Condition at
        September 30, 2001 and December 31, 2000.......37
      Comparison of Operating Results for the Three
        Months and Nine Months Ended September 30,
        2001 and 2000..................................38

      Comparison of Financial Condition at
        December 31, 2000 and 1999.....................40
      Comparison of Operating Results for the Years
        Ended December 31, 2000 and 1999...............41
      Liquidity and Capital Resources..................43
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL
  OWNERS...............................................44
SHAREHOLDER PROPOSALS..................................45

ANNEXES

     Annex A - Agreement of Affiliation
       and Merger.....................................A-1
     Annex B - Amendment No. 1 to
       Agreement of Affiliation and Merger............B-1

     Annex C - Amendment No. 2 to
       Agreement of Affiliation and Merger............C-1
     Annex D - Opinion of Professional
       Bank Services, Inc.............................D-1
     Annex E - Opinion of Lakeshore Valuation
       Group, L.L.C...................................E-1
     Annex F - Dissenters' Rights Statute.............F-1

                                   SUMMARY

         The following is a brief summary of certain information regarding the proposed Merger and related information contained elsewhere in this Proxy Statement. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement and in the annexes to this Proxy Statement. Each shareholder is urged to read this Proxy Statement and the annexes to this Proxy Statement in their entirety before casting his or her vote.

DESCRIPTION OF THE MERGER


         The Agreement provides for the acquisition of the Company by First Financial by means of the Merger. Following the closing of the Merger, shareholders of the Company will receive, for each share of Common Stock that they owned immediately prior to the Merger, a cash payment from First Financial of not less than $15.14 per share, subject to possible upward adjustment based upon a formula contained in the Agreement and described under "Terms of the Proposed Merger -- Description of the Merger." There can be no assurance that the Merger Consideration will be increased based on this formula. Furthermore, if the formula results in a per share price of less than $15.14, determined as of five business days prior to the Closing, then First Financial may terminate the Agreement and the Merger would not be completed. In addition, each Option with an exercise price less than the Merger Consideration as of the Effective Time will be cancelled and the holders of the Options will receive, for each Option, the difference between the Merger Consideration and the exercise price of the Option for each share of Common Stock covered by such Option. Outstanding options of the Company which have an exercise price greater than the Merger Consideration will be terminated or will have expired on or prior to the Effective Time. Following the Merger, shareholders of the Company will no longer own any shares of Common Stock of the Company or any successor to the Company. As a result of the Merger, the Company will become a wholly owned subsidiary of First Financial. Community Bank and Trust, N.A. ("CB&T") will remain a wholly owned subsidiary of the Company. The Agreement has been approved and adopted by the Board of Directors of the Company, First Financial and Merger Corp. See "Terms of the Proposed Merger -- Description of the Merger."


         The Merger Consideration and Option Consideration were determined in arms'-length negotiations between the Company and First Financial. For a general discussion of these negotiations and the factors considered by the Board of Directors of the Company in evaluating the Merger, see "Terms of the Proposed Merger -- Background of the Merger" and "Terms of the Proposed Merger -- Recommendation of the Board of Directors; Reasons for the Merger."

INFORMATION RELATING TO THE SPECIAL MEETING


         The Special Meeting of Shareholders will be held on Wednesday, December 19, 2001 at 2:00 p.m., local time, at 501 East Main Street, Olney, Illinois 62450-2295. At the Special Meeting, shareholders will be asked to consider and vote upon a proposal to approve the Agreement pursuant to which the Company will be acquired by First Financial by means of the Merger. Only shareholders of record as of the close of business on October 26, 2001 (the "Record Date") are entitled to receive notice of and to vote at the Special Meeting. See "Meeting Information."


VOTE REQUIRED


         Approval of the Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock. Each shareholder is entitled to one vote per share of Common Stock held as of the Record Date. As of the Record Date, the Company had 2,147,470 shares of Common Stock issued and outstanding held of record by approximately 481 shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

         The Board of Directors of the Company has unanimously approved the Agreement and determined that the Merger is in the best interests of the Company and its shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT. In determining that the Merger is in the best interests of the Company's shareholders, the Board of Directors considered the following factors:

         o The value being offered to the Company's shareholders by First Financial in relation to the market value, book value and earnings per share of the Common Stock during a period prior to announcement of the Merger;

         o        The future business prospects for the Company;

         o The financial terms of other recent comparable business combinations;

         o The solicitation and negotiation process preceding the Agreement;

         o The value of the consideration to be received by the shareholders in relation to anticipated returns to shareholders through continued operation as an independent entity; and

         o An opinion from the Company's financial advisor that the terms of the Merger are fair to the Company's shareholders from a financial point of view.

         See "Terms of the Proposed Merger -- Recommendation of the Board of Directors; Reasons for the Merger."

OPINION OF FINANCIAL ADVISOR


         The Board of Directors retained Professional Bank Services, Inc. ("PBS") to render financial advisory services to the Company. The Board of Directors requested that PBS render its opinion with respect to the fairness, from a financial perspective, to the Company's shareholders of the consideration to be received in the Merger. PBS rendered its oral opinion to the Board of Directors on March 26, 2001. In its opinion, PBS concluded that, from a financial perspective, the consideration to be offered in the Merger was fair to the shareholders of the Company. A written opinion has been delivered as of the date of this Proxy Statement. The written opinion sets forth a description of the assumptions made and matters considered by PBS and contains certain limitations and qualifications. A copy of the written opinion is attached as Annex D to this Proxy Statement, and the
                               -------
description in this Proxy Statement is qualified in its entirety by reference to the attached opinion. For additional information, see "Terms of the Proposed Merger -- Opinion of Financial Advisor" and the opinion attached hereto as Annex D.
                   -------


ESOP TRUSTEE

         The Agreement requires the Company to appoint an independent special trustee for the Employee Stock Ownership Plan of the Company (the "ESOP") to act as a fiduciary on behalf of the participants in the ESOP. Among other things, the Agreement provides that the independent special trustee shall implement a procedure for soliciting instructions from participants in the ESOP with respect to how to vote the shares of Common Stock allocated to their ESOP accounts.

         On June 21, 2001, the Company entered into a Trustee Agreement with First Bankers Trust Company, N.A. ("First Bankers"), whereby First Bankers became the independent special trustee of the ESOP. For its services to the ESOP in connection with this transaction, First Bankers will receive a fee of $35,000 plus additional service fees for solicitation of voting instructions from participants in the ESOP, and will be reimbursed for its reasonable out-of-pocket expenses, including the fees of its legal counsel. The fees and expenses of First Bankers are payable by the Company and are not contingent upon the closing of the Merger.

         See "Terms of the Proposed Merger-- ESOP Trustee."

ESOP FAIRNESS OPINION


         First Bankers has retained an independent financial advisor, Lakeshore Valuation Group, L.L.C. ("Lakeshore"), to render an opinion as to whether (a) the purchase price to be paid for the shares of the Common Stock owned by the ESOP is at least equal to fair market value of such shares as of the close of the transaction and (b) the terms and conditions of the Merger are fair to the ESOP and the ESOP participants from a financial point of view. Lakeshore will deliver its opinion to First Bankers on or prior to the closing date of the Merger (the "Closing Date"). The written opinion will set forth a description of the assumptions made and matters considered by Lakeshore and will contain certain limitations and qualifications. A draft of the written opinion is attached as Annex E to this Proxy Statement.
                                            -------
For additional information, see "Terms of the Proposed Merger -- ESOP Fairness Opinion" and the draft opinion attached hereto as Annex E.
                                                           -------


         The opinions of Lakeshore are for the sole benefit of the special trustee of the ESOP and should not be relied upon by the other shareholders of the Company in determining whether the purchase price to be paid for their shares of Common Stock is at least equal to the fair market value of their shares as of the close of the transaction, whether the terms and conditions of the Merger are fair to them from a financial point of view or whether or not they should vote for the proposal to approve the Agreement.

CONDITIONS TO THE MERGER


         The Agreement includes a number of conditions which must be satisfied before the Merger may be consummated, including the approval of the Agreement by the required vote of the Company's shareholders and the receipt of all required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), upon terms and conditions satisfactory to First Financial. The required applications regarding the Merger have been filed with the Federal Reserve. There can be no assurance that the approval of the Federal Reserve will be granted or as to the timing of such approval. In addition, First Financial shall have received approval from the Federal Reserve with respect to the Merger on terms and conditions satisfactory to First Financial and First Financial shall have agreed to certain conditions requested by the Federal Reserve System in connection with the Merger and its impact on First Financial's status as a financial holding company under the BHCA.


         If the shareholders do not approve the Agreement, the Merger cannot be consummated. While no definitive plans have been formulated as to what course of action would be pursued in the event shareholder or regulatory approval is not obtained, the Board of Directors presently intends to continue the operation of the Company as an independent entity.


         The material conditions to the Merger are more fully described in "Terms of the Proposed Merger -- Conditions to the Merger."


INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of the Company's Board of Directors and its officers and employees have interests in the Merger in addition to their interests as shareholders of the Company generally.

         Wayne H. Benson, the President and Chief Executive Officer of the Company, is a party to an employment agreement with CB&T and the Company that provides for a severance payment upon the termination of his employment following a change in control of CB&T or the Company. It is currently anticipated that Mr. Benson will receive a severance payment under his current employment agreement in the amount of $468,638.04.

         As a result of the Merger, each holder of an Option will receive the Option Consideration. Wayne H. Benson, Douglas W. Tompson, Brad A. Jones, Michael F. Bauman and Roger A. Charleston are expected to receive an aggregate of $77,903.72, $53,358.71, $20,010.02, $20,010.02 and $20,010.02,
respectively, in exchange for their Options.

         Upon consummation of the Merger, a portion of the total purchase price for the acquisition of the Company will be placed in the ESOP. Thereafter, the assets of the ESOP will be distributed to participants in the ESOP in accordance with the terms of the plan. Wayne H. Benson and Douglas W. Tompson are expected to receive ESOP distributions of approximately $192,913 and $202,022, respectively, in exchange for their interests in the ESOP.


         Following the Merger, First Financial will be liable for the obligations of the Company and CB&T under certain Supplemental Executive Retirement Agreements between CB&T and each of Douglas W. Tompson, Wayne H. Benson and Shirley B. Kessler.

         The Agreement also contains provisions for the maintenance of directors' and officers' liability insurance.

         See "Terms of the Proposed Merger -- Interests of Certain Persons in the Merger."


EXCHANGE OF STOCK CERTIFICATES AND SETTLEMENT OF OPTIONS

         It is currently anticipated that Terre Haute First National Bank will serve as exchange agent (the "Exchange Agent") to receive stock certificates of the Company and to send cash payments to the shareholders of the Company. Promptly following the Closing Date, the Exchange Agent will send a form of letter of transmittal ("Letter of Transmittal") to each shareholder which will describe the procedures for surrendering stock certificate(s) in exchange for the Merger Consideration. Upon receipt of the certificate(s) and properly completed Letters of Transmittal, the Exchange Agent will make the appropriate cash payment within 20 business days. The Exchange Agent also will send a Letter of Transmittal to each holder of an Option which will describe the procedures for obtaining the Option Consideration for such Option. See "Terms of the Proposed Merger -- Exchange of Stock Certificates and Settlement of Options."


         PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

DISSENTERS' RIGHTS

         Under Illinois law, dissenters' rights of appraisal are available to shareholders of the Company who comply with the statutory procedures for requesting appraisal in connection with the Merger. AMONG OTHER REQUIREMENTS, SHAREHOLDERS DESIRING TO EXERCISE THEIR RIGHTS OF APPRAISAL MUST MAKE A WRITTEN DEMAND FOR APPRAISAL PRIOR TO THE SHAREHOLDER VOTE ON THE AGREEMENT. A VOTE AGAINST THE MERGER WILL NOT CONSTITUTE A WRITTEN DEMAND. SHAREHOLDERS WHO RETURN AN EXECUTED BLANK PROXY WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE AGREEMENT AND TO HAVE WAIVED THEIR DISSENTERS' RIGHTS OF APPRAISAL. See "Terms of the Proposed Merger -- Dissenters' Rights."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         All shareholders should read carefully the discussion in "Terms of the Proposed Merger -- Material Federal Income Tax Consequences" and other sections of this Proxy Statement. Shareholders are urged to consult their own tax advisors as to the specific consequences to them of the Merger under applicable tax laws.


         The receipt of cash by a shareholder of the Company in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction to such shareholder for federal income tax purposes. In general, a shareholder who receives cash in the Merger in exchange for shares of Common Stock will recognize gain or loss equal to the difference, if any, between (a) the Merger Consideration and (b) the shareholder's tax basis in such shares of Common Stock.


NO SOLICITATION

         The Agreement contains provisions that may have the effect of discouraging competing offers to acquire or merge with the Company. The Agreement provides that the Company and CB&T will not permit any of their respective officers, directors, employees, agents or representatives to hold discussions with or provide any information to any person in connection with any proposal for the acquisition of all or any substantial portion of the business, assets, shares of Common Stock or other securities of the Company or CB&T, or any merger of the Company or CB&T with any person. The Company is obligated to promptly inform First Financial of its receipt of any such proposal and the substance of such proposal. See "Terms of the Proposed Merger -- No Solicitation."

TERMINATION OF THE AGREEMENT


         The Agreement may be terminated at any time before the Closing, whether before or after approval by the shareholders of the Company, in a number of circumstances, including the following (the term "Party" shall mean the Company and CB&T, on the one hand, and First Financial and Merger Corp, on the other hand, and the term "Parties" shall mean the Company, CB&T, First Financial and Merger Corp):

         o at the election of either Party if the Closing shall not have occurred on or before January 31, 2002;


         o by either Party if the shareholders of the Company do not approve the Agreement;

         o by the respective Boards of Directors of the Parties upon mutual agreement;

         o by the non-breaching Party if there is a breach of the Agreement by the other Party which could reasonably be expected to have a material adverse effect;

         o by either Party upon a determination that the Merger has become inadvisable as a result of a claim against the other Party relating to the Merger or a claim which is likely to have a material adverse effect;


         o by First Financial in the event the calculation of the merger consideration formula as set forth in the Agreement results in a per share price of less than $15.14, determined as of five business days prior to the Closing; or

         o by First Financial upon a determination that a material adverse change with respect to the Company has occurred or could be expected to occur.


         For additional information, see "Terms of the Proposed Merger -- Termination of the Agreement."

ACCOUNTING TREATMENT

         The Merger and the transactions contemplated thereby will be accounted for under the purchase method of accounting as required by Accounting Principles Board Opinion No. 16 Business Combinations. See "Terms of the Proposed Merger -- Accounting Treatment."

BUSINESS OF COMMUNITY FINANCIAL CORP.


         The Company is registered with the Federal Reserve as a bank holding company under the BHCA. The Company has one wholly owned bank subsidiary, CB&T, headquartered in Illinois. The Company's principal business is overseeing the business of its wholly owned bank subsidiary and investing its assets. At September 30, 2001, the Company had total assets of $188.4 million, total deposits of $144.0 million and shareholders' equity of $32.9 million.

         On February 28, 2001, the Company completed the sale of two of its banking subsidiaries: The Egyptian State Bank in Carrier Mills, Illinois ("Egyptian") and MidAmerica Bank of St. Clair County in O'Fallon, Illinois ("MidAmerica"). Egyptian was purchased by Midwest Community Bancshares, Inc. of Marion, Illinois for $4.2 million and MidAmerica was purchased by First National Bank of St. Louis for $3.7 million. On April 20, 2001, the Company completed the sale of American Bank of Illinois in Highland ("American") to First Mid-Illinois Bank & Trust, N.A. for $3.7 million.


         The Company's executive offices are located at 240 E. Chestnut Street, Olney, Illinois 62450-2295, and its main telephone number is (618) 395-8676.

         CB&T conducts its business through its main office in Olney, Illinois and its five branch offices in Olney, Lawrenceville, Fairfield, Newton and Charleston, Illinois. CB&T's primary market area consists of Richland, Jasper, Lawrence and Wayne Counties and the eastern two-thirds of Coles County, Illinois, and each of CB&T's offices is located in the county seat of those counties.

         For additional information, see "Community Financial Corp."

BUSINESS OF FIRST FINANCIAL CORPORATION


         First Financial became a multi-bank holding company in 1984. It serves as the holding company of Terre Haute First National Bank; The Morris Plan Company of Terre Haute, Inc.; First State Bank; First Citizens State Bank; First Farmers State Bank; First Parke State Bank; First Ridge Farm State Bank; First National Bank of Marshall; First Crawford State Bank; First Financial Reinsurance Company, Ltd.; and Forrest Sherer, Inc. At September 30, 2001, on a consolidated basis, First Financial reported total assets of $2.0 billion, total deposits of $1.3 billion and shareholders' equity of $219.5 million.


         First Financial, which is headquartered in Terre Haute, Indiana, offers a wide variety of financial services, including commercial and consumer lending, lease financing, trust account services and depositor services, through its subsidiaries. Terre Haute First National Bank is the largest bank in Vigo County, Indiana. It operates twelve full service banking branches within the county. It also has a main office in downtown Terre Haute and an operations center in southern Terre Haute.

         First Financial operates 37 branches in west-central Indiana and east-central Illinois. First Financial's primary source of revenue is derived from loans to customers, primarily middle-income individuals, and investment activities.

         The executive offices of First Financial are located at One First Financial Plaza, Terre Haute, Indiana 47807, and its main telephone number is (812) 238-6000.

         For additional information, see "First Financial Corporation."

BUSINESS OF MERGER CORP

         Merger Corp is an Indiana corporation and a wholly owned subsidiary of First Financial. Merger Corp has conducted no business operations and was formed solely to consummate the Merger.

         The executive offices of Merger Corp are located at One First Financial Plaza, Terre Haute, Indiana 47807, and its main telephone number is (812) 238-6000.

                    SELECTED CONSOLIDATED FINANCIAL DATA



         The following table presents selected consolidated financial information for the Company at the dates and for the periods indicated. The balance sheet data and income statement data as of and for the five years ended December 31, 2000 are taken from the audited consolidated financial statements of the Company. The balance sheet data and income statement data as of and for the nine months ended September 30, 2001 and 2000 are taken from the unaudited consolidated financial statements of the Company. This data includes all adjustments which are, in the opinion of management, necessary for a fair presentation and of a normal recurring nature. Results for the nine months ended September 30, 2001 do not necessarily indicate results for the entire year. You should read this financial data in conjunction with the consolidated financial statements of the Company, and the related notes, filed with the Securities and Exchange Commission.

         The following table also presents certain selected unaudited pro forma combined consolidated financial information for the Company giving effect to the sales of Egyptian and MidAmerica which occurred on February 28, 2001 and the sale of American which occurred on April 20, 2001. The balance sheet data gives effect to the sales of Egyptian, MidAmerica and American as if each occurred on December 31, 2000. The income statement data gives effect to the sales of Egyptian, MidAmerica and American as if each occurred on January 1, 2000. You should read this financial data in conjunction with the consolidated financial statements of the Company, and the related notes, filed with the Securities and Exchange Commission. The unaudited pro forma combined consolidated financial information may not be indicative of the results of operations that actually would have occurred if the sales of Egyptian, MidAmerica and American had occurred on the dates assumed above or the results of operations that may be achieved in the future.

                                                       FOR THE NINE MONTHS ENDED               AS OF OR FOR THE YEAR ENDED
                                                              SEPTEMBER 30,                            DECEMBER 31,
                                                   --------------------------------  -----------------------------------------------
                                                      2001(1)           2000                 2000                1999         1998
                                                      ----              ----                 ----                ----         ----
                                                                                      ACTUAL     PRO FORMA    (DOLLARS IN THOUSANDS)
                                                                                      ------     ---------
FINANCIAL CONDITION DATA (END OF PERIOD):
Assets ..................................          $188,356         $206,575         $277,697    $185,766      $309,919    $309,840
Loans receivable, net....................           109,877          119,198          171,542     113,316       179,467     157,207
Cash and cash equivalents................            41,405           16,876           20,443      17,949        15,655      22,902
Investments securities:
   Securities available for sale.........            22,080           31,703           57,073      35,394        43,771      52,102
   Securities held to maturity...........               859            1,209              909         909                    16,921
Mortgage-backed securities:
   Securities available for sale.........             7,959           30,062           10,909      10,612        34,341      42,797
   Securities held to maturity...........                --               --               --          --           338         442
Deposits.................................           143,950          149,946          232,785     142,236       225,170     223,933
Total shareholders' equity...............            32,880           32,443           34,890      33,181        33,826      35,266

OPERATING DATA:
Interest income..........................          $  9,588         $ 11,363         $ 21,855    $ 15,010      $ 21,689    $ 22,231
Interest expense.........................             5,399            6,734           12,536       8,941        12,296      12,815
Net interest income......................             4,189            4,629            9,319       6,069         9,393       9,416
Provision for loan losses................             1,845            2,174            3,438       2,706           707         441
Net interest income after provision for
   loan losses...........................             2,344            2,455            5,881       3,363         8,686       8,975
Other income.............................               922            1,234            1,966       1,312         2,289       1,681
Other expense............................             4,185            4,485            9,852       6,364         9,322       8,880
Income (loss) before income taxes........              (919)            (796)          (2,005)     (1,689)        1,653       1,758
Income tax provision (benefit)...........              (298)            (224)            (529)       (496)          523         521
Net income (loss)........................            (2,417)(2)         (538)(3)       (1,476)     (1,193)        1,130       1,237

PERFORMANCE RATIOS:
Return on average assets................              -1.40%(4,5)      -0.33%(4,5)      -0.49%      -0.57%(4)      0.36%       0.40%
Return on average equity................              -8.01(5)         -2.18(5)         -4.11       -3.49(6)       3.26        3.43
Interest rate spread....................               2.42(6)          2.46(6)          2.54        2.36(6)       2.88        2.79
Net yield on interest-earning assets....               3.15(6)          3.23(6)          3.25        3.23(6)       3.19        3.18
Ratio of average interest-earning
   assets to average interest-bearing
   liabilities..........................             117.71(4)        117.45(4)        116.26      120.08(4)     107.38      109.02

ASSET QUALITY RATIOS:
Nonperforming assets to total assets....               1.70%            0.72%            0.69%       0.82%         0.34%       0.53%
Nonperforming loans to total loans......               2.75             0.94             0.84        1.00          0.44        0.75
Allowance for loan losses to total
   loans................................               1.31             1.17             1.44        1.38          0.87        1.24
Allowance for loan losses to
   nonperforming loans..................              47.84           125.00           171.16      137.72        198.49      164.78
Provision for loan losses to total
   loans................................               1.66             1.80             1.98        2.36          0.39        0.28
Net charge-offs to average loans........               1.72             1.40             1.40        1.79          0.65        0.25

CAPITAL RATIOS:
Stockholders' equity to total assets....              17.46%           15.71%           12.56%      17.86%        10.91%      11.38%
Average stockholders' equity to average
   assets...............................              17.42(4)         15.19(4)         11.36       15.47(4)      11.09       11.54

PER SHARE DATA:
Basic earnings (loss) per share.........           $  (1.13)        $  (0.25)        $  (0.67)   $  (0.54)     $   0.53    $   0.57
Dividends per share.....................               0.00             0.00             0.00        0.00          0.25        0.25
Book value per share....................              15.31            15.28            16.25       15.45         15.28       15.73


                                               AS OF OR FOR THE YEAR ENDED
                                                       DECEMBER 31,
                                               ---------------------------
                                                    1997          1996
                                                    ----          ----
                                                  (DOLLARS IN THOUSANDS)

FINANCIAL CONDITION DATA (END OF PERIOD):
Assets ..................................         $304,265      $185,799
Loans receivable, net....................          162,318       122,307
Cash and cash equivalents................           26,724        12,618
Investments securities:
   Securities available for sale.........           57,283        13,990
   Securities held to maturity...........           18,318         3,362
Mortgage-backed securities:
   Securities available for sale.........           23,895        28,319
   Securities held to maturity...........              891            --
Deposits.................................          218,915       139,100
Total shareholders' equity...............           35,727        34,082

OPERATING DATA:
Interest income..........................         $ 17,008      $ 13,875
Interest expense.........................            8,670         6,728
Net interest income......................            8,338         7,147
Provision for loan losses................              236            10
Net interest income after provision for
   loan losses...........................            8,102         7,137
Other income.............................            1,129           777
Other expense............................            7,152         6,798
Income (loss) before income taxes........            2,077         1,116
Income tax provision (benefit)...........              675           343
Net income (loss)........................            1,402           773

PERFORMANCE RATIOS:
Return on average assets................              0.62%         0.42%
Return on average equity................              4.02          2.15
Interest rate spread....................              3.05          3.17
Net yield on interest-earning assets....              3.80          4.03
Ratio of average interest-earning
   assets to average interest-bearing
   liabilities..........................            119.04        122.58

ASSET QUALITY RATIOS:
Nonperforming assets to total assets....              0.81%         0.27%
Nonperforming loans to total loans......              1.29          0.36
Allowance for loan losses to total
   loans................................              1.18          1.23
Allowance for loan losses to
   nonperforming loans..................              0.91        339.29
Provision for loan losses to total
   loans................................              0.15          0.01
Net charge-offs to average loans........              0.19            --

CAPITAL RATIOS:
Stockholders' equity to total assets....             11.74%        18.34%
Average stockholders' equity to average
   assets...............................             15.33         19.19

PER SHARE DATA:
Basic earnings (loss) per share.........          $   0.62      $   0.33
Dividends per share.....................              0.25          0.25
Book value per share....................             15.13         14.28

---------------------------
(1) Includes the results of the sale of Egyptian and MidAmerica on February 28, 2001 and American on April 20, 2001.
(2) Adjusted to reflect loss on sale of affiliated banks of approximately $1,644,000 and operating losses of these banks which was approximately $152,000.
(3) Adjusted to reflect operating income of sold affiliated banks of approximately $34,000.
(4) Average assets include the sales proceeds as being received at the start of the reporting period.
(5)  Return data has been annualized.
(6) Yields on proceeds received from sale have been calculated as if the proceeds were available at the start of the reporting period applying the federal funds rate.

                             MEETING INFORMATION

DATE, TIME AND PLACE


         The Special Meeting will be held on Wednesday, December 19, 2001 at 2:00 p.m., local time, at 501 East Main Street, Olney, Illinois.


VOTING RIGHTS


         The securities entitled to vote at the Special Meeting consist of the Common Stock. Shareholders of record as of the close of business on the Record Date are entitled to one vote for each share of Common Stock then held. As of the Record Date, the Company had 2,147,470 shares of Common Stock issued and outstanding. At that date, such shares were held of record by approximately 481 shareholders.

         The presence, either in person or by proxy, of a majority of the outstanding Common Stock is required for a quorum. For purposes of determining whether a quorum is present at the meeting, shares of Common Stock for which the Company has received properly executed proxies, including proxies which direct that the shares be voted to abstain, will be treated as present and entitled to vote. Broker non-votes, which occur when a nominee holding shares for a beneficial owner does not vote because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, will not be treated as present for purposes of determining whether a quorum exists. UNDER ILLINOIS LAW, APPROVAL OF THE AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS
OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK. Thus, abstentions and broker non-votes will have the same effect as votes against approval of the Agreement.


         SHARES OF THE COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE PROXIES OR, IF NO INSTRUCTIONS ARE INDICATED, WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT. The proxy confers discretionary authority on the persons named therein to vote with respect to matters incident to the conduct of the Special Meeting. If any other business is presented at the Special Meeting or any adjournment or postponement thereof, properly executed proxies will be voted by those named therein in accordance with their best judgment. In the event there are insufficient votes represented, in person or by proxy, at the Special Meeting to approve the Agreement, the persons named as proxies may vote for one or more adjournments of the Special Meeting to permit solicitation of additional proxies; provided, however, that no proxy which is voted against the Agreement will be voted in favor of such adjournment.

         Shareholders who execute proxies will retain the right to revoke their proxies at any time before the Special Meeting. A shareholder may revoke a proxy by filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, the Secretary of the Company at the Company's main office address at any time before the Special Meeting. Shareholders also may revoke proxies by delivering a duly executed proxy bearing a later date to an Inspector of Election at the Special Meeting or by attending the Special Meeting and casting a contrary vote. The presence of a shareholder at the Special Meeting alone will not automatically revoke the shareholder's proxy.

SOLICITATION OF PROXIES

         The Company will bear the cost of the solicitation of proxies. Proxies will be solicited by mail. In addition to solicitations by mail, proxies also may be solicited by officers and regular employees of the Company and CB&T personally or by telephone, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

                        TERMS OF THE PROPOSED MERGER


         THE FOLLOWING IS A DESCRIPTION OF THE MATERIAL TERMS OF THE AGREEMENT. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENT OF AFFILIATION AND MERGER, AMENDMENT NO. 1 TO AGREEMENT OF AFFILIATION AND MERGER AND AMENDMENT NO. 2 TO AGREEMENT OF AFFILIATION AND MERGER WHICH ARE ATTACHED HERETO AS ANNEX A,
                                                                    -------
ANNEX B AND ANNEX C, RESPECTIVELY.
-------     -------


GENERAL


         On March 30, 2001, the Company, First Financial and Merger Corp entered into the Agreement of Affiliation and Merger. On June 26, 2001, the Company, First Financial and Merger Corp entered into Amendment No. 1 to Agreement of Affiliation and Merger for purposes of restructuring the transaction to provide certain tax benefits to the shareholders of the Company. As of November 20, 2001, the Company, First Financial and Merger Corp. entered into Amendment No. 2 to Agreement of Affiliation and Merger for purposes of amending and clarifying certain portions of the Agreement. Pursuant to the Agreement, subject to the satisfaction or waiver of certain conditions precedent, including receipt of all required regulatory approvals, the approval by the shareholders and the satisfaction or waiver of a number of other conditions, each outstanding share of the Company's Common Stock (other than Dissenting Shares) will be converted into the right to receive a cash payment of not less than $15.14 per share, subject to possible upward adjustment based upon a formula contained in the Agreement. There can be no assurance that the Merger Consideration will be increased based on this formula. Furthermore, if the formula results in a per share price of less than $15.14, determined as of five business days prior to the Closing, then First Financial may terminate the Agreement. In addition, each outstanding Option with an exercise price less than the Merger Consideration as of the Effective Time will be cancelled and the holders of the Options will receive, for each Option, the difference between the Merger Consideration and the exercise price of the Option, multiplied by the number of shares covered by such Option. Outstanding options of the Company which have an exercise price greater than the Merger Consideration will be terminated or will have expired on or prior to the Effective Time.
See "-- Description of the Merger."

         The aggregate purchase price to be paid by First Financial in the Merger, which includes the expected $32.5 million to be paid to the shareholders of the Company, is approximately $33.1 million. First Financial has represented that it will have the financial capability at the Effective Time of the Merger to pay for the shares of Common Stock and the Options pursuant to the Agreement.


         APPROVAL OF THE AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF ALL VOTES ENTITLED TO BE CAST BY THE HOLDERS OF THE COMMON STOCK.

BACKGROUND OF THE MERGER


         In October 1999, the Company contracted with PBS to evaluate strategic alternatives to enhance shareholder value. As a result, PBS and the Company's management prepared a detailed Strategic Plan to maximize the value of the Company. As a result of the Company losing a contested vote for the election of directors and the determination that the current objectives of the Strategic Plan were no longer attainable, in May 2000, the Company engaged Investment Bank Services, Inc. ("IBS"), a wholly owned subsidiary of PBS, to explore the possible sale of the Company. In May and June of 2000, IBS contacted a total of thirty financial institutions, as well as certain individuals, which IBS believed might have an interest in acquiring the Company. Thirteen financial institutions, including First Financial, and two individuals were sent a Confidential Financial Information Package concerning the Company and were requested to submit preliminary indications of interest regarding a potential combination with the Company by late June of 2000. Two indications of interest regarding a potential acquisition of the entire Company were submitted to IBS. One preliminary indication of interest, from an individual, was for a price which IBS and the Board of Directors of the Company determined was in the best interests of the Company and its shareholders to continue to pursue. This individual was invited to do due

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

diligence by the Company in July of 2000. Upon the completion of a short due diligence, this indication of interest was withdrawn.


         Several of the institutions contacted by IBS expressed informal interest in pursuing an acquisition of one or more of the Company's subsidiaries but not the entire company. First Financial and one other financial institution submitted indications of interest regarding the acquisition of the Company's subsidiary, CB&T. Of these two indications of interest received, First Financial's was the highest and First Financial was also the only institution which indicated a willingness to pursue an acquisition of the shares of the entire Company conditioned upon the sale of the Company's three smaller subsidiary banks. Due to this and other strategic considerations, the Company's Board of Directors and IBS determined it was in the best interest of the Company and its shareholders to pursue the sale of the Company's other subsidiary banks. Seventeen preliminary indications of interest regarding the acquisition of one or more of the Company's smaller subsidiaries were solicited from interested financial institutions contacted by IBS. On February 28, 2001, the Company completed the sale of two subsidiary banks: Egyptian and Mid-America. In addition, on April 20, 2001, the Company completed the sale of American.

         From May 2000 through March 2001, the Company and First Financial had several discussions concerning the possible purchase price for the Company's Common Stock. It was ultimately agreed that First Financial would acquire the Common Stock for a purchase price based upon the formula contained in the Agreement.


         At a regular meeting of the Board of Directors on March 26, 2001, an oral fairness opinion of PBS with respect to the consideration to be received by the Company's shareholders was delivered to the Board of Directors. In its opinion, PBS concluded that the consideration to be received by the Company's shareholders was fair and equitable from a financial perspective. A written opinion has been delivered as of the date of this Proxy Statement. A copy of the written fairness opinion, which includes a summary of the assumptions made and information analyzed in deriving the fairness opinion, is attached hereto as Annex D.
                                                     -------

         On March 30, 2001, the Company and First Financial executed the Agreement of Affiliation and Merger which was subsequently amended by Amendment No. 1 to Agreement of Affiliation and Merger, dated as of June 26, 2001, and Amendment No. 2 to Agreement of Affiliation and Merger, dated as of November 20, 2001.


DESCRIPTION OF THE MERGER

         Subject to the terms of the Agreement, First Financial will acquire the Company through the Merger in accordance with the Agreement and applicable provisions of Illinois law. Merger Corp shall merge with and into the Company, with the Company as the surviving corporation. As a result of the Merger, the Company will be a wholly owned subsidiary of First Financial. CB&T will remain a wholly owned subsidiary of the Company. The Merger will become effective and the separate corporate existence of Merger Corp shall cease at the Effective Time. Each share of Common Stock outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall, by virtue of the Merger and without any further action by the holder thereof, be cancelled and converted into and represent the right to receive the Merger Consideration.


         The Merger Consideration will be not less than $15.14 per share and may increase based upon the following formula set forth in the Agreement:
(a) the Aggregate Purchase Price (defined in the Agreement as (i) $19,500,000 (subject to adjustment to reflect any recovery on certain loans of CB&T), plus (ii) the proceeds from the sale of American, MidAmerica and Egyptian, plus (iii) the amount of cash held by the Company, plus (iv) proceeds which are receivable from certain requested income tax refunds, plus (v) the principal balance of certain loans, plus (vi) the fair market value of securities held by the Company, minus (vii) any liabilities of the Company), minus (b) the aggregate amount to be paid to holders of Options, minus (c) the aggregate amount to be paid to the Company's ESOP, divided by
(d) 2,147,470, which is the number of shares of Common Stock which will be outstanding at the Effective Time (the "Formula"). THE MINIMUM MERGER CONSIDERATION OF $15.14 PER SHARE REPRESENTS THE MINIMUM CASH PER SHARE OF COMMON STOCK TO BE RECEIVED IN THE MERGER. THE ACTUAL AMOUNT OF CASH PAYABLE PER SHARE OF THE COMPANY'S COMMON STOCK MAY BE MORE THAN THIS MINIMUM AMOUNT. THE ACTUAL AMOUNT PAYABLE PER SHARE OF THE COMPANY'S COMMON STOCK WILL BE BASED SOLELY ON THE ABOVE-MENTIONED FORMULA DETERMINED AS OF FIVE BUSINESS DAYS PRIOR TO THE CLOSING DATE.

         IN THE EVENT THAT THE FORMULA RESULTS IN A PER SHARE PRICE OF LESS THAN $15.14, DETERMINED AS OF FIVE BUSINESS DAYS PRIOR TO THE CLOSING,
FIRST FINANCIAL MAY TERMINATE THE AGREEMENT AND THE MERGER WILL NOT BE CONSUMMATED. IF THE FORMULA RESULTS IN A PER SHARE PRICE OF LESS THAN $15.14 AND FIRST FINANCIAL DOES NOT ELECT TO TERMINATE THE AGREEMENT, THE MERGER CONSIDERATION PAYABLE TO SHAREHOLDERS OF COMMUNITY WILL BE $15.14 PER SHARE OF COMMON STOCK.


         In addition, at the Effective Time, each Option will be cancelled, and each holder thereof will receive, for each Option, the difference between the Merger Consideration and the exercise price of such Option. At the Effective Time, there will be 154,340 Options outstanding. The Company has agreed, as a condition to the closing of the Merger, that all outstanding options of the Company which have an exercise price greater than the Merger Consideration will be terminated or will have expired on or prior to the Effective Time.

         In addition, upon consummation of the Merger, a portion of the total purchase price for the acquisition of the Company will be placed in the ESOP. The amount to be placed in the ESOP will be (a)(i) an amount equal to 64,059 (which is the number of shares of Common Stock which would have been outstanding and held by the ESOP if the ESOP had not been terminated in December 2000), multiplied by (ii) the Merger Consideration less $10.3437 (which is the total amount of debt retired by the ESOP of $662,605.48 divided by 64,059), plus (b) 64,059, multiplied by (i) the amount of taxes relating to the ESOP required to be paid by the Company, divided by (ii) 2,365,869 (which is the total of outstanding shares of Common Stock plus 154,340 shares subject to Options plus 64,059 shares which would have been held by the ESOP). Pursuant to the Agreement, on or prior to the Effective Time, the Company is required to pay all fees and taxes relating to the termination of the ESOP in December 2000.

VOTE REQUIRED


         Under Illinois law, approval of the Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of the Company. As of the Record Date, the Company had 2,147,470 shares of Common Stock issued and outstanding. At that date, such shares were held of record by approximately 481 shareholders.


RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT. In determining that the Merger is in the best interest of the Company's shareholders, the Board of Directors, in consultation with its legal and financial advisors, considered numerous factors, including, but not limited to, the following:

         o THE VALUE BEING OFFERED TO THE COMPANY'S SHAREHOLDERS BY FIRST FINANCIAL IN RELATION TO THE MARKET VALUE, BOOK VALUE AND EARNINGS PER SHARE OF THE COMMON STOCK DURING A PERIOD PRIOR TO ANNOUNCEMENT OF THE MERGER. The Board of Directors believes that the Merger Consideration to be received by shareholders will provide the Company's shareholders with an immediate premium for their shares.

         o THE FUTURE BUSINESS PROSPECTS FOR THE COMPANY. Based on the competitive environment for financial institutions generally and for bank holding companies whose principal origin was a savings and loan association, the Board of Directors believes that the future business prospects for the Company as an independent bank holding company are unfavorable.

         o THE FINANCIAL TERMS OF OTHER RECENT COMPARABLE BUSINESS COMBINATIONS. The Board of Directors believes that the financial terms of the Merger, adjusted for performance levels of the Company, are comparable to the financial terms of other recent business combinations in the financial services industry for comparably situated institutions.

         o THE SOLICITATION AND NEGOTIATION PROCESS PRECEDING THE AGREEMENT. The terms of the Merger reflect extensive arms'-length negotiations between the parties after a thorough canvass of the market. The Board of Directors believes that the financial institutions most likely to bid on the Company were identified and given an opportunity to express their interest in an affiliation.

         o THE VALUE OF THE MERGER CONSIDERATION IN RELATION TO ANTICIPATED RETURNS TO SHAREHOLDERS THROUGH CONTINUED OPERATION AS AN INDEPENDENT ENTITY.


         o THE OPINION OF THE COMPANY'S FINANCIAL ADVISOR THAT THE CONSIDERATION TO BE RECEIVED BY THE COMPANY'S SHAREHOLDERS IS FAIR AND EQUITABLE TO SUCH SHAREHOLDERS FROM A FINANCIAL PERSPECTIVE. In determining whether to enter into the Agreement, the Board of Directors received an oral opinion prior to its vote from its financial advisor that the Merger Consideration was fair and equitable to shareholders from a financial perspective. A written opinion has been delivered as of the date of this Proxy Statement. A copy of the written fairness opinion is attached hereto as Annex D.
                                     -------


         In its deliberations, the Board of Directors discussed a variety of other matters related to the Merger but believes that the foregoing factors represent the material factors considered in the Board's collective determination that the Merger is in the best interest of the Company's shareholders. The Board of Directors did not quantify or otherwise attempt to assign relative weights to the factors considered in making its determination and does not believe that any single factor discussed above was given greater weight than any other factor. Having considered all of the foregoing, however, the Board of Directors determined that the Merger is in the best interest of shareholders and unanimously recommends that shareholders vote for the proposal to approve the Agreement.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT.

OPINION OF FINANCIAL ADVISOR

         PBS was engaged by the Company to advise the Company's Board of Directors as to the fairness of the consideration, from a financial perspective, to be paid by First Financial to the Company's shareholders as set forth in the Agreement.

         PBS is a bank consulting firm with offices in Louisville, Nashville, Orlando, and Washington, D.C. As part of its investment banking business, PBS is regularly engaged in reviewing the fairness of financial institution acquisition transactions from a financial perspective and in the valuation of financial institutions and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other transactions. Neither PBS nor any of its affiliates has a material financial interest in the Company or First Financial. PBS was selected to advise the Company's Board of Directors based upon its familiarity with Illinois financial institutions and knowledge of the banking industry as a whole.

         PBS performed certain analyses described herein and presented the range of values for the Company resulting from such analyses to the Board of Directors of the Company in connection with its advice as to the fairness of the consideration to be paid by First Financial.


         An oral fairness opinion of PBS was delivered to the Board of Directors of the Company on March 26, 2001 at a regular meeting of the Board of Directors. In addition, a written fairness opinion has been delivered as of the date of this Proxy Statement. A copy of the fairness opinion, which includes a summary of the assumptions made and information analyzed in deriving the fairness opinion, is attached as Annex D to this Proxy
                                              -------
Statement and should be read in its entirety.


         In arriving at its fairness opinion, PBS reviewed certain publicly available business and financial information relating to the Company and First Financial. PBS considered certain financial data of the Company and First Financial, compared that data with similar data for certain other publicly traded banks, thrifts and bank holding companies and considered the financial terms of certain other comparable financial institution transactions in the States of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin (the "Midwest Region") that have recently been effected. PBS also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review, PBS did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared by PBS were based on assumptions believed by PBS to be reasonable and to reflect currently available information. PBS did not make an independent evaluation or appraisal of the assets of the Company or First Financial.

         As part of preparing this fairness opinion, PBS took into consideration the results of contacts made with other financial institutions and individuals by IBS, a wholly owned subsidiary of PBS, which was engaged by the Company in May of 2000 to explore the possible sale of the Company. In May and June of 2000, IBS contacted a total of thirty financial institutions, as well as certain individuals, which IBS believed might have an interest in acquiring the Company. Thirteen financial institutions and two individuals were sent a Confidential Financial Information Package concerning the Company and were requested to submit preliminary indications of interest regarding a potential combination with the Company by late June of 2000. Two indications of interest regarding a potential acquisition of the entire Company were submitted to IBS. One preliminary indication of interest, from an individual, was for a price which IBS and the Board of Directors of the Company determined was in the best interests of the Company and its shareholders to continue to pursue. This individual was invited to do due diligence by the Company in July of 2000. Upon the completion of a short due diligence, this indication was withdrawn.

         Several of the institutions contacted by IBS expressed informal interest in pursuing an acquisition of one or more of the Company's subsidiaries but not the entire Company. First Financial and one other financial institution submitted indications of interest regarding the acquisition of CB&T. Of these two indications received, First Financial's was the highest and First Financial was also the only institution which indicated a willingness to pursue an acquisition of the shares of the entire Company conditioned upon the sale of the Company's three smaller subsidiary banks. At this time, the Company's Board of Directors and IBS determined it was in the best interest of the Company and its shareholders to pursue the sale of the Company's other subsidiary banks. Seventeen preliminary indications of interest regarding the acquisition of one or more of the Company's smaller subsidiaries were solicited from interested financial institutions contacted by IBS. On February 28, 2001, the Company completed the sale of two subsidiary banks: Egyptian and Mid-America. In addition, on April 20, 2001, the Company completed the sale of American.


         For purposes of this fairness opinion, PBS performed a review and analysis of the historic performance of the Company and CB&T, including: (i) December 31, 1998, March 31, 1999, June 30, 1999, September 30, 1999,
December 31, 1999, March 31, 2000, June 30, 2000, September 30, 2000,
December 31, 2000, March 31,

2001, June 30, 2001 and September 30, 2001 Forms 10-Q and 10-K filed with the Securities and Exchange Commission by the Company; (ii) December 31, 1999 and 2000 Uniform Bank Performance Report of the Company and CB&T; (iii) December 31, 1998, March 31, 1999, June 30, 1999, September 30, 1999,
December 31, 1999, March 31, 2000, June 30, 2000, September 30, 2000,
December 31, 2000, March 31, 2001, June 30, 2001 and September 30 , 2001
Consolidated Reports of Condition and Income filed by CB&T; (iv) quarter end and year end classified and problem loan listings; and (v) quarter end and year end loan loss reserve analysis. PBS has reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of the opinion. In the review of the aforementioned information, PBS took into account its assessment of general market and financial conditions, its experience in other transactions and its knowledge of the banking industry generally.


         In connection with rendering the fairness opinion and preparing its written and oral presentation to the Company's Board of Directors, PBS performed a variety of financial analyses, including those summarized herein. The summary does not purport to be a complete description of the analyses performed by PBS in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, PBS believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, PBS made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the Company's or First Financial's control. The analyses performed by PBS are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.

         Acquisition Comparison Analysis: In performing this analysis, PBS
         -------------------------------
reviewed all bank and thrift acquisition transactions in the Midwest Region since 1995 where the consideration paid was cash. There were 316 financial institution cash acquisition transactions in the Midwest Region announced since 1995 for which detailed financial information was available. The purpose of the analysis was to obtain an evaluation range based on these Midwest Region cash acquisition transactions. Median multiples of earnings and book value implied by the comparable transactions were utilized in obtaining a range for the acquisition value of the Company. In addition to reviewing recent Midwest Region financial institution transactions, PBS performed separate comparable analyses for acquisitions of institutions which, like the Company, had an equity-to-asset ratio between 11.00% and 12.00%; had a return on average equity ("ROAE") below 6.00%; had total assets between $100.0 million - $200.0 million; were headquartered in the State of Illinois; and were cash transactions which were effected in the Midwest Region that have been announced since January 1, 2000.

         The median values for the 316 Midwest Region cash acquisitions expressed as multiples of both book value and earnings were 1.60X and 16.89X, respectively. The median multiples of book value and earnings for cash acquisitions of Midwest Region institutions which, like the Company, had an equity-to-asset ratio between 11.00% and 12.00% were 1.49X and 15.52X, respectively. For Midwest Region cash acquisitions of institutions with a ROAE below 6.00%, the median multiples of book value and earnings were 1.33X and 30.43X, respectively. For cash acquisitions of Midwest Region institutions with assets between $100.0 million - $200.0 million, the median multiples were 1.57X and 14.78X, respectively. The median multiples of book value and earnings for cash acquisitions of Midwest Region institutions headquartered in the state of Illinois were 1.54X and 17.03X, respectively. The median multiples of book value and earnings for cash acquisitions of Midwest Region institutions since January 1, 2000 were 1.47X and 17.36X, respectively.

         In the proposed acquisition, Company shareholders will receive cash equal to $19.5 million for CB&T as well as additional cash consideration equal to the net value of all other assets held by the Company, on a parent company only basis, at the Effective Time. Based on this formula, total cash consideration is expected to equal at least $33.1 million for all of the Company's common shares and Options outstanding, or approximately $15.14 per common share subject to upward adjustment as further defined in the Agreement. The $15.14 per Company common share represents a multiple of the Company's June 30, 2001 adjusted book value and a multiple of the Company's 2001 adjusted earnings of 1.02X and 32.50X, respectively.

         Utilizing the valuation multiples of the proposed transaction, PBS calculated the proposed transaction's percentile rankings with respect to the above Midwest Region comparable transactions group. Compared to all Midwest Region institution transactions where the consideration paid was cash, the proposed acquisition value ranks in the 2nd percentile as a multiple of book value and in the 89th percentile as a multiple of earnings. Compared to Midwest Region cash transactions where the acquired institution had an equity-to-asset ratio between 11.00% and 12.00%, the acquisition value ranks in the 0th percentile as a multiple of book value and in the 100th percentile as a multiple of earnings. For Midwest Region cash transactions where the acquired institution had a ROAE below 6.00%, the acquisition value ranks in the 7th percentile as a multiple of book value and in the 59th percentile as a multiple of earnings. For Midwest Region cash acquisitions where the acquired institution had between $100.0 million
- $200.0 million in assets, the acquisition value ranks in the 3rd percentile as a multiple of book value and in the 100th percentile as a multiple of earnings. For Midwest Region cash transactions where the seller was headquartered in the state of Illinois, the acquisition value ranks in the 6th percentile as a multiple of book value and in the 91st percentile as a multiple of earnings. For Midwest Region cash transactions effected since January 1, 2000, the acquisition value ranks in the 6th percentile as a multiple of book value and in the 90th percentile as a multiple of earnings.

         Adjusted Net Asset Value Analysis: PBS reviewed the Company's
         ---------------------------------
balance sheet data to determine the amount of material adjustments required to the stockholders' equity of the Company based on differences between the market value of the Company's assets and their value reflected on the Company's financial statements. A review of CB&T's financial statements indicates no goodwill. In addition, due to the consummation of the sale of the Company's three small subsidiaries, the Company no longer has goodwill on its financial statements. PBS determined that three adjustments were warranted. Equity was decreased by $1.99 million to reflect the after tax impact of loans on non-accrual, less total loan loss reserves, which are expected to result in material losses. Equity was increased by $10,000 to reflect the after tax depreciation in CB&T's held to maturity securities portfolio. PBS also reflected a value of the non-interest bearing demand deposits of approximately $1,627,000. The aggregate adjusted net asset value of the Company was determined to be $34,933,000 or $14.77 per adjusted Company common share.


         Discounted Earnings Analysis: A dividend discount analysis was
         ----------------------------
performed by PBS pursuant to which a range of values of the Company was determined by adding (i) the present value of estimated future dividend streams that the Company could generate over a five-year period and (ii) the present value of the "terminal value" of the Company's earnings at the end of the fifth year. The "terminal value" of the Company's earnings at the end of the five-year period was determined by applying a multiple of 17.36 times the projected terminal year's ending net income. The 17.36 multiple represents the median price paid as a multiple of earnings for all Midwest financial institution cash transactions since January 1, 2000.


         Dividend streams and terminal values were discounted to present values using a discount rate of 13%. This rate reflects assumptions regarding the required rate of return of holders or buyers of financial institution common stock. The aggregate value of the Company, determined by adding the present value of the total cash flows, was $23,092,000 or $9.76 per adjusted common share. In addition, using the five-year projection as a base, a twenty-year projection was prepared assuming an annual asset growth rate of 4.0%, and assuming return on assets increase to 1.00%, by year 6. Dividends were assumed to equal 40% of income in years 1 through 5 and then increase to 90.0% of net income per year for the remainder of the analysis. This long-term projection resulted in an aggregate value of $17,987,000 or $7.60 per adjusted Company common share.

         Specific Acquisition Analysis: PBS valued the Company based on an
         -----------------------------
acquisition analysis assuming a "break-even" earnings scenario to an acquiror as to price, current interest rates and amortization of the core deposit intangible. Based on this analysis, an acquiring institution would pay in aggregate $26,083,000, or $11.02 per adjusted share, assuming they were willing to accept no impact to their net income in the initial year. This analysis was based on a funding cost of 6.50% adjusted for taxes, amortization of the core deposit intangible over 10 years and adjusted 2001 earnings of $1,102,000. The analysis was repeated assuming a potential acquiror would attain non-interest expense reductions of 10% in the transaction. Based on this analysis, an acquiring institution would pay in aggregate $33,775,000 or $14.28 per adjusted Company common share.

         Due to the sensitivity to earnings dilution of most active acquirors, PBS weighted the overall earnings derived methods more heavily in its analysis in determining the fairness of the proposed transaction, from a financial perspective. PBS also weighted the liquidation value more heavily in its opinion due to the likelihood of a liquidation of the Company or an extremely lengthy and costly turnaround process in the event the Agreement was not executed. The average aggregate and adjusted per share values of the Company excluding the Market Comparison Method derived Book Value Methods equal to $23.9 million and $10.11, respectively. The median aggregate and adjusted per share values of the Company excluding the Market Comparison Method derived Book Value Methods equal to $21.1 million and $8.93, respectively. In addition, PBS also took into consideration the following factors in its determination of the fairness of the proposed transaction from a financial perspective:


         o The Company and CB&T had stated losses of $1,476,000 and $531,000, respectively, for the year ending December 31, 2000.

         o The Company's asset quality is suspect and the Company has continued to raise regulatory concerns.


         o The per share consideration to be received by Company shareholders represents a premium of 29% over the Company's March 29, 2001 closing market price of $11.75, as quoted on NASDAQ.


         o On a status quo stand-alone basis the Company's and CB&T's performance has continued to deteriorate since year-end 1997.

         The fairness opinion is directed only to the question of whether the consideration to be received by the Company's shareholders under the Agreement is fair and equitable from a financial perspective and does not constitute a recommendation to any Company shareholder to vote in favor of the affiliation. No limitations were imposed on PBS regarding the scope of its investigation or otherwise by the Company.

         Based on the results of the various analyses described above, PBS concluded that the consideration to be received by the Company's shareholders under the Agreement is fair and equitable from a financial perspective to the shareholders of CB&T.

         PBS and IBS will receive total fees equal to approximately $320,000 for all services performed in connection with the sale of the Company and the rendering of the fairness opinion. In addition, the Company has agreed to indemnify PBS and IBS and its directors, officers and employees from liability in connection with the transaction, and to hold PBS and IBS harmless from any losses, actions, claims, damages, expenses or liabilities related to any of PBS' or IBS' acts or decisions made in good faith and in the best interest of the Company.

ESOP TRUSTEE

         The Agreement requires the Company to appoint an independent special trustee for the ESOP to act as a fiduciary on behalf of the participants in the ESOP. Among other things, the Agreement provides that the independent special trustee shall implement a procedure for soliciting instructions from participants in the ESOP with respect to how to vote the shares of Common Stock allocated to their ESOP accounts.

         On June 21, 2001, the Company entered into a Trustee Agreement with First Bankers, whereby First Bankers became the independent special trustee of the ESOP. For its services to the ESOP in connection with this transaction, First Bankers will receive a fee of $35,000 plus additional service fees for solicitation of voting instructions from participants in the ESOP, and will be reimbursed for its reasonable out-of-pocket expenses, including the fees of its legal counsel. The fees and expenses of First Bankers are payable by the Company and are not contingent upon the closing of the Merger.

ESOP FAIRNESS OPINION

         First Bankers retained Lakeshore to render an opinion as to whether the purchase price to be paid for the shares of the Common Stock owned by the ESOP is at least equal to fair market value as of the close of the transaction and whether the terms and conditions of the Merger are fair to the ESOP and the ESOP participants from a financial point of view.


         In arriving at its fairness opinion, Lakeshore will review, among other things, (i) the Agreement, (ii) certain of the Company's public reports filed with the Securities and Exchange Commission, (iii) the Company's and CB&T's financial statements and (iv) certain other financial and operating information with respect to the Company and CB&T. In addition, Lakeshore will have discussions with the management of the Company and undertake such other studies, analyses and investigations as it deems appropriate.


         For its services related to this transaction, the Company has agreed to pay Lakeshore a fee in the amount of $15,000 and will reimburse Lakeshore for its reasonable out-of-pocket expenses. The fee payable to Lakeshore is not contingent upon the consummation of the Merger.


         Lakeshore will deliver its opinion to First Bankers on or prior to the Closing Date. A draft of the fairness opinion, which includes a summary of the assumptions that will be made and the information that will be analyzed in deriving the fairness opinion, is attached as Annex E to this
                                                          -------
Proxy Statement.


         The opinions of Lakeshore are for the sole benefit of the special trustee of the ESOP and should not be relied upon by the other shareholders of the Company in determining whether the purchase price to be paid for their shares of the Common Stock is at least equal to the fair market value of their shares as of the close of the transaction, whether the terms and conditions of the Merger are fair to them from a financial point of view or whether or not they should vote for the proposal to approve the Agreement.

CONDITIONS TO THE MERGER

         The obligations of the Company, First Financial and Merger Corp to consummate the Merger are subject to the satisfaction of a number of conditions, upon terms and conditions satisfactory to First Financial, on or before Closing, including the following:

         o        the Company's shareholders shall have approved the Agreement;

         o the parties shall have received all requisite regulatory approvals, consents, orders and clearances required by law for the Merger, including approval of the Merger by the Federal Reserve on terms and conditions satisfactory to First Financial, and First Financial shall have agreed to certain conditions requested by the Federal Reserve in connection with the Merger and its impact on First Financial's status as a financial holding company under the BHCA;


         o the representations and warranties of each Party as set forth in the Agreement shall be true, accurate and complete and each Party shall have in all material respects fulfilled or complied with each of its covenants under the Agreement; and

         o each party shall have received each of the closing documents required to be received from the other Party pursuant to the Agreement.

         The obligations of First Financial also are contingent upon the following:

         o except for the Options, the termination or expiration of all options, warrants, commitments, calls, puts, agreements, understandings, arrangements or other rights relating to the Common Stock shall have expired or been terminated;

         o receipt by the trustee of the Company's ESOP of a fairness opinion from an independent financial advisor dated not later than the mailing date of the mailing of this proxy and updated as of the Effective Time;

         o First Financial shall have agreed to the amount of the Company's potential tax liabilities in connection with the Company's receipt of (a) proceeds from the sale of American, MidAmerica and Egyptian and (b) proceeds from certain income tax refunds;

         o First Financial shall have received waivers from each of the Company's and CB&T's directors of each director's right to seek reimbursement for any indemnification claims; and

         o First Financial shall be satisfied with the terms and conditions of all requisite regulatory approvals, consents, orders and clearances required for the Merger.

         Pursuant to the Agreement, any Party to the Agreement may in writing waive the obligations to it of any other Party to the Agreement. Additionally, the Agreement may be amended in writing by all the parties to the Agreement. See "--Waiver and Agreement."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of the Boards of Directors and management of the Company and CB&T may be deemed to have certain interests in the Merger in addition to their interests as shareholders of the Company generally. The Board of Directors of the Company was aware of these interests and considered them, among other matters, in unanimously approving the Agreement and the transactions contemplated thereby.

         CHANGE IN CONTROL PAYMENT. Wayne H. Benson is party to an employment agreement with CB&T and the Company that provides for a severance payment upon the termination of his employment following a change in control of CB&T or the Company. Such payment will equal the difference between (i)
2.99 times Mr. Benson's "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code and (ii) the sum of any other parachute payments, as defined in Section 280G(b)(2) of the Internal Revenue Code, that he received on account of the change in control. It is currently anticipated that Mr. Benson will be entitled to a severance payment under his current employment agreement in the amount of $468,638.04.


         STOCK OPTIONS. Pursuant to the Agreement, at the Effective Time, each holder of an Option will receive, in consideration for his or her agreement to surrender such Option, the Option Consideration. The following directors and executive officers of the Company are expected to receive the following amounts in exchange for the cancellation of their Options outstanding as of the Record Date:

                                                                                  NUMBER OF SHARES       NET REALIZABLE
                                                                                     UNDERLYING          VALUE OF ISSUED
       NAME                         POSITION                                           OPTIONS               OPTIONS
       ----                         --------                                      ----------------       ---------------

       Wayne H. Benson              President and Chief Executive Officer              38,617              $77,903.72
       Douglas W. Tompson           Chief Financial Officer                            26,450              $53,358.71
       Brad A. Jones                Director                                            9,919              $20,010.02
       Michael F. Bauman            Director                                            9,919              $20,010.02
       Roger A. Charleston          Director                                            9,919              $20,010.02

         EMPLOYEE STOCK OWNERSHIP PLAN. Upon consummation of the Merger, a portion of the total purchase price for the acquisition of the Company will be placed in the ESOP. Thereafter, the assets of the ESOP will be distributed to participants in the ESOP in accordance with the terms of the plan. Wayne H. Benson and Douglas W. Tompson are expected to receive ESOP distributions of approximately $192,913 and $202,022, respectively, in exchange for their interests in the ESOP.


         SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENTS. Following the Merger, First Financial will be liable for the obligations of the Company and CB&T under certain Supplemental Executive Retirement Agreements ("SERAs") between CB&T and each of Douglas W. Tompson, Wayne H. Benson and Shirley B. Kessler (collectively, the "Executives"). Pursuant to the terms of the SERAs, each year CB&T credits an account for each Executive with the amount, if any, by which (a) the sum of any annual additions allocated to the Executive's account under the ESOP and any other tax-qualified, defined contribution plan maintained by CB&T or the Company exceeds (b) the limit imposed on annual additions by Internal Revenue Code Section 415 and any regulations thereunder. In addition, if the limitation imposed by Section 415 of the Internal Revenue Code reduces the benefit that the Executive accrues under any defined benefit pension plan maintained by CB&T, CB&T, as soon as practicable after the close of the plan year in which said reduction occurs, contributes to the Executive's account an amount equal to the present value of such reduction.


         In accordance with the terms of the SERAs, upon an Executive's termination of employment with the Company or CB&T for reasons other than death or removal for "just cause," CB&T is required to pay the balance of the Executive's account to the Executive in 10 substantially equal annual installments. In the event that the Executive dies before all benefit payments have been made to him or her, CB&T will pay the Executive's beneficiary (or estate, if he or she has no beneficiary) a lump sum payment within 60 days following the Executive's death in an amount equal to the balance of the Executive's account. In the event of a change in control (as defined in the SERAs), the balance in the Executive's account becomes due and payable to the Executive in one lump sum payment within 10 days following such change in control.

         DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. The Agreement also contains provisions for the maintenance of directors' and officers' liability insurance. Under the terms of the Agreement, First Financial will allow the Company and/or CB&T to extend the Company's current directors' and officers' liability insurance coverage for three years from the Effective Time with respect to certain matters occurring prior to the Effective Time.

EFFECT ON EMPLOYEES AND CERTAIN EMPLOYEE BENEFIT PLANS

         Each employee of the Company who becomes an employee of First Financial or its subsidiaries after the Effective Time ("Continuing Employees") will be eligible to participate in employee benefit plans of First Financial which are substantially similar in coverage and benefits to those available to similarly situated employees of First Financial if such employees meet the eligibility requirements for such plans. Continuing Employees will be given service credit for all of their service with the Company for purposes of (a) eligibility under First Financial's employee welfare benefit plans and (b) eligibility and vesting, but not for purposes of benefit accrual or contributions, under First Financial's pension plan, stock ownership plan and 401(k) plan. Continuing Employees and/or covered dependents will not be subject to pre-existing conditions exclusions to the extent permitted by such plans. Until such time as the Continuing Employees become participants of First Financial's employee benefit plans as provided under the Agreement, those employees will remain covered by the Company's welfare benefit plans.

         Following the Closing of the Merger, the Company's 401(k) plan will be merged with First Financial's 401(k) plan, subject to the receipt of a determination letter from the Internal Revenue Service that such merger will not affect the tax-qualified status of either plan.

EXCHANGE OF STOCK CERTIFICATES AND SETTLEMENT OF OPTIONS

         It is currently anticipated that Terre Haute First National Bank will act as Exchange Agent to make payment of the Merger Consideration and the Option Consideration. In order to receive payment of the Merger Consideration and/or Option Consideration, each holder must surrender the certificate for such shares of Common Stock or the certificate for the Option, as the case may be, together with a duly executed letter of transmittal (which the Exchange Agent will mail promptly after the Effective Time to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented issued and outstanding shares of Common Stock or Options). On or before the Effective Time, First Financial shall cause to be deposited with the Exchange Agent an amount of immediately available funds equal to the aggregate Merger Consideration and the aggregate Option Consideration. The Exchange Agent shall distribute the Merger Consideration and Option Consideration to former shareholders and optionholders of the Company within 20 business days following receipt of a properly executed letter of transmittal and the required certificate or certificates. The Exchange Agent will not deliver the Merger Consideration or Option Consideration until the holder surrenders his or her certificates representing such shares or Options or an appropriate affidavit of loss and indemnity agreement and/or bond, as First Financial may require. If a shareholder requests payment for shares of Common Stock in a name other than that on the certificate for such shares is registered, then the certificate must be properly endorsed in proper form for transfer and that the person requesting such payment shall (a) pay the Exchange Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate or (b) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Common Stock outstanding immediately prior to the Effective Time and any such shares presented for transfer after the Effective Time shall be cancelled and exchanged for the Merger Consideration. No interest shall accrue on the Merger Consideration or the Option Consideration after the Effective Time.

DISSENTERS' RIGHTS


         Each holder of the Company's Common Stock has the right to dissent from the Merger and receive the fair value of such shares of the Company's Common Stock in cash if the shareholder follows the procedures set forth in the Illinois Business Corporation Act of 1983, as amended (the "IBCA"), included as Annex F hereto and the material provisions of which are
            -------
summarized below. Pursuant to the IBCA, if a holder of the

Company's Common Stock dissents the Company, as the surviving corporation, will pay to such shareholder the fair value of such shareholder's shares of the Company's Common Stock, exclusive of any appreciation or depreciation in anticipation of the Merger, as of immediately before the consummation of the Merger. However, a dissenting shareholder must (a) file with the Company prior to the vote being taken a written demand for payment for his or her shares if the Merger is consummated and (b) not vote in favor of the Merger. The Exchange Agent will include notice of the Closing Date in its letter to all shareholders of the Company notifying them of the procedures to exchange their shares for the cash payment due to such shareholders pursuant to the Agreement. Such letter shall be sent promptly following the Closing Date. Within 10 days after the shareholders' vote is effective or 30 days after the shareholder delivers to the Company the written demand for payment, whichever is later, the Company shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the Company as to the estimated fair value of the shares, the Company's latest balance sheet as of the end of a fiscal year ended not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the Company of the certificate or certificates, or other evidence of ownership, with respect to the shares. A VOTE AGAINST THE MERGER, WHETHER BY PROXY OR IN PERSON, WILL NOT, BY ITSELF, BE REGARDED AS A WRITTEN DEMAND FOR PAYMENT FOR PURPOSES OF ASSERTING DISSENTERS' RIGHTS.


         Upon consummation of the Merger, the Company shall pay to each dissenter who transmits to the Exchange Agent the certificate or other evidence of ownership of the shares the amount the Company estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares or in the Company.

         If the dissenting shareholder does not agree with the opinion of the Company as to the estimated fair value of the shares or the amount of interest due, the dissenting shareholder must, within 30 days from the delivery of the Company's statement of value, notify the Company in writing of the shareholder's estimated fair value and interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the Company. If, within 60 days from delivery to the Company of the shareholder notification of estimate of fair value of shares and interest due, the Company and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the Company shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the Company is located, requesting the court to determine the fair value of the shares and interest due. The "fair value" determined by the court may be more or less than the amount offered to the Company's shareholders under the Agreement. The judgment shall be payable only upon, and simultaneously with, the surrender to the Company of the certificate or certificates representing said shares of the Company Common Stock. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares or in the Company.


         THE FOREGOING SUMMARY OF THE PROVISIONS REGARDING DISSENTERS' RIGHTS UNDER THE IBCA IS QUALIFIED IN ITS ENTIRETY BY THE COMPLETE TEXT OF THE IBCA WHICH IS ATTACHED HERETO AS ANNEX F.
                                     -------


         Shareholders who are interested in perfecting dissenters' rights pursuant to the IBCA in connection with the Merger should consult with their counsel for advice as to the procedures required to be followed.

         PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

EFFECTIVE TIME

         The Effective Time shall be upon the issuance of a Certificate of Merger by the Secretary of State of the State of Illinois and the Secretary of State of the State of Indiana, which the parties will use their best efforts to cause to occur on the Closing Date. Assuming that the Agreement is approved by the Company's shareholders, the Merger will remain subject to a number of conditions, including the receipt of required regulatory approvals. See
"-- Regulatory Approvals."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of the material United States federal income tax consequences to a shareholder of the Company participating in the Merger. The discussion does not purport to be a complete analysis of all potential tax considerations or consequences that may be relevant to particular shareholders of the Company (including foreign persons and persons who are not citizens or residents of the United States, insurance companies, tax-exempt entities, financial institutions or broker dealers, retirement plans, dealers in securities, persons who acquired their shares of Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and persons who hold their shares of Common Stock as part of a "straddle," "hedge" or "conversion transaction subject to special treatment under federal income tax laws.") The following discussion assumes that all Company shares are held as capital assets in the hands of Company shareholders.


         The statements in this discussion are based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Internal Revenue Service (the "Service") and judicial decisions. No assurance can be given that future legislative, judicial or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Registration Statement with respect to the transactions contemplated prior to the effective date of such changes.

         EACH SHAREHOLDER OF THE COMPANY SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH MERGER, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

         For federal income tax purposes, the receipt of cash by a shareholder of the Company in exchange for shares of the Common Stock pursuant to the Merger will constitute a taxable transaction to such shareholder. In general, a shareholder who receives cash in the Merger in exchange for such shareholder's shares of Common Stock will recognize gain or loss equal to the difference, if any, between (a) the sum of the cash payment of approximately $15.14 per share received from First Financial in exchange for the shares of the Common Stock and (b) the shareholder's tax basis in such Common Stock. Gain or loss will be calculated separately for each block of Company shares purchased by First Financial. Such capital gain or loss will be treated as long-term capital gain or loss if the tendering Company shareholder has held such shares for more than 12 months at the time of such purchase. Long-term capital gain realized by a non-corporate taxpayer is taxed at a maximum federal rate of 20 percent. Capital losses not offset by capital gains may be deducted against a non-corporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by non-corporate taxpayers. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.


         INFORMATION REPORTING AND BACKUP WITHHOLDING. First Financial will report to tendering Company shareholders and to the Service the amount paid for the Company shares.

         The cash payments due to the holders of the Common Stock upon the exchange thereof pursuant to the Merger (other than certain exempt entities and persons, such as corporations) will be subject to a backup withholding tax at the rate of 31% unless certain requirements are met. Generally, the Exchange Agent will be required to deduct and withhold the tax in the following circumstances: (a) the shareholder fails to furnish a taxpayer identification number ("TIN") to the Exchange Agent or fails to certify under penalty of perjury that such TIN is correct; (b) the Service notifies the Exchange Agent that the TIN furnished by the shareholder is incorrect; (c) the Service notifies the Exchange Agent that the shareholder has failed to report interest, dividends or original issue discount in the past; or (d) there has been a failure by the shareholder to certify under penalty of perjury that such shareholder is not subject to the backup withholding tax. Any amounts withheld by the Exchange Agent in collection of the backup withholding tax will reduce the federal income tax liability of the shareholders from whom such tax was withheld.

NO SOLICITATION

         The Agreement contains certain provisions that may have the effect of discouraging competing offers to acquire or merge with the Company. The Agreement provides that the Company and its subsidiary will not permit any of their respective officers, directors, employees or agents to hold discussions with or provide any information to any person in connection with any proposal for the acquisition of all or any substantial portion of the business, assets, shares of Common Stock or other securities of the Company or CB&T, or any merger of the Company or CB&T with any person. The Company is obligated to promptly inform First Financial of its receipt of any such proposal and the substance of such proposal.

CONDUCT OF BUSINESS PENDING THE MERGER

         The Company has agreed that it will conduct its business in the ordinary course and preserve its business intact. Among other things, the Agreement provides that the Company will not, without the prior written consent of First Financial,


         o (a) make any changes in, authorize the issuance of, encumber, make any shareholder distributions with respect to, redeem or grant a security interest in or right to acquire its capital stock; or (b) merge or sell substantially all of the assets of the Company or CB&T, or enter into any agreement or commitment relative to the foregoing;


         o purchase, sell or combine any assets, real estate or securities or assume any liabilities of another bank holding company, bank, corporation or other entity, except in the ordinary course of business necessary to manage its investment portfolio;

         o make any loan or commitment to lend money, issue any letter of credit or accept any deposit or subject any of the Company's properties or assets to any encumbrance, except in the ordinary course of business in accordance with its existing banking practices;

         o change any Company officer's or employee's compensation or terms of employment; renew, change or create any employee benefit plan, employment agreement, stock option plan or bonus agreements, or change the level of benefits or payments under any of the foregoing, or increase or decrease any severance or termination of pay benefits, or any other fringe or employee benefits, other than as required by law;

         o hire or employ any new or additional employees of the Company or CB&T, except those which are reasonably necessary for the proper operation of its business;

         o amend, modify or restate Community's or CB&T's Articles of Incorporation or By-Laws from those in effect on the date of this Agreement;

         o fail to maintain, in accordance with past practices, the Company's or CB&T's reserve for loan and lease losses in accordance with safe, sound and prudent banking practices;

         o fail to accrue, pay, discharge and satisfy all debts, liabilities, obligations and expenses as such may come due;

         o open, close, move or, in any material respect, expand, diminish, renovate, alter or change any of the Company's or CB&T's offices or branches;

         o pay or commit to pay any management or consulting or other similar type of fees; or

         o enter into any agreement requiring payments in excess of $10,000.

         Under the Agreement, the Company also agreed that it will:

         o        maintain current levels of insurance;

         o permit First Financial access to its properties, facilities, operations, books and records as necessary to become familiar with the Company;

         o deliver to First Financial monthly unaudited consolidated balance sheets and profit and loss statements, CB&T's call reports for each quarterly period before the Effective Time and all other financial reports or statements submitted by the Company or CB&T;

         o cooperate with First Financial to terminate the Company's tax-qualified employee benefit plans;

         o appoint an independent fiduciary to act solely on behalf of the Company's ESOP and 401(k) Plans (together, the "Plans") and the participants and beneficiaries thereunder to:

                           (a) implement a voting procedure so that the participants under the Plans and their beneficiaries may vote the shares of Common Stock allocated to their accounts with respect to the Merger; and

                           (b) provide (1) written notice regarding the existence of and provisions for such voting procedures and (2) a copy of this Proxy Statement;

         o obtain a written opinion from an independent financial advisor to the Special Trustee of the ESOP stating that
                  (a) the consideration given to the ESOP in the Merger in exchange for the shares of Common Stock will constitute no less than "adequate consideration" as defined in Section 3(18) of Employee Retirement Income Security Act of 1974 ("ERISA") and (b) that the terms and conditions of the Merger are fair to the ESOP and its participants from a financial point of view. In addition, prior to the distribution of any ESOP accounts in connection with the termination of the ESOP, the Company shall obtain a determination letter from the Internal Revenue Service that the termination will not affect the tax-qualified status of the ESOP;


         o except as required by law, not issue any press release or make any public announcements regarding the Merger and the transactions contemplated thereby; and


         o pay all legal, accounting and investment banking fees of the Company relating to the Merger and the transfer, in December 2000, of Common Stock by the Company ESOP to the Company.

         Prior to the Effective Time, the Company also has agreed to:

                  (a) pay to the Special Trustee of the Company's ESOP an amount equal to the amount to be placed in the ESOP pursuant to the Agreement; and

                  (b) file certain federal tax returns related to the Company's employee benefit plans and pay all taxes for calendar years 2000 and 2001.

         The Company also has agreed that it will cause CB&T to:

         o accrue for and pay all salary termination expenses associated with the termination of CB&T's and the Company's employment agreements; and

         o prior to the Effective Time, make an additional provision to CB&T's allowance for loan loss reserve in an amount as requested by First Financial.

         Under the Agreement, among other things, First Financial agreed to:

         o be primarily responsible for the preparation of and costs associated with filing CB&T regulatory applications required for the Merger; and

         o offer the same employee benefits available to First Financial's employees to the Continuing Employees after the Effective Time (See "Effect on Employees and Certain Employee Benefit Plans" for a more detailed discussion).

         In addition, First Financial and Merger Corp agreed to assume and be jointly and severally liable for each of the Company's and CB&T's rights and obligations under certain supplemental retirement agreements between CB&T and each of Douglas W. Tompson, Wayne H. Benson and Shirley B. Kessler.

REPRESENTATIONS AND WARRANTIES

         The Agreement contains extensive representations and warranties by the Company and First Financial. These include the usual representations and warranties made in connection with business combinations of nonaffiliated entities. See the "Representations and Warranties of Community" and "Representation and Warranties of First Financial" sections in the Agreement. However, the Company made additional representations and warranties to First Financial which included, among other things, representations and warranties as to the following:

         o        the absence of material adverse changes
                  and the conduct of the Company and
                  CB&T since December 31, 2000;
         o        the absence of shareholder rights and
                  other anti-takeover mechanisms not
                  already disclosed to First Financial;
         o        obligations to brokers and finders;
         o        the documents, including financial
                  statements and other reports, filed by
                  the Company and CB&T with the
                  applicable regulatory authorities
                  including the Federal Reserve, Federal
                  Deposit Insurance Corporation
                  ("FDIC"), state regulatory agencies,
                  self-regulatory organizations and the
                  Securities Exchange Commission;

         o        FDIC deposit insurance;


         o        the accuracy of the information
                  supplied by the Company in its
                  disclosure to First Financial;



         o        the Company's capital structure;
         o the absence of liabilities not disclosed with respect to the Company's sale of MidAmerica, Egyptian and American;
         o the absence of the right of third parties to acquire the capital stock or assets of the Company of CB&T;
         o        the Company's Board of Directors
                  having been informed by a financial
                  adviser that the terms of the Merger
                  are fair to the Company's
                  shareholders; and
         o        agreements with regulatory agencies.

TERMINATION OF THE AGREEMENT

         The Agreement provides that either Party may terminate the Agreement upon written notice to the other Party if:


         o        the Merger has not been consummated by January 31, 2001;


         o the Company's shareholders do not approve the Agreement and the Merger by the requisite vote;

         o the respective Boards of Directors of the Company and First Financial mutually agree to terminate the Agreement;

         o a Party misrepresents information or breaches a warranty or a covenant of the Agreement which may have a material adverse effect on such Party's business, assets, capitalization, financial condition or results of operations; or

         o a Party determines that the Merger has become inadvisable or impracticable due to the commencement or threat of any claim, litigation or proceeding against it, the other Party, or any director or officer of either Party (a) relating to the Agreement or the Merger or (b) which is likely to have a material adverse effect on such the other Party's business, assets, capitalization, financial condition or results of operations.

         First Financial may also terminate the Agreement prior to the Effective Time if:

         o First Financial determines that any item, event or information provided by the Company under the Agreement, or that First Financial becomes aware of, has had or could be expected to have a material adverse effect on the Company's business, assets, capitalization, financial condition or results of operations;

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

         o the Company misrepresents the number of issued and outstanding shares of Common Stock or options to purchase shares of capital stock of the Company or CB&T, regardless of the materiality of any such inaccuracy;

         o the Company fails to comply with any covenant in the Agreement which could reasonably be expected to have a material adverse effect on the economic value of the Merger to First Financial;


         o there has been a material adverse change in the Company's business, assets, capitalization, financial condition or results of operations since December 31, 2000, other than as allowed by the Agreement or resulting primarily by reason of changes in banking laws, the general level of interest rates or changes in economic, financial or market conditions affecting the banking industry generally in the Company's market area;

         o the Company's Board of Directors withdraws or modifies its approval and recommendation of the Agreement in any manner adverse to First Financial; or

         o based on the Formula, Community's per share price is less than $15.14, determined as of five business days prior to the Closing.


WAIVER AND AMENDMENT

         The conditions of the Agreement which may be waived may only be waived by notice to the other Party waiving such condition. The Agreement may be amended or modified by the Parties only by a written agreement signed by the Parties.

EXPENSES

         The Agreement provides that each Party shall bear and pay all expenses incurred by it in connection with the transactions contemplated by the Agreement. However, First Financial will bear the cost of obtaining the necessary banking regulatory approvals and the Company will bear the cost of sending out this Proxy Statement.

ACCOUNTING TREATMENT

         The Merger and the transactions contemplated thereby will be accounted for under the purchase method of accounting as required by Accounting Principles Board Opinion No. 16 Business Combinations.

REGULATORY APPROVALS


         Consummation of the Merger is subject to the receipt of all regulatory approvals required for the completion of the Merger, including the approval of the Federal Reserve of the Merger on terms and conditions satisfactory to First Financial, and First Financial shall have agreed to certain conditions requested by the Federal Reserve in connection with the Merger and its impact on First Financial's status as a financial holding company under the BHCA. The required applications regarding the Merger have been filed with the Federal Reserve. There can be no assurance that the approval of the Federal Reserve will be granted or as to the timing of such approval.

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

                          COMMUNITY FINANCIAL CORP.

GENERAL

         COMMUNITY FINANCIAL CORP. The Company is registered with the Federal Reserve as a bank holding company under the BHCA. The Company wholly owns one bank subsidiary, CB&T, headquartered in Illinois.


         The Company's principal business is overseeing the business of its wholly owned bank subsidiary and investing its assets. The Company's subsidiary accepts deposits from the general public and invests those funds in loans in their market areas and in investment securities and mortgage-backed securities. At September 30, 2001, the Company had total assets of $188.4 million, total deposits of $144.0 million and shareholders' equity of $32.9 million.


         On February 28, 2001, the Company completed the sale of two of its subsidiaries: Egyptian and MidAmerica. Egyptian was purchased by Midwest Community Bancshares, Inc. of Marion, Illinois for $4.2 million and MidAmerica was purchased by First National Bank of St. Louis for $3.7 million. On April 20, 2001, the Company completed the sale of American to First Mid-Illinois Bank & Trust, N.A. for $3.7 million.

         The Company's executive offices are located at 240 E. Chestnut Street, Olney, Illinois 62450-2295, and its main telephone number is (618) 395-8676.


         COMMUNITY BANK AND TRUST, N.A. CB&T is a national bank operating through six offices serving Richland, Coles, Jasper, Lawrence and Wayne and contiguous counties in Southeastern Illinois. CB&T was chartered in 1883 as Olney Building and Loan Association. In 1961, CB&T changed its name to Olney Savings and Loan Association. CB&T expanded its branch office network through a series of acquisitions of other financial institutions, acquiring its Lawrenceville and Fairfield offices in 1983, its Charleston office in 1989 and its Newton office in 1990. CB&T became an Illinois state savings bank in July 1992, at which time it adopted the title Community Bank & Trust, sb, and converted to a federally chartered mutual savings bank under the name Community Bank & Trust, fsb in February 1995. In June 1995, CB&T became a national bank and adopted its present name. At September 30, 2001, CB&T had total assets of $174.3 million and total deposits of $144.0 million.


         CB&T's deposits are insured by the Savings Association Insurance Fund ("SAIF") of the FDIC up to the applicable limits for each depositor. CB&T is subject to comprehensive examination, supervision and regulation by the Office of the Comptroller of the Currency ("OCC"). This regulation is intended primarily for the protection of depositors.

MARKET AREAS

         CB&T conducts its business through its main office in Olney, Illinois and its five branch offices in Olney, Lawrenceville, Fairfield, Newton and Charleston, Illinois. CB&T's primary market area consists of Richland, Jasper, Lawrence and Wayne Counties and the eastern two-thirds of Coles County, Illinois, and each of CB&T's offices is located in the county seat of those counties. CB&T also has loan and deposit customers in Clay, Crawford, Cumberland, Edwards, Effingham, White and Wabash Counties, Illinois, which are contiguous to its primary market area. A significant percentage of CB&T's lending activities are conducted in its primary market area.

         CB&T's market area is largely rural, with the exception of Charleston which is home to a university. The main industry in CB&T's market area is agriculture, with most of the farms being relatively small and family owned. The local economy also is dependent on light industry. Major employers in the area include Prairie Farms, Golden Rule Insurance, Ruckers Wholesale, Trim Masters Inc., Airtex, Grain Systems, Inc.,

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

Trailmobile, Wal-Mart Stores and Distribution Center, and Eastern Illinois University. Oil production has been present in CB&T's market area since the 1920s, but production has been significantly reduced. However, related businesses still exist in the area.

COMPETITION

         The Company faces strong competition both in originating real estate, agriculture, automobile, consumer and other loans and in attracting deposits. The Company competes for real estate and other loans principally on the basis of interest rates, the types of loans it originates and the quality of services it provides to borrowers. Its competition in originating real estate loans comes primarily from savings institutions, commercial banks and mortgage bankers making loans secured by real estate located in the Company's market area. Commercial banks, credit unions and finance companies provide vigorous competition in consumer lending. Competition may increase as a result of the continuing reduction of restrictions on the interstate operations of financial institutions.

         CB&T attracts all its deposits through its branch offices primarily from the communities in which those branch offices are located. Consequently, competition for deposits is principally from other savings institutions, commercial banks, credit unions and brokers in these communities. CB&T competes for deposits and loans by offering a variety of deposit accounts at competitive rates, a wide array of loan products, convenient business hours and branch locations, a commitment to outstanding customer service and a well-trained staff. In addition, CB&T has developed strong relationships with local businesses, realtors and the public in general.

EMPLOYEES


         As of September 30, 2001, the Company and its subsidiary had 71 full-time equivalent employees, none of whom were represented by a collective bargaining agreement, and management considers relationships with employees to be good.


                         FIRST FINANCIAL CORPORATION


         First Financial became a multi-bank holding company in 1984. It serves as the holding company of Terre Haute First National Bank; The Morris Plan Company of Terre Haute, Inc.; First State Bank; First Citizens State Bank; First Farmers State Bank; First Parke State Bank; First Ridge Farm State Bank; First National Bank of Marshall; First Crawford State Bank; First Financial Reinsurance Company, Ltd.; and Forrest Sherer, Inc. At September 30, 2001, on a consolidated basis, First Financial reported total assets of $2.0 billion, total deposits of $1.3 billion and shareholders' equity of $219.5 million.


         First Financial, which is headquartered in Terre Haute, Indiana, offers a wide variety of financial services, including commercial and consumer lending, lease financing, trust account services and depositor services. Terre Haute First National Bank is the largest bank in Vigo County, Indiana. It operates twelve full service banking branches within the county. It also has a main office in downtown Terre Haute and an operations center in southern Terre Haute.

         First Financial operates 37 branches in west-central Indiana and east-central Illinois. First Financial's primary source of revenue is derived from loans to customers, primarily middle-income individuals, and investment activities.

         The executive offices of First Financial are located at One First Financial Plaza, Terre Haute, Indiana 47807, and its main telephone number is (812) 238-6000.

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


                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         The Company's net income is dependent primarily on its net interest income. Net interest income is determined by (a) the difference between yields earned on interest-earning assets (loans, mortgage-backed and related securities portfolio) and rates paid on interest-bearing liabilities ("interest rate spread") and (b) the relative amounts of interest-earning assets and interest-bearing liabilities. The Company's interest rate spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows. To a lesser extent, the Company's net income also is affected by the level of general and administrative expenses and the level of other income, which primarily consists of service charges and other fees.

         The operations of the Company are significantly affected by prevailing economic conditions, competition and the monetary, fiscal and regulatory policies of governmental agencies. Lending activities are influenced by the demand for and supply of housing, competition among lenders, the level of interest rates and the availability of funds. Deposit flows and costs of funds are influenced by prevailing market rates of interest, primarily on competing investments, account maturities and the levels of personal income and savings in the Company's market area.

FORWARD-LOOKING STATEMENTS


         When used in this proxy, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Shareholders should not place undue reliance on any such forward-looking statements, which speak only as of the date made. The factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.


         The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 2001 AND DECEMBER 31, 2000

         The Company's financial condition decreased during the period as reflected by a decrease in total assets of $89.3 million, or 32.2% from $277.7 million at December 31, 2000 to $188.4 million at September 30, 2001. The decrease was primarily due to the sales of Egyptian, which reduced assets by $39.1 million, and Mid-America, which reduced assets by $30.0 million, both of which were completed on February 28, 2001, and by the sale of American on April 20, 2001, which reduced assets by $33.9 million. After restating the December 31, 2000 financial statements to remove the effects of the sale of the subsidiaries, the Company's financial position remained unchanged as total assets increased, net of sale proceeds of $11.6 million, by $2.1 million, or 1.1% from $186.3 million at December 31, 2000 (restated) to $188.4 million at September 30, 2001.

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

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

         NET INCOME. Net income increased $483,000, or 49.2% from a loss of $981,000 for the three months ended September 30, 2000 to a loss of $498,000 for the three months ended September 30, 2001. The increase is primarily due to a reduction of $439,000, or 23.9% in provision for loan losses from $1.8 million for the three months ended September 30, 2000 to $1.4 million for the three months ended September 30, 2001.

         The Company reported a net loss of $2.4 million for the nine months ended September 30, 2001. This represents a decrease of $1.9 million, which was primarily due to the loss on the sale of the subsidiaries of $1.8 million and associated expenses.

         NET INTEREST INCOME. Net interest income decreased $11,000, or 0.7% from $1.5 million for the three months ended September 30, 2000 to $1.5 million for the three months ended September 30, 2001.

         Net interest income decreased $440,000, or 9.5% from $4.6 million for the nine months ended September 30, 2000 to $4.2 million for the nine months ended September 30, 2001.

         Interest Income. Interest income decreased by $595,000, or 15.8% from $3.8 million for the three months ended September 30, 2000 to $3.2 million for the three months ended September 30, 2001. Interest income on loans decreased by $334,000, or 12.4% from $2.7 million for the three months ended September 30, 2000 to $2.4 million for the three months ended September 30, 2001. The decrease is primarily due to a volume decrease as the average balance of loans decreased $11.4 million, or 9.2% from $123.5 million for the quarter ended September 30, 2000 (restated) to $112.1 million for the quarter ended September 30, 2001. The decrease in interest income on investment securities and interest bearing deposits of $261,000, or 24.2% was primarily due to a volume decrease. The average balance of securities and interest bearing deposits decreased $12.7 million, or 16.5% from $77.1 million for the quarter ended September 30, 2000 (restated) to $64.4 million for the quarter ended September 30. 2001.

         Interest income decreased $1.8 million, or 15.8% from $11.4 million for the nine months ended September 30, 2000 to $9.6 million for the nine months ended September 30, 2001. Of the decrease, $979,000 was primarily due to the loan portfolio reflecting a volume decrease of $11.6 million, or 9.2% from $125.8 million for the nine months ended September 30, 2000 (restated) to $114.2 million for the nine months ended September 30, 2001. The decrease in interest income on securities and interest bearing deposits of $796,000, or 24.2% was due to a volume decrease on the average balance of securities and interest bearing deposits of $19.2 million, or 24.3%. The average balance of securities and interest bearing deposits was $79.1 million for the nine months ended September 30, 2000 (restated) compared to $59.9 million for the nine months ended September 30, 2001. In addition, the yield on the investment portfolio has decreased 78 basis points, from 6.2% for the nine months ended September 30, 2000 to 5.4% for the nine months ended September 30, 2001.

         INTEREST EXPENSE. Interest expense decreased by $584,000, or 25.5% from $2.3 million for the three months ended September 30, 2000 to $1.7 million for the three months ended September 30, 2001. Interest expense on deposits decreased by $306,000, or 16.1% from $1.9 million for the three months ended September 30, 2000 to $1.6 million for the three months ended September 30, 2001. The decrease was primarily due to a volume decrease on average deposits of $6.6 million, or 4.5% from $145.4 million for the three months ended September 30, 2000 (restated) to $138.8 million for the three months ended September 30, 2001. Interest expense on borrowings decreased by $278,000, or 70.2% from $396,000 for the three months ended September 30, 2000 to $118,000 for the three months ended September 30, 2001. The primary reason for the decrease was due to the reduction in the average balance of borrowings of $14.1 million, or 56.9% from $24.8 million for the three months ended September 30, 2000 (restated) to $10.7 million for the three months ended September 30, 2001.

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         Interest expense decreased by $1.3 million, or 19.4% from $6.7 million for the nine months ended September 30, 2000 to $5.4 million for the nine months ended September 30, 2001. The decrease was due to interest expense on borrowings having a volume decrease on the average balance of borrowings of $24.1 million, or 72.8% from $33.1 million for the nine months ended September 30, 2000 (restated) to $9.0 million for the nine months ended September 30, 2001.

         Provision for Loan Losses. The Company established provisions for loan losses of $1.4 million and $1.9 million for the three months ended September 30, 2001 and 2000, respectively. Of the $1.4 million, $1.2 million was due to a partial charge off of a commercial loan that is undergoing a reorganization plan. Of the $1.9 million, $1.5 million was for a secured commercial loan charge off which involved a customer who was indicted by the United States for alleged involvement in a Ponzi scheme. The security which the U.S. Department of Justice seized included commercial real estate, vehicles and inventory that were pledged. The Company and its attorneys are working with the federal prosecutor in locating, securing and liquidating the assets used to secure the loans. The projected recovery of any part of the charged off loan is undeterminable at this time. The increase in the provision for loan losses was based on the quarterly analysis of the allowance for loan and lease loss reserves indicating that additional reserves were needed. The review process applies different risk ratings to the concentrations of credit within the total loan portfolio. In addition, the process takes into consideration the effect that changing economic conditions has had on individual credits in the past, present and future. The increase in the provision for loan losses was the result of identifying a need to add to the reserves.

         The Company established provisions for loan losses of $1.8 million and $2.2 million for the nine months ended September 30, 2001 and 2000, respectively. Of the $1.8 million, $1.2 million was due to a partial charge off of a commercial loan that is undergoing a reorganization plan. Of the $2.2 million, $1.5 million was for a secured commercial loan charge off which involved a customer who was indicted by the United States for his alleged involvement in a Ponzi scheme. The security which the U.S. Department of Justice seized included commercial real estate, vehicles and inventory that were pledged as security for a commercial loan. The Company and its attorneys are working with the federal prosecutor in locating, securing and liquidating the assets used to secure the loan. The projected recovery of any part of the charged off loan is undeterminable at this time. In addition, analysis of the allowance for loan and lease loss reserves indicated that additional reserves were needed. The review process applies different risk ratings to the concentrations of credit within the total loan portfolio. In addition, the process takes into consideration the effect that changing economic conditions has had on individual credits in the past, present and future. The increase in the provision for loan losses was the result of identifying a need to add to the reserves.

         Noninterest Income. Noninterest income decreased by $112,000, or 27.3% from $411,000 for the three months ended September 30, 2000 to $299,000 for the three months ended September 30, 2001. The decrease was primarily a result of a decrease of $38,000, or 41.3% in the commissions generated from annuity and brokerage sales, as a result of the volatility of the stock market, from $92,000 for the three months ended September 30, 2000 to $54,000 for the three months ended September 30, 2001.

         Noninterest income decreased by $312,000, or 25.3% from $1.2 million for the nine months ended September 30, 2000 to $922,000 for the nine months ended September 30, 2001. The decrease was primarily the result of a decrease of $147,000, or 16.6% in service fees from $887,000 for the nine months ended September 30, 2000 to $740,000 for the nine months ended September 30, 2001. This decrease reflects the decrease in loan fees as the result of the decreasing loan portfolio. In addition, commissions generated from annuity and brokerage sales decreased $106,000, or 40.2% from $264,000 for the nine months ended September 30, 2000 to $158,000 for the nine months ended September 30, 2001.

         Noninterest Expense. Noninterest expense decreased by $150,000, or 10.1% from $1.5 million for the three months ended September 30, 2000 to $1.3 million for the three months ended September 30, 2001. Of the

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

decrease, salaries and employee benefits decreased $105,000, or 15.7% from $667,000 for the three months ended September 30, 2000 to $562,000 for the three months ended September 30, 2001 primarily as the result of the Employee Stock Ownership Plan ("ESOP") being terminated after December, 2000 and the final Management Recognition Plan ("MRP") allocation being made in 2000.

         Noninterest expense decreased by $300,000, or 6.7% from $4.5 million for the nine months ended September 30, 2000 to $4.2 million for the nine months ended September 30, 2001. Of the decrease, salaries and employee benefits decreased $457,000, or 21.4% from $2.1 million for the nine months ended September 30, 2000 to $1.7 million for the nine months ended September 30, 2001 primarily as the result of the ESOP being terminated after December, 2000 and the final MRP allocation being made in 2000.

         INCOME TAX EXPENSE (BENEFIT). The Company's income tax expense (benefit) was estimated at ($321,000) and ($431,000) for the three months ended September 30, 2001 and 2000, respectively. For the nine months ended September 30, 2001 and 2000, income taxes were estimated to be a benefit of ($298,000) and ($224,000), respectively. The losses from the sale of the subsidiary banks are considered capital losses and do not reduce income from operations for income tax purposes.

         DISPOSAL OF BUSINESS SEGMENTS. For the nine months ended September 30, 2001, the Company has sold three of its business segments which has resulted in a loss of $1.6 million. The equity in the earnings for the nine months ended September 30, 2001 was reduced by $152,000.


COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 2000 AND 1999

         The Company's financial condition decreased during the 2000 period as reflected by a decrease in total assets of $32.2 million from $309.9 million at December 31, 1999 to $277.7 million at December 31, 2000. The Company's strategic plan was to reduce the $36.0 million of short term borrowing that was reported at December 31, 1999, due to the rising cost to carry this type of liability. To achieve this goal, the Company reduced the short term borrowings by applying the proceeds from the principle reduction of the investment portfolio, tightened its lending requirements and actively seeking deposit growth.

         The Company's cash and cash equivalents increased $4.7 million, or 29.9% from $15.7 million at December 31, 1999 to $20.4 million at December 31, 2000. The increase is primarily the result of securities sold late in December 2000 with a portion of the proceeds applied to eliminate the balance of short term borrowings and the remainder was invested in the first quarter of 2001.


         The Company's investment securities decreased by $4.2 million, or 6.8% from $62.2 million at December 31, 1999 to $58.0 million at December 31, 2000 as a result of securities being called or maturing. The decrease was used primarily to fund the reduction in short term borrowing. The Company's mortgage-backed and related securities decreased by $23.8 million, or 68.6% from $34.7 million at December 31, 1999 to $10.9 million at December 31, 2000. The decrease is the result of principal payback, sales and maturities. The decrease was used primarily to fund the reduction in short term borrowing. Securities held to maturity and mortgage-backed and related securities held to maturity reflect a decrease as a result of the Company's affiliates, Egyptian and Saline County Bank, being merged in May 2000 into one bank charter with Egyptian being the survivor. As a result of this merger, the securities held to maturity portfolio totaling $16.1 million and the mortgage-backed and related securities held to maturity portfolio totaling $319,000 at May 2000 were reclassified as securities available for sale and mortgage-backed and related securities available for sale. At December 31, 2000, the Company's portfolio of investment securities and mortgage-backed and related securities classified as available for sale pursuant to Statement of Financial Accounting Standards ("SFAS") No. 115, decreased capital by $303,000 (net of taxes) as a result of a decrease in the market value.

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

         The Company's net loans receivable decreased $8.0 million, or 4.5% from $179.5 million at December 31, 1999 to $171.5 million at December 31, 2000. The decrease was primarily due to automobile loans decreasing $8.3 million, or 24.1% from $34.4 million at December 31, 1999 to $26.1 million at December 31, 2000. The Company relaxed the aggressive approach used in prior years based on the increased competition for automobile loans and redirected the proceeds to retire outstanding borrowings. Real estate loans decreased by $3.0 million, or 2.4% from $123.4 million at December 31, 1999 to $120.4 million at December 31, 2000 as competition for real estate loans increased. Agriculture loans increased $2.0 million, or 22.2% from $9.0 million at December 31, 1999 to $11.0 million at December 31, 2000 and commercial loans increased $2.6 million, or 45.6% from $5.7 million at December 31, 1999 to $8.3 million at December 31, 2000. The reduction and restructuring of the loan portfolio increased the weighted average interest rate on loans by 5 basis points from 8.57% at December 31, 1999 to 8.62% at December 31, 2000. The allowance for loan and lease losses increased $900,000, or 56.2% from $1.6 million at December 31, 1999 to $2.5 million at December 31, 2000. The increase in the allowance for loan and lease loss reserves was based on the quarterly analysis that additional reserves were needed. The review process applies different risk ratings to the concentrations of credit within the total loan portfolio. In addition, the process takes into consideration the effect that changing economic conditions has had on individual credits in the past, present and future. The increase in the allowance for loan and lease loss reserve was the result of identifying a need to add to the reserves.


         Deposits increased by $7.6 million, or 3.4% from $225.2 million at December 31, 1999 to $232.8 million at December 31, 2000. The increase was due to non-interest demand deposits increasing $3.4 million, or 23.6% from $14.4 million at December 31, 1999 to $17.8 million at December 31, 2000, money market deposits increasing $3.6 million, or 17.6% from $20.5 million at December 31, 1999 to $24.1 million at December 31, 2000 and time deposits increased by $4.1 million, or 3.0% from $136.3 million at December 31, 1999 to $140.4 million at December 31, 2000 while interest bearing demand deposits decreased $1.2 million, or 4.3% from $27.7 million at December 31, 1999 to $26.5 million at December 31, 2000 and passbook savings decreased by $2.3 million, or 8.8% from $26.2 million at December 31, 1999 to $23.9 million at December 31, 2000. The weighted average cost of deposits increased by 72 basis points from 4.21% for the year ended December 31, 1999 to 4.93% for the year ended December 31, 2000.


         The Company's repurchase agreements decreased by $4.1 million, or 59.4% from $6.9 million at December 31, 1999 to $2.8 million at December 31, 2000. The repurchase program was introduced in 1996 to attract large depositors. The FDIC does not insure these liabilities. The Company's Federal Home Loan Bank ("FHLB") advances decreased $36.0 million, or 85.7% from $42.0 million at December 31, 1999 to $6.0 million at December 31, 2000.


COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

         NET INCOME. The Company reported a net loss of $1.5 million for the year ended December 31, 2000, as compared to net income of $1.1 million for the year ended December 31, 1999. This represents a decrease of $2.6 million, or 236.4%. The decrease in net income was primarily due to (on a pre-tax basis) the provision for loan losses increasing $2.7 million, or 385.7% from $707,000 for the year ended December 31, 1999 to $3.4 million for the year ended December 31, 2000. The increase in the provision for loan losses was primarily due to a commercial loan write-off of $1.7 million. The U.S. Department of Justice has attempted to seize certain assets of a customer which secured a loan, due to the customer's admitted involvement in a Ponzi scheme. In addition, the results of the quarterly review of the allowance for loan and lease losses identified the need to add $900,000 to the reserves due to changing economic conditions and the impact higher interest rates have had on certain credits to bring the allowance for loan and lease losses into compliance with the Company's policies.


         NET INTEREST INCOME. Net interest income decreased by $74,000, or 0.8% from $9.4 million for the year ended December 31, 1999 to $9.3 million for the year ended December 31, 2000. The decrease in net interest income reflects an increase in interest income of $166,000, or 0.8% from $21.7 million for the year ended December 31, 1999 to $21.9 million for the year ended December 31, 2000. The increase was primarily due to the average yield on interest earning assets increasing 27 basis points from 7.36% for the year ended December 31, 1999 to 7.63% for the year ended December 31, 2000. The cost of interest-bearing liabilities increased by $240,000, or 2.0% from $12.3 million for the year ended December 31, 1999 to $12.5 million for the year ended December 31, 2000. The increase was due to an increase in the average cost of liabilities of 61 basis points, from 4.48% for the year ended December 31, 1999 to 5.09% for the year ended December 31, 2000.

         INTEREST INCOME. Interest income was $21.9 million for the year ended December 31, 2000, as compared to $21.7 million for the year ended December 31, 1999, representing an increase of $166,000, or 0.8%. The increase was primarily due to an increase of 27 basis points in rates on average earning assets from 7.36% for the year ended December 31, 1999 to 7.63% for the year ended December 31, 2000 in connection with a volume decrease of $8.2 million, or 2.8% from $294.6 million for the year ended December 31, 1999 to $286.4 million for the year ended December 31, 2000. Interest on loans increased by $870,000, or 5.9% from $14.6 million for the year ended December 31, 1999 to $15.5 million for the year ended December 31, 2000. This is due primarily to a volume increase of $9.1 million, or 5.3% in the average balance of (net) loans receivable from $171.0 million at December 31, 1999 to $180.1 million at December 31, 2000. Interest income on mortgage-backed and related securities decreased $538,000, or 20.6% from $2.6 million for the year ended December 31,1999 to $2.1 million for the year ended December 31, 2000, primarily due to a volume decrease in the average balance of $8.9 million, or 22.1% from $40.3 million for the year ended December 31, 1999 to $31.4 million for the year ended December 31, 2000. Interest on investments and interest-bearing deposits decreased by $166,000, or 3.7% from $4.4 million for the year ended December 31, 1999 to $4.3 million for the year ended December 31, 2000. The decrease was primarily the result of a volume decrease in the average balance of investment securities decreasing $5.7 million, or 8.5% from $66.8 million for the year ended December 31, 1999 to $61.1 million for the year ended December 31, 2000. In addition, the average balance of cash and cash equivalents experienced a volume decrease of $2.3 million, or 14.2% from $16.2 million for the year ended December 31, 1999 to $13.9 million for the year ended December 31, 2000.

         INTEREST EXPENSE. Interest expense, which consists primarily of interest on deposits, increased by $240,000, or 2.0% from $12.3 million for the year ended December 31, 1999 to $12.5 million for the year ended December 31, 2000. Interest on deposits increased by $1.2 million, or 12.8% from $9.4 million for the year ended December 31, 1999 to $10.6 million for the year ended December 31, 2000. The increase is primarily due to a rate increase of 72 basis points, from 4.21% for the year ended December 31, 1999 to 4.93% for the year ended December 31, 2000. In addition, interest on other borrowed funds decreased $900,000, or 31.3% from $2.9 million for the year ended December 31, 1999 to $2.0 million for the year ended December 31, 2000.

          PROVISION FOR LOAN LOSSES. The Company established provisions for loan losses of $3.4 million and $707,000 for the year ended December 31, 2000 and 1999, respectively. Of the $3.4 million, $1.7 million was for a commercial loan charge off which involved a customer who was indicted by the United States for his admitted involvement in a Ponzi scheme. The assets seized by the U.S. Department of Justice included commercial real estate, vehicles and inventory that were pledged as security for a commercial loan. The Company and its attorneys are working with the federal prosecutor in locating, securing and liquidating the assets used to secure the loan. The projected recovery of any part of the charged off loan is indeterminable at this time. In addition, the quarterly analysis of the allowance for loan and lease loss reserves indicated that additional reserves were needed. The review process applies different risk ratings to the concentrations of credit within the total loan portfolio. In addition, the process takes into consideration the effect that changing economic conditions has had on individual credits in the past, present and future. The increase in the provision for loan losses was the result of identifying a need to add to the reserves. Net charge offs to average loans was 1.40% and 0.65% for the periods ending December 31, 2000 and 1999, respectively. Provisions for loan losses to total loans was 1.98% and 0.39% for the periods ending December 31, 2000 and 1999, respectively.

          NON-INTEREST INCOME. Non-interest income decreased by $323,000, or 14.1% from $2.3 million for the year ended December 31, 1999 to $2.0 million for the year ended December 31, 2000. The decrease is primarily due to an increase in the net loss realized on the sale of securities and mortgage-backed securities of $301,000, or 1584.2% from a loss of $19,000 for the year ended December 31, 1999 to a loss of $320,000 for the year ended December 31, 2000.

         NON-INTEREST EXPENSE. Non-interest expense increased by $530,000, or 5.7% from $9.3 million for the year ended December 31, 1999 to $9.9 million for the year ended December 31, 2000. The increase was due primarily to professional fees increasing $559,000, or 168.4% from $332,000 for the year ended December 31, 1999 to $891,000 for the year ended December 31, 2000. The change in professional fees consisted of legal fees increasing $275,000, or 277.8% from $99,000 for the year ended December 31, 1999 to $374,000 for the year ended December 31, 2000 due to additional costs involved in a proxy contest and the negotiations to sell one or more of the Company's affiliates. Accounting and auditing costs increased $129,000, or 97.7% from $132,000 for the year ended December 31, 1999 to $261,000 for the year ended December 31, 2000 due to the additional accounting requirements requested by potential acquirers. Other professional fees increased $155,000, or 153.5% from $101,000 for the year ended December 31, 1999 to $256,000 for the year ended December 31, 2000 as a result of increased charges due to the proxy contest and additional costs involved in the potential sale of one or more of the Company's affiliates.


         INCOME TAX EXPENSE. The Company's income tax expense (benefit) was ($529,000) and $523,000 for the years ended December 31, 2000 and 1999, respectively, which resulted in an effective income tax rate of 26.38% and 31.64%, respectively.

LIQUIDITY AND CAPITAL RESOURCES

         The Company's primary sources of funds are deposits and proceeds from maturing mortgage-backed and related securities, principal and interest payments on loans, and mortgage-backed and related securities. While maturities and scheduled amortization of mortgage-backed and related securities and loans are a predictable source of funds, deposit flows and mortgage payments are greatly influenced by general interest rates, economic conditions, competition and other factors.

         The primary investing activity of the Company is the purchase of investment securities. Other investing activities include origination of loans and purchases of mortgage-backed and related securities. The primary financing activity of the Company is accepting savings deposits and obtaining short-term borrowings through FHLB advances.


         The Company has other sources of liquidity if there is a need for funds. The Company has a portfolio of unpledged investment securities and mortgage-backed and related securities with an aggregate market value of $5.4 million at September 30, 2001 classified as available for sale. Another source of liquidity is the ability of CB&T to obtain advances from the Federal Home Loan Bank of Chicago. In addition, the Company maintains a significant portion of its investments in interest-bearing deposits at other financial institutions that would be available if needed.

         The Company anticipates that it will have sufficient funds available to meet commitments outstanding and to meet loan demand. As of September 30, 2001, the Company's ratios of Tier I capital to adjusted total assets was 17.4%, as compared to the required level of 3.0%. The risk-based capital ratio at that date was 32.1%, as compared to the requirement of 8.0%.

         STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


         The following table sets forth information regarding the shares of Common Stock beneficially owned as of October 26, 2001 by each of the Company's directors and executive officers, all of the directors and executive officers as a group and each person known to own five percent or more of the Common Stock.

                                                                         SHARES OF COMMON STOCK        PERCENT
                                                                         BENEFICIALLY OWNED (1)      OF CLASS (2)
                                                                         ----------------------      ------------
Joseph Stilwell                                                                200,000 (3)               9.3%
       26 Broadway, 23rd Floor
       New York, New York 10004
First Financial Fund, Inc.                                                     155,500 (4)               7.2
       Gateway Center Three
       100 Mulberry Street, 9th Floor
       Newark, New Jersey 07102-7503
Wellington Management Company, LLP                                             155,500 (5)               7.2
       75 State Street
       Boston, Massachusetts 02109
Loeb Partners Corporation
  Loeb Arbitrage Fund                                                          117,700 (6)               5.5
       61 Broadway
       New York, New York 10006
Community Financial Corp. Employee
  Stock Ownership Plan ("ESOP")                                                 99,022 (7)               4.6
       240 E. Chestnut Street
       Olney, Illinois 62450-2295
Michael F. Bauman                                                               19,925 (8)                 *
Wayne H. Benson                                                                 76,640 (9)               3.5
Roger A. Charleston                                                             36,284(10)               1.7
James W. Foley                                                                     100                     *
Roger L. Haberer                                                                 8,606(11)                 *
Brad A. Jones                                                                   23,785                   1.1
Michael B. Nadler                                                                9,100                     *
Barrett R. Rochman                                                              90,890(12)               4.2
Douglas W. Tompson                                                              53,191(13)               2.4
All directors and executive officers as a group (9 persons)                    318,485                  14.2%

--------------------
*    Less than one percent.

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he has voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership of such Common Stock at any time within sixty days of October 26, 2001. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock. Amounts shown include 9,919, 38,617, 9,919, 5,290, 9,919, 26,450 and 100,114 shares which may be acquired by Mr. Bauman, Mr. Benson, Mr. Charleston, Mr. Haberer, Mr. Jones, Mr. Tompson and by all directors and executive officers of the Company as a group, respectively, upon the exercise of options exercisable within sixty days of October 26, 2001.

(2) The percentage calculations are based upon 2,147,470 shares of Common Stock issued and outstanding on October 26, 2001.

                                     44



(3)  The information provided herein is based upon an Amendment No. 3 to
     Schedule 13D, dated April 16, 2001, filed jointly by Joseph Stilwell, Stilwell Value Partners III, L.P., Stilwell Associates, L.P. and Stilwell Value LLC (collectively, the "Group"). The Schedule 13D reported that each member of the Group shared voting and investment power with respect to all 200,000 shares reported as beneficially owned.

(4)  The information provided herein is based upon an Amendment No. 10 to
     Schedule 13G, dated February 12, 2001. The Schedule 13G/A reported sole voting power and shared dispositive power with respect to all 155,500 shares reported as beneficially owned.

(5) The information provided herein is based upon an amendment to Schedule 13G, dated February 13, 2001. The Schedule 13G/A reported shared dispositive power with respect to all 155,500 shares reported as beneficially owned.

(6) The information provided herein is based upon a Schedule 13D, dated August 29, 2001, filed jointly by Loeb Partners Corporation and Loeb Arbitrage Fund. In the Schedule 13D, Loeb Partners Corporation reported sole voting and investment power with respect to 6,748 shares and shared voting and investment power with respect to 5,860 shares. Loeb Arbitrage Fund reported sole voting and investment power with respect to 105,092 shares.

(7) All allocated shares in the ESOP are voted in accordance with the instructions of the participating employees. Allocated shares for which no instructions have been received are voted by the trustee in the manner directed by the Company's Board of Directors, and in the absence of such direction from the Company's Board of Directors, the ESOP trustee would have sole discretion as to the voting of such shares. As of October 26, 2001, there were 99,022 allocated shares and no unallocated shares held by the ESOP.

(8)  Includes 290 shares owned by Mr. Bauman's spouse.

(9) Includes 3,350 shares owned by Mr. Benson's spouse, 10,574 shares allocated to Mr. Benson's account under the ESOP and 2,222 shares held in the Company's 401(k) Thrift Plan.

(10) Includes 3,492 shares owned by Mr. Charleston's spouse.

(11) Includes 500 shares owned by Mr. Haberer's spouse.

(12) Includes 6,340 shares owned by Mr. Rochman's spouse, 4,350 shares owned by The Boo Rochman Charitable Corp and 1,500 shares owned by the Rochman Family Investment.

(13) Includes 11,073 shares allocated to Mr. Tompson's account under the ESOP and 978 shares held in the Company's 401(k) Thrift Plan.


                            SHAREHOLDER PROPOSALS


         If the Merger is not consummated, the Company plans to hold its 2002 Annual Meeting of Shareholders on May 2, 2002. If the Merger is not consummated before such date, any shareholder who wishes to present a proposal for inclusion in the proxy materials for the Company's 2002 Annual Meeting of Shareholders must have submitted such proposal to the Company at 240 E. Chestnut Street, Olney, Illinois 62450-2295 by not later than January 1, 2002. Any such proposals are subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

         Under the Company's Articles of Incorporation, a shareholder proposal which does not appear in the proxy materials may be considered at a meeting of shareholders only if notice of the proposal is submitted in writing to the Secretary of the Company at the address stated in the above paragraph no less than 30 days nor more than 60 days prior to the date of such meeting; provided, however, that if less than forty days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to shareholders. If the Merger is not consummated, in order to be considered at the Annual Meeting, a shareholder proposal must have been delivered or mailed to the Company's Secretary no later than April 1, 2002.

                                  ANNEX A
                                  -------

                     AGREEMENT OF AFFILIATION AND MERGER

         THIS AGREEMENT OF AFFILIATION AND MERGER ("Agreement") is made and entered into effective as of the 30th day of March, 2001, by and between FIRST FINANCIAL CORPORATION ("FIRST FINANCIAL"), FFC MERGER CORP ("MERGER CORP"), and COMMUNITY FINANCIAL CORP. ("COMMUNITY").

                            W I T N E S S E T H:
                            -------------------

         WHEREAS, First Financial is an Indiana corporation registered as a bank holding company under the federal Bank Holding Company Act of 1956, as amended ("BHC Act"), with its principal office located in Terre Haute, Vigo County, Indiana; and

         WHEREAS, Merger Corp is an Indiana corporation with its principal office located in Terre Haute, Vigo County, Indiana and is a wholly-owned subsidiary of First Financial; and

         WHEREAS, Community is an Illinois corporation registered as a bank holding company under the BHC Act, with its principal office located in Olney, Richland County, Illinois, and is the sole shareholder of Community Bank and Trust, N.A., a national banking association ("Bank"), and American Bank of Illinois in Highland, an Illinois state banking institution organized and existing under the laws of the State of Illinois; and

         WHEREAS, it is the desire of First Financial and Community to affiliate through a corporate reorganization whereby Community will be merged with and into Merger Corp; and

         WHEREAS, a majority of the entire Board of Directors of each of First Financial, Merger Corp and Community have approved this Agreement, authorized its execution and designated this Agreement a plan of reorganization and a plan of merger.

         NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, First Financial, Merger Corp and Community hereby make this Agreement and prescribe the terms and conditions of the affiliation of First Financial and Community and the mode of carrying such merger into effect as follows:

                                  SECTION 1

                                 THE MERGER
                                 ----------

         1.01.  General Description. Upon the terms and subject to the
                -------------------
conditions of this Agreement, at the Effective Time (as defined in Section 10
                                                                   ----------
hereof), Community shall be merged with and into and under the Articles of Incorporation of Merger Corp ("Merger"). Merger Corp shall survive the Merger ("Surviving Corporation") and shall continue its corporate existence under the laws of the State of Indiana pursuant to the provisions of and with the effect provided in the Indiana Business Corporation Law, as amended. Upon consummation of the Merger, Bank shall become a wholly-owned subsidiary of Merger Corp.

         1.02.  Name, Officers and Management. The name of the Surviving
                -----------------------------
Corporation shall be "FFC Merger Corp." Its principal office shall be located at One First Financial Plaza, Terre Haute, Indiana 47807. The officers of Merger Corp serving at the Effective Time shall continue to serve as the officers of the Surviving Corporation, until such time as their successors shall have been duly elected and have been qualified. The directors of Community shall cease to be directors of Community as of the Effective Time and shall not become directors of Merger Corp or First Financial after the Effective Time. The directors of Merger Corp as of the Effective Time shall remain the directors of the Surviving Corporation, until such time as their successors have been duly elected and have been qualified.

         1.03.  Capital Structure. The capital of the Surviving Corporation
                -----------------
shall be not less than the capital of Merger Corp immediately prior to the Effective Time.

         1.04.  Articles of Incorporation and By-Laws. The Articles of
                -------------------------------------
Incorporation and By-Laws of Merger Corp in existence at the Effective Time shall remain the Articles of Incorporation and By-Laws of the Surviving Corporation following the Effective Time, until such Articles of Incorporation and By-Laws shall be further amended as provided by applicable law.

         1.05.  Assets and Liabilities. At the Effective Time, the title to
                ----------------------
all assets, real estate and other property owned by Community shall vest in Merger Corp without reversion or impairment. At the Effective Time, all liabilities of Community shall be assumed by Merger Corp.

         1.06.  Additional Actions. If at any time after the Effective Time,
                ------------------
Merger Corp or First Financial shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Community or the Bank, or (b) otherwise carry out the purposes of this Agreement, Community and the Bank and their respective officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry on the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Community or the Bank or otherwise to take any and all such action.

                                  SECTION 2

                            MERGER CONSIDERATION
                            --------------------

         2.01.  Conversion of Shares. Each share of Community's common stock
                --------------------
issued and outstanding immediately prior to the Effective Time, other than shares held by shareholders who have exercised their dissenter's rights as set forth in Section 3 ("Dissenting Shares"), shall, by virtue of the Merger
             ---------
and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below to the holder of record thereof, without any interest thereon, upon surrender of the certificate representing such common stock.

         2.02.  Consideration. (a) As consideration for the Merger,
                -------------
shareholders of Community, other than those shareholders who have exercised their dissenter's rights as set forth in Section 3, will be entitled to
                                         ---------
receive in cash for each share of Community common stock they own an amount equal to:

                (i)    the Aggregate Purchase Price (as defined in
                Section 2.02(b), and as may be amended or modified by
                ---------------
                Section 2.02(c)) minus (A) the aggregate amount to be paid to
                ---------------
                the Community ESOP pursuant to Section 2.02(e), and (B) minus
                                               ---------------
                the aggregate amount to be paid to the holders of record as of the Effective Time of the outstanding "in the money" options of Community (as defined in Section 2.02(f)) pursuant to
                                            ---------------
                Section 2.02(f),
                ---------------

                (ii) divided by 2,147,470 (which is the number of shares of Community common stock which will be outstanding as of the Effective Time).

         (b) First Financial shall pay an aggregate purchase price (the "Aggregate Purchase Price") equal to the sum of the following, less an amount equal to the fees and expenses incurred by Community pursuant to
Section 6.13(b), which amount shall not exceed $25,000 (if the actual amount
---------------
incurred by Community pursuant to Section 6.13(b) exceeds $25,000, the
                                  ---------------
amount in excess of $25,000 shall be borne by the Bank), and less any liabilities of Community (computed on a parent company only basis):

                (i)   $19,500,000;

                (ii) the proceeds realized by Community on an after-tax basis (in an amount agreed to by First Financial, Community, and the independent auditors of First Financial) from the sale of American Bank of Illinois in Highland, MidAmerica Bank of St. Clair County and The Egyptian State Bank; (iii) the amount of cash held by Community on a parent company only basis (other than amounts included pursuant to some other section of this
                Section 2.02(b));
                ---------------

                (iv) the amounts receivable by Community pursuant to requests for refunds of income taxes paid (in an amount agreed to by First Financial, Community, and the independent auditors of First Financial);

                (v) an amount equal to the principal balance of the loans identified on Schedules 2.02(b)(v)(1) and (2) of the
                              -------------------------------
                Disclosure Schedule (as identified in Section 4 hereof)
                                                      ---------
                which has been placed on the parent company only financial statements of Community and for which the Bank, as of the Effective Time, will have a $300,000 reserve allocated within its general loan loss reserve for the credits set forth on Schedule 2.02(b)(v)(1) of the Disclosure
                         ----------------------
                Schedule; and

                (vi) an amount equal to the fair market value of securities held by Community on a parent company only basis.

         (c) If at the Effective Time the Bank has realized on its financial records a recovery (in an amount agreed to by First Financial, Community, and the independent auditors of First Financial) on those loans identified in Schedule 2.02(c) of the Disclosure Schedule, then the amount set forth in
   ----------------
Section 2.02(b)(i) shall be increased by the amount of the recovery,
------------------
determined in accordance with this section of the Agreement; provided, however, that in no event shall such increase in the amount set forth in
Section 2.02(b)(i) exceed $500,000.
------------------

         (d)    For purposes of Section 2.02(e) and Section 2.02(f), the Per
                                ---------------     ---------------
Share Merger Consideration shall be determined by dividing:

                (i) the sum of (A) the Aggregate Purchase Price, (B) the amount of proceeds which would be realized by Community if the "in the money" options to purchase shares of Community common stock" were exercised, and (C) the amount of the retired ESOP debt of $662,605.48, by

                (ii)  2,365,869.

The number in Section 2.02(d)(ii) is the sum of 2,147,470 (which is the
              -------------------
number of shares of Community common stock outstanding), 154,340 (which is the number of "in the money" Community options to purchase shares of Community common stock outstanding) and 64,059 (which is the number of shares of Community common stock held by Community as treasury stock which would have been outstanding if the Community ESOP had not been terminated).

         (e) Of the total Aggregate Purchase Price to be received by Community, an amount equal to:

                (i) (A) 64,059, multiplied by (B) the Per Share Merger Consideration less $10.3437, plus

                (ii) (A) 64,059, multiplied by (B) the quotient of (1) the taxes (and any applicable interest or penalties) required to be paid by Community in accordance with the provisions of Section 6.12(b), and (2) 2,365,869,
                   ---------------

will be placed in the Employee Stock Ownership Plan of Community.

The amount of $10.3437 which is subtracted from the Per Share Merger Consideration in Section 2.02(e)(i)(B) for this purpose is the quotient of
                 ---------------------
the amount of the retired ESOP debt divided by the number of shares of Community common stock held by Community as treasury stock which would have been outstanding if the Community ESOP had not been terminated, or $662,605.48 divided by 64,059.

The number in Section 2.02(e)(ii)(B)(2) is the sum of 2,147,470 (which is
              -------------------------
the number of shares of Community common stock outstanding), 154,340 (which is the number of "in the money" Community options to purchase shares of Community common stock outstanding) and 64,059 (which is the number of shares of Community common stock held by Community as treasury stock which would have been outstanding if the Community ESOP had not been terminated).

         (f) Each outstanding "in the money option" of Community shall be canceled and exchanged for an amount of the total Aggregate Purchase Price to be received by Community equal to the Per Share Merger Consideration less the exercise price of such option. For purposes of this Agreement, an outstanding "in the money" option of Community shall be defined as an option with an exercise price less than the Per Share Merger Consideration. As of the date of this Agreement there are, and as of the Effective Time there will be, 154,340 outstanding "in the money" options of Community.

         2.03.  Distribution of Cash. (a) Promptly following the Effective
                --------------------
Time, First Financial shall mail to each Community shareholder a letter of transmittal providing instructions as to the transmittal to First Financial of certificates formerly representing shares of Community common stock and the payment of cash in exchange therefor pursuant to the terms of this Agreement.

         (b) Following the Effective Time, First Financial shall distribute cash payments, without interest, for shares of Community (other than Dissenting Shares) to each shareholder of Community at the Effective Time within twenty (20) business days following receipt by First Financial of the shareholder's certificate(s) formerly representing such shareholder's shares of Community common stock together with a properly completed and executed letter of transmittal, all in form and substance reasonably satisfactory to the Surviving Corporation and First Financial.

         (c) Following the Effective Time, stock certificates formerly representing Community common stock (other than Dissenting Shares) held by shareholders of Community shall be deemed to evidence only the right to receive cash, without interest thereon, pursuant to Section 2.01 and
                                                    ------------
Section 2.02 hereof.
------------

         (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of Community of any shares of the common stock of Community. First Financial shall be entitled to rely upon the stock transfer books of Community to establish the persons entitled to receive any cash payment pursuant to this Agreement, which books shall be conclusive with respect to the ownership of shares of Community common stock.

         (e) With respect to any certificate for shares of Community common stock which has been lost, stolen or destroyed, First Financial shall be authorized to pay cash pursuant to Section 2.01 and Section 2.02 hereof to
                                   ------------     ------------
the registered owner of such certificate upon First Financial's (i) receipt of an agreement to indemnify First Financial against loss from such lost, stolen or destroyed certificate, an affidavit of lost, stolen or destroyed stock certificate and a bond, all in form and substance reasonably satisfactory to First Financial, and upon compliance by the shareholder of Community with all other reasonable requirements of First Financial in connection with such lost, stolen or destroyed stock certificates.

                                  SECTION 3

                              DISSENTING SHARES
                              -----------------

         Shareholders of Community who properly exercise and perfect statutory dissenters' rights shall have the rights accorded to dissenting shareholders under Article 11 of the Illinois Business Corporations Act of 1983, as amended.

                                  SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF COMMUNITY
                 -------------------------------------------

         Community hereby represents and warrants to First Financial and Merger Corp with respect to itself and Bank, as its wholly-owned subsidiary, as follows:

         4.01.  Organization and Authority. Community is a corporation duly
                --------------------------
organized, validly existing and in good standing under the laws of the State of Illinois. Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. Community and Bank have full power and authority (corporate and otherwise) to own and lease their properties as presently owned and leased and to conduct their respective business in the manner and by the means utilized as of the date hereof. Except as set forth in the Disclosure Schedule (for purposes of this Agreement, "Disclosure Schedule" shall mean the schedules referencing the applicable provisions of this Agreement which are attached hereto and made a part of this Agreement), Community's only subsidiaries are the Bank and American Bank of Illinois in Highland (located in Highland and Pocahontas, Illinois), and it has no other subsidiaries and owns no voting stock or equity securities of any corporation, partnership, association or other entity, except for stock held by the Bank in the Federal Home Loan Bank of Chicago and the Federal Reserve Bank of St. Louis. Bank has no subsidiaries. Bank is subject to primary regulatory supervision and examination by the Office of the Comptroller of the Currency. Community has one class of stock registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended ("1934 Act"), and is subject to the reporting requirements of the 1934 Act. Community has entered into a binding agreement to sell the stock which it owns of American Bank of Illinois in Highland.

         4.02.  Authorization. (a) Community has the requisite corporate
                -------------
power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 8.02(e) and (f) hereof. This Agreement and
                       -----------------------
its execution and delivery by Community have been duly authorized and approved by the Board of Directors of Community and, assuming due execution and delivery by First Financial, constitutes a valid and binding obligation of Community, subject to the fulfillment of the conditions precedent set forth in Section 8.02 hereof, and is
                                      ------------
enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

         (b) Neither the execution of this Agreement nor consummation of the Merger contemplated hereby: (i) conflicts with or violates Community's Certificate of Incorporation or By-Laws; (ii) conflicts with or violates any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Merger are obtained) or any court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which Community or Bank is a party or by which Community or Bank is subject or bound; (iv) results in the creation of or gives any person, corporation or entity the right to create any lien, charge, claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party (other than First Financial) or any other adverse interest, upon any right, property or asset of Community or Bank; or (v) terminates or gives any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment or other instrument to which Community or Bank is bound or with respect to which Community or Bank is to perform any duties or obligations or receive any rights or benefits.

         (c) Other than in connection or in compliance with the provisions of the applicable federal and state banking, securities, and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for consummation of the Merger by Community or Bank.

         4.03.  Capitalization. (a) The authorized capital stock of Community
                --------------
as of the date hereof consists, and at the Effective Time will consist, of 1,000,000 shares of preferred stock, $0.01 par value per share, none of which is issued or outstanding, and 7,000,000 shares of common stock, $0.01 par value per share. As of the date hereof, and at the Effective Time, 2,147,470 shares of the common stock of Community are and will be issued and outstanding (such issued and outstanding shares are referred to herein as "Community Common Stock"). Such issued and outstanding shares of Community Common Stock have been duly and validly authorized by all necessary corporate action of Community, are validly issued, fully paid and nonassessable and have not been issued in violation of any pre-emptive rights of any present or former Community shareholder. Community has no common stock authorized, issued or outstanding other than as described in this Section 4.03(a) and has no intention or obligation to authorize or
     ---------------
issue any other capital stock or any additional shares of Community Common Stock. On a consolidated basis as of December 31, 2000, Community had total capital of approximately $34,890,653, which consisted of common stock of $26,450, capital surplus of $19,378,177 and undivided profits of
$15,486,026, including unrealized gains or losses on available-for-sale securities. Each share of Community Common Stock is entitled to one vote per share. A description of the Community Common Stock is contained in the Certificate of Incorporation of Community, as amended, as set forth in the Disclosure Schedule pursuant to Section 4.04 hereof.
                                ------------

         (b) The authorized capital stock of Bank as of the date hereof consists, and at the Effective Time will consist, of 1,000,000 shares of common stock, $4.00 par value per share, all of which shares are issued and outstanding (such issued and outstanding shares are referred to herein as "Bank Common Stock"). Such issued and outstanding shares of Bank Common Stock have been duly and validly authorized by all necessary corporate action of Bank, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former Bank shareholder. All of the issued and outstanding shares of common stock of Bank are owned by Community free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. Bank has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(b) and has no intention or obligation to authorize or
     ---------------
issue any other capital stock or any additional shares of Bank Common Stock. On a consolidated basis as of December 31, 2000, Bank had total capital of approximately $19,454,534, which consisted of common stock of $4,000,000, capital surplus of $8,691,900 and undivided profits of $6,762,634, including unrealized gains or losses on available-for-sale securities. Each share of Bank Common Stock is entitled to one vote per share. A description of the Bank Common Stock is contained in the Articles of Incorporation of Bank, as amended, as set forth in the Disclosure Schedule pursuant to Section 4.04
                                                             ------------
hereof.

         (c)    Except as set forth in Schedule 4.03(c) of the Disclosure
                                       ----------------
Schedule, there are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of Community Common Stock, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of Community, by which Community is or may become bound. Community does not have any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of Community Common Stock.

         (d) There are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of Bank Common Stock, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of Bank, by which Bank is or may become bound. Bank does not have any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of Bank Common Stock.

         (e) Except as set forth in the Disclosure Schedule, Community has no knowledge of any person or entity which beneficially owns 5% or more of its outstanding shares of common stock.

         4.04.  Organizational Documents. The respective Articles of
                ------------------------
Incorporation and By-Laws of Community, and the Articles of Association and By-Laws of Bank, representing true, accurate and complete copies of such corporate documents in effect as of the date of this Agreement, have been delivered to First Financial and are included in the Disclosure Schedule.

         4.05.  Compliance with Law. (a) Except as set forth in Schedule 4.05
                -------------------                             -------------
of the Disclosure Schedule, none of Community, Bank, nor the fiduciaries of any Community Plans (as defined in Section 4.14(a)), have engaged in any activity nor taken or omitted to take any action which has resulted or could result in the violation of any local, state, federal or foreign law, statute, regulation, rule, ordinance, order, restriction or requirement, nor are they in violation of any order, injunction, judgment, writ or decree of any court or government agency or body. Community and Bank possess and hold all licenses, franchises, permits, certificates and other authorizations necessary for the continued conduct of their business without interference or interruption, and such licenses, franchises, permits, certificates and authorizations are transferable (to the extent required) to First Financial or Merger Corp at the Effective Time without any restrictions or limitations thereon or the need to obtain any consents of government agencies or other third parties other than as set forth in this Agreement. The Bank has received no inquiries from any regulatory agency or government authority relating to its compliance with the Bank Secrecy Act, the Truth-in-Lending Act or the Community Reinvestment Act or any laws with respect to the protection of the environment or the rules and regulations promulgated thereunder.

         (b) All agreements, understandings and commitments with, and all orders and directives of, all government regulatory agencies or authorities with respect to the financial condition, results of operations, business, assets or capital of Community or Bank which presently are binding upon or require action by, or at any time during the last five (5) years have been binding upon or have required action by, Community or Bank are set forth in the Disclosure Schedule, and all correspondence, communications and commitments related thereto have been made available to First Financial. Except as set forth in Schedule 4.05 of the Disclosure Schedule, there are
                       -------------
no uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any examination report of Community or Bank as a result of an examination by any regulatory agency or body, or set forth in any accountant's or auditor's report to Community or Bank.

         (c) All of the existing offices and branches of Community and Bank have been legally authorized and established in accordance with all applicable federal, state and local laws, statutes, regulations, rules, ordinances, orders, restrictions and requirements. Bank has no approved but unopened offices or branches.

         4.06.  Accuracy of Statements Made and Materials Provided to First
                -----------------------------------------------------------
Financial. Except as set forth in Schedule 4.06 of the Disclosure Schedule;
---------                         -------------

         (a) No representation, warranty or other statement made, or any information provided, by or on behalf of Community or Bank in this Agreement or the Disclosure Schedule (and any update thereto), and no written report, statement, list, certificate, materials or other information furnished or to be furnished by or on behalf of Community or Bank to First Financial through and including the Effective Time in connection with this Agreement, the Merger contemplated hereby, or First Financial's due diligence investigation or confidential review of Community and the Bank or otherwise (including, without limitation, any written information which has been or shall be supplied by Community or Bank with respect to its financial condition, results of operations, business, assets, capital or directors and officers for inclusion in the proxy statement relating to the Merger), contains or shall contain (in the case of information relating to the proxy statement at the time it is mailed to Community's shareholders) any untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

         (b) No materials or information provided by or on behalf of Community or Bank to First Financial for use by First Financial or Merger Corp in any filing with any state or federal regulatory agency or authority shall (i) contain any untrue or misleading statement of material fact, or
(ii) omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading.

         4.07.  Litigation and Pending Proceedings. (a) Except as set forth
                ----------------------------------
in the Disclosure Schedule, there are no claims, actions, suits, proceedings, arbitrations or investigations pending or, to the best knowledge of Community and Bank after due inquiry, threatened in any court or before any government agency or authority, arbitration panel or otherwise (nor does Community or Bank have any knowledge of a basis for any claim, action, suit, proceeding, litigation, arbitration or investigation) against, by or affecting Community or Bank.

         (b) Except as set forth in the Disclosure Schedule, neither Community nor Bank is: (i) subject to any outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or governmental agency or authority; (ii) presently charged with or, to the best knowledge of Community or Bank after due inquiry, under governmental investigation with respect to any actual or alleged violations of any law, statute, rule, regulation or ordinance; or (iii) the subject of any pending or, to the best knowledge of Community and Bank after due inquiry, threatened proceeding by any government regulatory agency or authority having jurisdiction over its respective business, assets, capital, properties or operations.

         4.08.  Financial Statements and Reports. Community has delivered to
                --------------------------------
First Financial copies of the following financial statements and reports of Community and Bank, including the notes thereto (collectively, the "Community Financial Statements"):

         (a) Consolidated Balance Sheets and the related Consolidated Statements of Income and Consolidated Statements of Changes in Shareholders' Equity of Community as of and for the years ended December 31, 2000, 1999 and 1998;

         (b) Consolidated Statements of Cash Flows of Community for the years ended December 31, 2000, 1999, and 1998;

         (c) Consolidated Statements of Changes in Financial Position of Community for the years ended December 31, 2000 and 1999;

         (d) Reports of Condition and Income ("Call Reports") for Bank as of the close of business on December 31, 2000, 1999, 1998; and

         (e) Financial Statements of Community on Form FRY-9LP and Form FRY-9C filed with the Board of Governors of the Federal Reserve System at the close of business on December 31, 2000 and 1999.

         Except as set forth in Schedule 4.08 of the Disclosure Schedule,
                                -------------
the Community Financial Statements are true, accurate and complete in all material respects and present fairly the consolidated financial position of Community and Bank as of and at the dates shown and the consolidated results of operations for the periods covered thereby. The Community Financial Statements described in clauses (a), (b) and (c) above for completed fiscal years are audited financial statements and have been prepared in conformance with generally accepted accounting principles applied on a consistent basis, except as may otherwise be indicated in any accountants' notes or reports with respect to such financial statements. The Community Financial Statements do not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, (whether absolute, accrued, contingent or otherwise), or any other facts which inclusion or omission would render any of the Community Financial Statements false, misleading or inaccurate in any material respect.

         4.09.  Properties, Contracts, Employees and Other Agreements.
                -----------------------------------------------------
(a) Set forth in the Disclosure Schedule is a true, accurate and complete copy of the following:

         (i) A brief description and the location of all real property owned by Community or Bank and the principal buildings and structures located thereon, together with a legal description of such real property and a title insurance policy or abstract opinion insuring the same, and each lease of real property to which Community or Bank is a party, identifying the parties thereto, the annual rental payable, the expiration date of the lease and a brief description of the property covered;

         (ii) All conditional sales contracts or other title retention agreements relating to Community or Bank and agreements for the purchase of federal funds;

         (iii) All agreements, contracts, leases, licenses, lines of credit, understandings, commitments or obligations of Community or Bank which individually or in the aggregate:

                (A) involve payment or receipt by Community or Bank (other than as disbursements of loan proceeds to customers, loan payments by customers or customer deposits) of more than $10,000;

                (B)      involve payments based on profits of Community or Bank;

                (C) relate to the purchase of goods, products, supplies or services in excess of $10,000;

                (D)      were not made in the ordinary course of business; or

                (E)      may not be terminated without penalty within one
                         (1) year from the date of this Agreement;

         (iv) The name and current annual salary of each director, officer and employee of Community or Bank whose current annual salary is in excess of $50,000, and the profit sharing, bonus or other form of compensation (other than basic salary) paid or payable by Community or Bank to or for the benefit of each such person for the year ended December 31, 2000 and 1999, and any employment, severance or deferred compensation agreement or arrangement with respect to each such person; and

         (v) A brief description (with reference to any applicable contractual provisions) of any obligations or liabilities (whether absolute, accrued, contingent or otherwise) of Community or Bank related to American Bank of Illinois in Highland, MidAmerica Bank of St. Clair County, or The Egyptian State Bank which will continue or arise at or exist subsequent to consummation of the sale by Community of the stock which it now owns or owned in the past of American Bank of Illinois in Highland, MidAmerica Bank of St. Clair County, or The Egyptian State Bank

         (b) Community and Bank have, prior to the date of this Agreement, provided or given access to First Financial to the files and documentation of all borrowers of Bank, or persons or entities that are or may become obligated to Bank under an existing letter of credit, line of credit, loan transaction, loan agreement, promissory note or other commitment of Bank, in excess of $10,000 individually or in the aggregate, whether in principal, interest or otherwise, and including all guarantors of such indebtedness.

         (c) Each of the agreements, contracts, commitments, leases, instruments and documents set forth in the Disclosure Schedule relating to this Section 4.09 is valid and enforceable in accordance with its terms,
     ------------
except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditor's rights. Community and Bank are, and to their respective best knowledge after due inquiry, all other parties thereto are, in material compliance with the provisions thereof, and Community and Bank are not, and to their respective best knowledge after due inquiry, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or provision contained therein. None of the foregoing requires the consent of any party to its assignment in connection with the Merger contemplated by this Agreement. Other than as disclosed pursuant to this Section 4.09, to the best knowledge of Community
                           ------------
and Bank after due inquiry, no circumstances exist resulting from transactions effected or to be effected, from events which have occurred or may occur or from any action taken or omitted to be taken which could reasonably be expected to result in the creation of any agreement, contract, obligation, commitment, arrangement, lease or document described in or contemplated by this Section 4.09.
                     ------------

         (d) Neither Community nor Bank is, to the best knowledge of Community and Bank after due inquiry, in default under or in breach of, or alleged to be in default under or in breach of, any loan or credit agreement, conditional sales contract or other title retention agreement, security agreement, bond, indenture, mortgage, license, contract, lease, commitment or any other instrument, agreement or obligation.

         4.10.  Absence of Undisclosed Liabilities. Except as provided in the
                ----------------------------------
Community Financial Statements and in the Disclosure Schedule, except for unfunded loan commitments and obligations on letters of credit to customers of Bank, except for trade payables incurred in the ordinary course of Community's and Bank's business (for purposes of this Section 4, all
                                                      ---------
references to ordinary course of business shall be deemed to be Community's and Bank's ordinary course of business), and except for the Merger contemplated by this Agreement, neither Community nor Bank has, nor will have at the Effective Time, any obligation, agreement, contract, commitment, liability, lease or license which exceeds $10,000 individually, or any obligation, agreement, contract, commitment, liability, lease or license made outside of the ordinary course of business, nor does there exist any circumstances resulting from transactions effected or events occurring on or prior to the date of this Agreement or from any action omitted to be taken during such period which could reasonably be expected to result in any such obligation, agreement, contract, commitment, liability, lease or license.

         4.11.  Title to Assets. Except as described in this Section 4.11:
                ---------------                              ------------
(a) Community and Bank have good and marketable title in fee simple absolute to all real property (including, without limitation, all real property used as bank premises and all other real estate owned) which is reflected in the Community Financial Statements as of December 31, 2000; good and marketable title to all personal property reflected in the Community Financial Statements as of December 31, 2000, other than personal property disposed of in the ordinary course of business since December 31, 2000; good and marketable title to or right to use by valid and enforceable lease or contract all other properties and assets (whether real or personal, tangible or intangible) which Community and Bank purport to own or which Community or Bank uses in its business; good and marketable title to, or right to use by terms of a valid and enforceable lease or contract, all other property used in their respective businesses; and good and marketable title to all property and assets acquired and not disposed of or leased since December 31, 2000. All of such properties and assets are owned by Community or Bank free and clear of all land or conditional sales contracts, mortgages, liens, pledges, restrictions, security interests, charges, claims, rights of third parties or encumbrances of any nature except: (i) as set forth in the Disclosure Schedule; (ii) as specifically noted in reasonable detail in the Community Financial Statements; (iii) statutory liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings; (iv) pledges or liens required to be granted in connection with the acceptance of government deposits or granted in connection with repurchase or reverse repurchase agreements; and (v) easements, encumbrances and liens of record, imperfections of title and other limitations which are not material in amounts to Community on a consolidated basis and which do not materially detract from the value or materially interfere with the present or contemplated use of any of the properties subject thereto or otherwise materially impair the use thereof for the purposes for which they are held or used. All real property owned or leased by Community or Bank is in compliance with all applicable zoning and land use laws.

         (b) Community, Bank, and all current or former direct or indirect subsidiaries of Community or Bank have conducted their respective business in compliance with all federal, state, county and municipal laws, statutes, regulations, rules, ordinances, orders, directives, restrictions and requirements relating to, without limitation, responsible property transfer, underground storage tanks, petroleum products, air pollutants, water pollutants or storm water or process waste water or otherwise relating to the environment or toxic or hazardous substances or to the manufacturing, recycling, handling, processing, distribution, use, generation, treatment, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, without limitation, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal
Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency, the Army Corp of Engineers, the Department of Interior, the United States Fish and Wildlife Service and any state department of natural resources or state environmental protection agency now or at any time thereafter in effect (collectively, "Environmental Laws"). There are no pending or, to the best knowledge of Community and Bank after due inquiry, threatened claims, actions or proceedings by any local municipality, sewage district or other governmental entity against Community, Bank, or any current or former direct or indirect subsidiaries of Community or Bank with respect to the Environmental Laws, and there is no reasonable basis or grounds for any such claim, action or proceeding. No environmental clearances or other governmental approvals relating to environmental matters are required for the conduct of the business of Community or Bank or the consummation of the Merger contemplated hereby. Neither Community, Bank, nor any current or former direct or indirect subsidiaries of Community or Bank is the owner, and has not been in the chain of title or the operator or lessee, of any property on which any substances have been used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property would require clean-up, removal or any other remedial action under any Environmental Law. Community and Bank owns, operates, leases and controls, and has owned, operated, leased and controlled, all real property in compliance with the Environmental Laws. Neither Community, Bank, nor any current or former direct or indirect subsidiaries of Community or Bank has any liability for any clean-up or remediation under any of the Environmental Laws with respect to any real property.

         4.12.  Loans and Investments.  Except as set forth in Schedule 4.12
                ---------------------                          -------------
of the Disclosure Schedule:

         (a) There is no loan by Community or Bank in excess of $10,000 that has been classified by bank regulatory examiners or management as "Other
Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss" or in excess of $10,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. The most recent loan watch list of Bank and a list of all loans in excess of $10,000 which Bank has determined to be thirty (30) days or more past due with respect to principal or interest payments or has placed on nonaccrual status are set forth in the Disclosure Schedule.

         (b) All loans reflected in the Community Financial Statements as of December 31, 2000 and which have been made, extended, renewed, restructured, approved, amended or acquired since December 31, 2000: (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditors' rights; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) are secured, to the extent that Community or Bank has a security interest in collateral or a mortgage securing such loans, by perfected security interests or recorded mortgages naming Bank as the secured party or mortgagee (unless by written agreement to the contrary).

         (c) The reserves, the allowance for possible loan and lease losses and the carrying value for real estate owned which are shown on the Community Financial Statements are adequate in all material respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on items for which reserves were made, on loans and leases outstanding and real estate owned as of the respective dates.

         (d) None of the investments reflected in the Community Financial Statements as of and for the period ended December 31, 2000 and none of the investments made by Community or Bank since December 31, 2000 are subject to any restriction, whether contractual or statutory, which materially impairs the ability of Community or Bank to dispose freely of such investment at any time. Neither Community nor Bank is a party to any repurchase agreements with respect to securities.

         (e) Set forth in the Disclosure Schedule is a true, accurate and complete list of all loans in which Bank has any participation interest or which have been made with or through another financial institution on a recourse basis against Bank.

         (f) Except as set forth in the Disclosure Schedule, and except for customer deposits and ordinary trade payables, neither Community nor Bank has, nor will they have at the Effective Time, any indebtedness for borrowed money.

         4.13.  Shareholder Rights Plan and Anti-takeover Mechanisms. Except
                ----------------------------------------------------
as otherwise provided in the Disclosure Schedule, Community has no shareholder rights plan or any other plan, program or agreement involving, restricting, prohibiting or discouraging a change in control or merger of Community or which may be considered an anti-takeover mechanism.

         4.14.  Employee Benefit Plans.  Except as set forth in Schedule
                ----------------------
4.14(a) - (g) of the Disclosure Schedule:

         (a)    With respect to the employee benefit plans, as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored or otherwise maintained by Community or Bank, whether written or oral; in which Community or Bank participates as a participating employer; to which Community or Bank contributes; with respect to which Community or Bank acts as administrator, custodian, trustee or fiduciary; and including any such plans which have been terminated, merged into another plan, frozen or discontinued; with respect to which Community or Bank may have any liability (whether absolute, accrued, contingent or otherwise), (collectively, "Community Plans"): (i) all such Community Plans have, on a continuous basis since their adoption, been, in all material respects, maintained in compliance with the requirements prescribed by all applicable statutes, orders and governmental rules or regulations, including, without limitation, ERISA, the Internal Revenue Code (the "Code"), and the Department of Labor ("Department") and Treasury Regulations promulgated thereunder; (ii) all Community Plans intended to constitute tax-qualified plans under Section 401(a) of the Code have complied since their adoption or have been timely amended to comply in all material respects with all applicable requirements of the Code and the Treasury Regulations promulgated thereunder, and favorable determination letters have been timely received from the Internal Revenue Service ("Service") (or the remedial amendment period has not expired) with respect to each such Community Plan stating that each, in its current form (or at the time of its disposition if it has been terminated, merged, frozen or discontinued), is qualified under and satisfies all applicable provisions of the Code and Treasury Regulations; (iii) no Community Plan (or its related trust) holds any stock or other securities of Community or any related or affiliated person or entity; (iv) neither Community nor Bank has any liability to the Department or the Service with respect to any Community Plan; (v) Community has not engaged in any transaction that may subject Community or the Bank, or any Community Plan, to a civil penalty imposed by Section 502 of ERISA;
(vi) no non-exempt prohibited transaction (as defined in Section 406 of ERISA or as defined in Section 4975(c) of the Code) has occurred with respect to any Community Plan; (vii) each Community Plan subject to ERISA or intended to be qualified under Section 401(a) of the Code has been and, if applicable, is being operated in all material respects in accordance with the applicable provisions of ERISA and the Code and the Department and Treasury Regulations promulgated thereunder; (viii) no participant or beneficiary or non-participating employee has been denied any benefit due or to become due under any Community Plan or has been misled as to his or her rights under any Community Plan; (ix) all obligations required to be performed by Community or Bank under any provision of any Community Plan have been performed by them in all material respects and they are not in default under or in violation of, in any material respect, any provision of any Community Plan; (x) no event has occurred which would constitute grounds for an enforcement action by any party under Part 5 of Title I of ERISA under any Community Plan; (xi) there are no actions, suits, proceedings or claims pending (other than routine claims for benefits) or, to the best knowledge of Community and Bank after due inquiry, threatened, against Community, Bank, any Community Plan or the assets of any Community Plan; and
(xii) with respect to any Community Plan sponsored, participated in or contributed to by Community or Bank, or with respect to which Community or Bank is responsible for complying with the reporting and disclosure requirements of ERISA or the Code, there has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed.

         (b) With regard to any Community Plan intended to be qualified under Section 401(a) of the Code, no director, officer, employee or agent of Community or Bank has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, the Service could revoke or deny that plan's qualification under Section 401(a) of the Code, the exemption under Section 501(a) of the Code for any trust related to such plan, or the status of such plan as an "employee stock ownership plan" described in Section 4975(e)(7) of the Code.

         (c) Community has provided to First Financial true, accurate and complete copies and, in the case of any plan or program which has not been reduced to writing, a summary of all of the following (including all plans and programs which have been terminated): (i) pension, retirement, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation right plans and all amendments thereto and all summary plan descriptions thereof (including any modifications thereto);
(ii) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, bonus, severance and collective bargaining agreements, arrangements or understandings; (iii) all executive and other incentive compensation plans, programs and agreements; (iv) all group insurance and health insurance contracts, policies or plans; (v) all other incentive, welfare or employee benefit plans, understandings, arrangements or agreements, maintained or sponsored, participated in, or contributed to by Community or Bank for its current or former directors, officers or employees; and (vi) all reports to any government department or agency filed within the preceding three years by Community or Bank with respect to any Community Plan.

         (d) No current or former director, officer or employee of Community or Bank is entitled to or may become entitled to any benefit under any welfare benefit plans (as defined in Section 3(1) of ERISA) after termination of employment with Community or Bank, except that such individuals may be entitled to continue their group health care coverage pursuant to Section 4980B of the Code if they pay the cost of such coverage pursuant to the applicable requirements of the Code with respect thereto.

         (e) No Community Plan is, and neither Community nor the Bank has any liability with respect to any plan that is (i) a defined benefit pension plan subject to Title IV of ERISA, (ii) a pension plan subject to Section 302 of ERISA or Section 412 of the Code, or (iii) a multi-employer pension plan (as that term is defined in Sections 4001(a)(3) and 3(37) of ERISA).

         (f) With respect to any group health plan (as defined in Section 607(1) of ERISA) sponsored or maintained by Community or Bank, in which Community or Bank participates as a participating employer or to which Community or Bank contributes, no director, officer, employee or agent of Community or Bank has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, would cause a tax to be imposed on Community or Bank under Code Section 4980B(a). With respect to all such plans, all applicable provisions of Section 4980B of the Code and Section 601 of ERISA have been complied with in all material respects by Community and Bank.

         (g) There are no collective bargaining, employment, management, consulting, deferred compensation, reimbursement, indemnity, retirement, early retirement, severance or similar plans or agreements, commitments or understandings, or any employee benefit or retirement plan or agreement, binding upon Community or Bank and no such agreement, commitment, understanding or plan is under discussion or negotiation by management with any employee or group of employees, any member of management or any other person.

         4.15.  Obligations to Employees. All obligations and liabilities of
                ------------------------
and all payments by Community and Bank, and all Community Plans, whether arising by operation of law, by contract or by past custom, for payments to trusts or other funds, to any government agency or authority or to any present or former director, officer, employee or agent (or his or her heirs, legatees or legal representatives) have been and are being paid to the extent required by applicable law or by the plan, trust, contract or past custom or practice, and adequate actuarial accruals and reserves for such payments have been and are being made by Community and Bank in accordance with generally accepted accounting principles and applicable law applied on a consistent basis and actuarial methods with respect to the following: (a) withholding taxes, unemployment compensation or social security benefits;
(b) all pension, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation rights plans and agreements;
(c) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, retirement, early retirement, severance, reimbursement, bonus or collective bargaining plans and agreements; (d) all executive and other incentive compensation plans, programs, or agreements; (e) all group insurance and health contracts, policies and plans; and (f) all other incentive, welfare, retirement or employee benefit plans or agreements maintained or sponsored, participated in, or contributed to by Community or Bank for its current or former directors, officers, employees and agents, including, without limitation, all liabilities and obligations to the Community Plans (as defined in
Section 4.14(a) hereof). All obligations and liabilities of Community and Bank, whether arising by operation of law, by contract or by past custom or practice, for all other forms of compensation which are or may be payable to their current or former directors, officers, employees or agents or to any Community Plan have been and are being paid to the extent required by applicable law or by the plan or contract, and adequate actuarial accruals and reserves for payment therefor have been and are being made by Community and Bank in accordance with generally accepted accounting and actuarial principles applied on a consistent basis. All accruals and reserves referred to in this Section 4.15 are correctly and accurately reflected and accounted
           ------------
for in all material respects in the Community Financial Statements and the books, statements and records of Community and Bank.

         4.16.  Taxes, Returns and Reports. Except as set forth in the
                --------------------------
Disclosure Schedule, Community has since January 1, 1995 (a) duly and timely filed all federal, state, local and foreign tax returns of every type and kind required to be filed, and each such return is true, accurate and complete in all material respects; (b) paid or otherwise adequately reserved in accordance with generally accepted accounting principles for all taxes, assessments and other governmental charges due or claimed to be due upon it and Bank or any of their income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). Community has established, and shall establish in the Subsequent Community Financial Statements, in accordance with generally accepted accounting principles, a reserve for taxes in the Community Financial Statements adequate to cover all of Community's and Bank's tax liabilities (including, without limitation, income taxes, payroll taxes and withholding, and franchise fees) for the periods then ending. Neither Community nor Bank has, nor will either of them have, any liability for taxes of any nature for or with respect to the operation of their respective businesses, including the business of any subsidiary, or ownership of their assets, including the assets of any subsidiary, from the date hereof up to and including the Effective Time, except to the extent set forth in the Subsequent Community Financial Statements (as hereinafter defined) or as accrued or reserved for on the books and records of Community. Neither Community nor Bank is currently under audit by any state or federal taxing authority. No federal, state or local tax returns of Community have been audited by any taxing authority during the past five (5) years.

         4.17.  Deposit Insurance. The deposits of Bank are insured by the
                -----------------
FDIC in accordance with the Federal Deposit Insurance Act, as amended, to the fullest extent provided by applicable law and Community and Bank have paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

         4.18.  Insurance. Set forth in the Disclosure Schedule is a list and
                ---------
brief description of all policies of insurance (including, without limitation, bankers' blanket bond, directors' and officers' liability insurance, property and casualty insurance, group health or hospitalization insurance and insurance providing benefits for employees) owned or held by Community or Bank on the date hereof or with respect to which Community or Bank pays any premiums. Each such policy is in full force and effect and all premiums due thereon have been paid when due, and a true, accurate and complete copy thereof has been made available to First Financial prior to the date hereof.

         4.19.  Books and Records. The books and records of Community and
                -----------------
Bank are complete and correct and accurately reflect the basis for the financial condition, results of operations, business, assets and capital of Community and Bank set forth in the Community Financial Statements.

         4.20.  Broker's, Finder's or Other Fees. Except as set forth in the
                --------------------------------
Disclosure Schedule and except for reasonable fees of Community's attorneys and accountants, all of which shall be paid by Community prior to the Effective Time, no agent, broker or other person acting on behalf of Community or Bank or under any authority of Community or Bank is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the Merger contemplated hereby.

         4.21.  Disclosure Schedule and Documents. All written data,
                ---------------------------------
documents, materials and information referred to in this Agreement and delivered by Community or Bank pursuant to or in connection with the Disclosure Schedule are true, accurate and complete in all material respects as of the date hereof and with respect to such items delivered subsequent to the date hereof or with any update to the Disclosure Schedule, will be true, accurate and complete in all material respects on the date of delivery thereof.

         4.22.  Interim Events.  Except as set forth in Schedule 4.22 of the
                --------------                          -------------
Disclosure Schedule and except as otherwise required or permitted hereunder, since December 31, 2000, neither Community nor Bank has, other than in the ordinary course of business:

         (a) Suffered any changes having an adverse impact on the financial condition, results of operations, business, assets or capital of Community or Bank in excess of $10,000 individually or in the aggregate;

         (b) Suffered any damage, destruction or loss to any of its properties, not fully paid by insurance proceeds, in excess of $5,000 individually or in the aggregate;

         (c) Declared, distributed or paid any dividend or other distribution to its shareholders;

         (d) Repurchased, redeemed or otherwise acquired shares of its common stock, issued any shares of its common stock or stock appreciation rights or sold or agreed to issue or sell any shares of its common stock or any right to purchase or acquire any such stock or any security convertible into such stock or taken any action to reclassify, recapitalize or split its stock;

         (e) Granted or agreed to grant any increase in benefits payable or to become payable under any pension, retirement, profit sharing, health, bonus, insurance or other welfare benefit plan or agreement to employees, officers or directors of Community or Bank except pursuant to the express terms thereof;

         (f) Increased the salary of any director, officer or employee or entered into any employment contract, indemnity agreement or understanding with any officer or employee or installed any employee welfare, pension, retirement, stock option, stock appreciation, stock dividend, profit sharing or other similar plan or arrangement;

         (g) Leased, sold or otherwise disposed of any of its assets except as contemplated by Section 2.02(c) or in the ordinary course of business or
                   ---------------
leased, purchased or otherwise acquired from third parties any assets except in the ordinary course of business;

         (h) Except for the Merger contemplated by this Agreement, merged, consolidated or sold shares of its common stock, agreed to merge or consolidate with or into any third party, agreed to sell any shares of its common stock or acquired or agreed to acquire any stock, equity interest, assets or business of any third party;

         (i) Incurred, assumed or guaranteed any obligation or liability (whether absolute, accrued, contingent or otherwise) other than obligations and liabilities incurred in the ordinary course of business;

         (j) Mortgaged, pledged or subjected to a lien, security interest, option or other encumbrance any of its assets except for tax and other liens which arise by operation of law and with respect to which payment is not past due and except for pledges or liens: (i) required to be granted in connection with acceptance by Community or Bank of government deposits; or
(ii) granted in connection with repurchase or reverse repurchase agreements;

         (k) Except as set forth in the Disclosure Schedule, canceled, released or compromised any loan, debt, obligation, claim or receivable other than in the ordinary course of business;

         (l) Entered into any transaction, contract or commitment other than in the ordinary course of business;

         (m) Agreed to enter into any transaction for the borrowing or loaning of monies, other than in the ordinary course of its lending business; or

         (n) Conducted its business in any manner other than substantially as it was being conducted through December 31, 2000.

         4.23.  Regulatory Filings. Community has filed and will continue to
                ------------------
file in a timely manner all required filings with the Securities and Exchange Commission ("SEC"), as required by applicable law, including, but not limited to, all reports on Form 8-K, Form 10-K and Form 10-Q and proxy statements, and with all federal and state regulatory agencies and authorities as required by applicable law. All such filings with the SEC and with all other federal and state regulatory agencies by Community, Bank, and all current or former direct or indirect subsidiaries of Community or Bank were and will be true, accurate and complete as of the dates of the filings and have been complied or will comply in all respects as to form with the applicable requirements and prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis, and no such filing contained or will contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in light of the circumstances under which they were made, not false or misleading.

         4.24.  Contracts. Neither Community nor Bank is in default under or
                ---------
in breach of or, to the best knowledge of Community and Bank after due inquiry, alleged to be in default under or in breach of, any loan or credit agreement, conditional sales contract or other title retention agreement, security agreement, bond, indenture, mortgage, license, contract, lease, commitment or any other instrument or obligation.

         4.25.  No Third Party Options.  There are no agreements, options,
                ----------------------
commitments or rights with, of or to any third party to acquire any shares of capital stock or assets of Community or Bank.

         4.26.  Indemnification Agreements.  Except as set forth in
                --------------------------
Schedule 4.26 of the Disclosure Schedule:
-------------

         (a) Neither Community nor Bank is a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, fiduciary of any Community Plan, shareholder or agent against liability or hold the same harmless from liability.

         (b) No claims have been made against or filed with Community or Bank nor have, to the best knowledge of Community and Bank after due inquiry, any claims been threatened against Community or Bank, nor is Community or Bank aware after due inquiry of any facts or circumstances which may create the basis for a claim, for indemnification against liability or for reimbursement of any costs or expenses incurred in connection with any legal or regulatory proceeding by any present or former director, officer, shareholder, employee or agent of Community or Bank.

         4.27.  Shareholder Approval. The affirmative vote of the holders of
                --------------------
two-thirds of the Community Common Stock (which are issued and outstanding on the record date relating to the meeting of shareholders) is required for shareholder approval of this Agreement and the Merger.

         4.28.  Trust Administration. The Bank has properly administered all
                --------------------
accounts for which it acts as a fiduciary (under ERISA or otherwise) or agent, custodian, personal representative, guardian, conservator or investment adviser or investment manager in accordance with the terms of the governing documents and applicable state and federal law. Neither Community, the Bank nor any director, officer or employee of Community or the Bank acting on behalf of the Bank has committed any breach of trust or other violation of applicable law or regulation with regard to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct in all material respects and accurately reflect the assets of such fiduciary or agency account.

         4.29.  Absence of Changes. Except as set forth in Schedule 4.29 of
                ------------------                         -------------
the Disclosure Schedule, since December 31, 2000 there has not been any change in the financial condition, the results of operations or the business of Community or the Bank which would have a material adverse effect on Community or the Bank.

         4.30.  Sale of Subsidiary Banks. Except as set forth in Schedule 4.30
                ------------------------                         -------------
of the Disclosure Schedule, upon consummation of the sale by Community of the stock it holds of American Bank of Illinois in Highland, MidAmerica Bank of St. Clair County, and The Egyptian State Bank (the "Sold Banks"), Community shall have no liability or obligation (whether absolute, accrued, contingent or otherwise) to any individual or entity, with respect to the sale of the stock of the Sold Banks or with respect in any way to the Sold Banks. After due inquiry, Community is not aware of any set of facts which could be expected to give rise to such liabilities or obligations.

         4.31.  Opinion of Financial Advisor. The Board of Directors of
                ----------------------------
Community, at a duly constituted and held meeting at which a quorum was present throughout, has been informed orally by a reputable financial advisor experienced in transactions such as the Merger that the terms of the Merger are fair to the shareholders of Community from a financial point of view.

         4.32.  Regulatory Matters.  Neither Community nor the Bank has taken
                ------------------
or agreed to take any action or has any knowledge of any fact or circumstance that would materially impede or delay receipt of any regulatory approval required for consummation of the transactions contemplated by this Agreement.

         4.33.  Representations and Warranties at the Effective Time. All
                ----------------------------------------------------
representations and warranties of Community and Bank contained herein shall be true, accurate and complete in all material respects on and as of the Effective Time as though made or given at such time.

         4.34.  Nonsurvival of Representations and Warranties. The
                ---------------------------------------------
representations and warranties of Community and Bank contained in this Agreement shall expire at the Effective Time, and thereafter Community and Bank, and all directors, officers and employees of Community and Bank shall have no further liability with respect thereto, except for fraud or except as otherwise provided by law, whether statutory, common law or otherwise.

                                  SECTION 5

              REPRESENTATIONS AND WARRANTIES OF FIRST FINANCIAL
              -------------------------------------------------

         First Financial represents and warrants to Community as follows:

         5.01.  Organization and Authority. First Financial is a corporation
                --------------------------
duly organized and validly existing under the laws of the State of Indiana and has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

         5.02.  Authorization. First Financial has the requisite corporate
                -------------
power and authority to enter into this Agreement and to carry out its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 8.01 hereof. This Agreement and its execution
                       ------------
and delivery by First Financial have been duly authorized by the Board of Directors of First Financial. This Agreement constitutes a valid and binding obligation of First Financial, subject to the conditions precedent set forth in Section 8.01 hereof, and is enforceable in accordance with its terms,
   ------------
except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

         (b) Neither the execution of this Agreement nor consummation of the Merger contemplated hereby: (i) conflicts with or violates First Financial's Articles of Incorporation or By-Laws; (ii) conflicts with or violates in any material respect any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Merger are obtained) or any court or administrative judgment, order, injunction, writ or decree; or (iii) conflicts with, results in a breach of or constitutes a material default under any note, bond, indenture, mortgage, deed of trust, license, contract, lease, agreement, arrangement, commitment or other instrument to which First
Financial is subject or bound and which is material to First Financial on a consolidated basis.

         (c) Other than in connection or in compliance with applicable federal and state banking, securities and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for the consummation by First Financial of the Merger contemplated by this Agreement.

         5.03.  Litigation and Pending Proceedings. There are no claims,
                ----------------------------------
actions, suits, proceedings, investigations or arbitrations pending or, to the best knowledge of First Financial after due inquiry by the officers of First Financial, threatened in any court or before any government agency or authority, arbitration panel or otherwise (nor does First Financial have any knowledge of a basis for any claim, action, suit, proceeding, litigation, investigation or arbitration) against, by or affecting First Financial which would reasonably be expected to prevent the performance of this Agreement, declare the same unlawful or cause the rescission hereof.

         5.04.  Accuracy of Statements Made to Community. No representation,
                ----------------------------------------
warranty or other statement made, or any information provided, by First Financial in this Agreement, and no written report, statement, list, certificate, materials or other information furnished or to be furnished by First Financial to Community through and including the Effective Time in connection with this Agreement or the Merger contemplated hereby, contains or shall contain (in the case of information relating to the proxy statement at the time it is mailed to Community's shareholders) any untrue or misleading statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

         5.05.  Representations and Warranties at the Effective Date. All
                ----------------------------------------------------
representations and warranties of First Financial contained herein shall be true, accurate and complete in all material respects on and as of the Effective Time as though made or given at such time.

         5.06.  Nonsurvival of Representations and Warranties. The
                ---------------------------------------------
representations and warranties of First Financial contained in this Agreement shall expire at the Effective Time and, thereafter, neither First Financial nor its directors, officers and employees shall have any further liability with respect thereto, except for fraud or except as otherwise provided by law, whether statutory, common law or otherwise.

         5.07.  Shareholder Approval.  Approval by First Financial's
                --------------------
shareholders of the Merger or any other actions contemplated by this Agreement is not required.

                                  SECTION 6

                           COVENANTS OF COMMUNITY
                           ----------------------

         Community covenants and agrees with First Financial and Merger Corp as follows:

         6.01.  Shareholder Approval. Community will submit this Agreement to
                --------------------
its shareholders for approval at a meeting to be called and held in accordance with applicable law and the Articles of Incorporation of Community at the earliest practicable date. The Board of Directors of Community will recommend to Community's shareholders that such shareholders approve this Agreement and the Merger contemplated hereby and will solicit proxies voting in favor of this Agreement from Community's shareholders.

         6.02.  Other Approvals. (a) Community will proceed expeditiously,
                ---------------
cooperate fully and use its best efforts to assist First Financial in procuring upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, in completing all filings and applications and in satisfying all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

         (b) Community will use commercially reasonable efforts to obtain any required third party consents to agreements, contracts, commitments, leases, instruments and documents described in the Disclosure Schedule pursuant to Section 4.
            ---------

         (c) Community will cooperate with First Financial in and shall take all necessary action to effectuate the disposition of the Community Plans, as provided in Section 6.13 hereof. Community shall pay all costs and
               ------------
expenses associated with such dispositions.

         6.03.  Conduct of Business. (a) Except as set forth in the
                -------------------
Disclosure Schedule, on and after the date of this Agreement and until the Effective Time or until this Agreement will be terminated as herein provided, Community will not, without the prior written consent of First
Financial:

                (i) make any changes in its capital stock accounts (including, without limitation, any stock split, stock dividend, recapitalization or reclassification);

                (ii) authorize a class of stock or issue, or authorize the issuance of, securities other than or in addition to the issued and outstanding common stock as set forth in Section 4.03 hereof;
                                               ------------

                (iii) distribute or pay any dividends on its shares of common stock, or authorize a stock split, or make any other distribution to its shareholders;

                (iv)     redeem any of its outstanding shares of common stock;

                (v) merge, combine or consolidate or effect a share exchange with or sell its assets or any of its securities to any other person, corporation or entity or enter into any other similar transaction not in the ordinary course of business;

                (vi) purchase any assets or securities or assume any liabilities of another bank holding company, bank, corporation or other entity, except in the ordinary course of business necessary to manage its investment portfolio;

                (vii) make any loan or commitment to lend money, issue any letter of credit or accept any deposit, except in the ordinary course of business in accordance with its existing banking practices;

                (viii) except for the disposition in the ordinary course of business of other real estate owned and except for the sale by Community of the stock it holds of American Bank of Illinois in Highland, MidAmerica Bank of St. Clair County, and The Egyptian State Bank, acquire or dispose of any real or personal property or fixed asset constituting a capital investment in excess of $10,000 individually or $25,000 in the aggregate;

                (ix) subject any of its properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance, except for tax and other liens which arise by operation of law and with respect to which payment is not past due and except for pledges or liens: (i) required to be granted in connection with acceptance by Community of government deposits; or (ii) granted in connection with repurchase or reverse repurchase agreements;

                (x) promote to a new position or increase the rate of compensation or enter into any agreement to promote to a new position or increase the rate of compensation, of any director, officer or employee of Community or Bank;

                (xi) execute, create, institute, modify, amend, terminate (except with respect to any amendments to the Community Plans required by law, rule or regulation) or engage in any transaction with any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation right or profit sharing plans; any employment, deferred compensation, consulting, bonus or collective bargaining agreement; any group insurance or health contract or policy; or any other incentive, retirement, welfare or employee welfare benefit plan, agreement or understanding for current or former directors, officers or employees of Community or Bank; or change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination of pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities or the terms of any of the foregoing;

                (xii) modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment, indemnity, reimbursement, consulting, compensation or severance agreements with respect to any present or former directors, officers or employees of Community or Bank;

                (xiii) hire or employ any new or additional employees of Community or Bank, except those which are reasonably necessary for the proper operation of its business;

                (xiv) elect or appoint any officers or directors of Community or Bank who are not presently serving in such capacities;

                (xv) amend, modify or restate Community's or Bank's Articles of Incorporation or By-Laws from those in effect on the date of this Agreement and as delivered to First Financial hereunder;

                (xvi) give, dispose of, sell, convey or transfer; assign, hypothecate, pledge or encumber; or grant a security interest in or option to or right to acquire any shares of common stock or substantially all of the assets of Community or Bank, or enter into any agreement or commitment relative to the foregoing;

                (xvii) fail to continue to make additions to in accordance with past practices and to otherwise maintain in all respects Community's or Bank's reserve for loan and lease losses, or any other reserve account, in accordance with safe, sound, and prudent banking practices and in accordance with generally accepted accounting principles applied on a consistent basis;

                (xviii) fail to accrue, pay, discharge and satisfy all debts, liabilities, obligations and expenses, including, but not limited to, trade payables, incurred in the regular and ordinary course of business as such debts, liabilities, obligations and expenses become due;

                (xix) issue, or authorize the issuance of, any securities convertible into or exchangeable for any shares of the capital stock of Community or Bank;

                (xx) except for obligations disclosed within this Agreement, FHLB daily advances utilized for the purpose of Community's and the Bank's cash management, or in Schedule 6.03(a)(xx) of the Disclosure
                               --------------------
                         Statement, trade payables and similar liabilities and obligations incurred in the ordinary course of business and the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected in the Community Financial Statements or the Subsequent Community Financial Statements, borrow any money or incur any indebtedness including, without limitation, through the issuance of debentures, or incur any liability or obligation (whether absolute, accrued, contingent or otherwise), in an aggregate amount exceeding $10,000;

                (xxi) open, close, move or, in any material respect, expand, diminish, renovate, alter or change any of its offices or branches;

                (xxii) pay or commit to pay any management or consulting or other similar type of fees; or

                (xxiii) enter into any contract, agreement, lease, commitment, understanding, arrangement or transaction or incur any liability or obligation (other than as contemplated by Section 6.03(a)(vii)
                                                        --------------------
                         hereof and legal, accounting and fees related to the Merger) requiring payments by Community which exceed $10,000, whether individually or in the aggregate, or that is not a trade payable or incurred in the ordinary course of business.

         (b) Community will maintain, or cause to be maintained, in full force and effect, insurance on its and the Bank's assets, properties and operations, fidelity coverage and directors' and officers' liability insurance in such amounts and with regard to such liabilities and hazards as are currently insured by Community and/or the Bank as of the date of this Agreement.

         6.04.  Preservation of Business. On and after the date of this
                ------------------------
Agreement and until the Effective Time or until this Agreement is terminated as herein provided, Community will: (a) carry on its business diligently, substantially in the manner as is presently being conducted and in the ordinary course of business; (b) use commercially reasonable efforts to preserve its business organization intact (except for the sale by Community of the stock it holds of American Bank of Illinois in Highland, MidAmerica Bank of St. Clair County, and The Egyptian State Bank), keep available the services of the present officers and employees and preserve its present relationships with customers and persons having business dealings with it; (c) maintain all of the properties and assets that it owns or utilizes in the operation of its business as currently conducted in good operating condition and repair, reasonable wear and tear excepted, and maintain insurance upon such properties and assets in amounts and kinds comparable to that in effect on the date of this Agreement; (d) maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior years and in compliance with all material respects with all statutes, laws, rules and regulations applicable to them and to the conduct of its business; and (e) not knowingly do or fail to do anything which will cause a breach of, or default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which it is a party or by which it is or may be subject or bound which would reasonably be expected to have a material adverse effect on the financial condition, results of operations, business, assets, or capital of Community.

         6.05.  Press Releases. Except as required by law, Community will not
                --------------
issue any press or news releases or make any other public announcements or disclosures relating to the Merger without the prior consent of First Financial following delivery to First Financial of a final copy of such press or news release, which consent shall not be unreasonably withheld.

         6.06.  Disclosure Schedule Update. Community will promptly
                --------------------------
supplement, amend and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the Disclosure Schedule with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of Community or Bank contained herein materially incorrect, untrue or misleading.

         6.07.  Information, Access Thereto, Confidentiality. First Financial
                --------------------------------------------
and its representatives and agents will, at all times during normal business hours prior to the Effective Time, have full and continuing access to the properties, facilities, operations, books and records of Community. First Financial and its representatives and agents may, prior to the Effective Time, make or cause to be made such reasonable investigation of the operations, books, records and properties of Community and Bank and of their respective financial and legal condition as deemed necessary or advisable to familiarize themselves with such operations, books, records, properties and other matters; provided, however, that such access or investigation shall not interfere unnecessarily with the normal business operations of
Community. Upon request, Community will furnish First Financial or its representatives or agents, their attorneys' responses to external auditors requests for information, management letters received from their external auditors and such financial, loan and operating data and other information reasonably requested by First Financial which has been or is developed by Community, its auditors, accountants or attorneys (provided with respect to attorneys, such disclosure would not result in the waiver by Community of any claim of attorney-client privilege), and will permit First Financial or its representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for
Community, and such auditors and accountants will be directed to furnish copies of any reports or financial information as developed to First Financial or its representatives or agents. No investigation by First Financial will affect the representations and warranties made by Community or Bank herein. Any confidential information or trade secrets received by First Financial or its representatives or agents in the course of such examination will be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing such confidential information or trade secrets or both shall be destroyed by First Financial or, at Community's request, returned to Community in the event this Agreement is terminated as provided in Section 9
                                                                   ---------
hereof. This Section 6.07 will not require the disclosure of any information
             ------------
to First Financial which would be prohibited by law.

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

         6.08.  Subsequent Community Financial Statements. As soon as
                -----------------------------------------
reasonably available after the date of this Agreement, Community will deliver to First Financial the monthly unaudited consolidated balance sheets and profit and loss statements of Community prepared for its internal use, Bank's Call Reports for each quarterly period completed prior to the Effective Time, and all other financial reports or statements submitted by Community or Bank to regulatory authorities after the date hereof, to the extent permitted by law (collectively, "Subsequent Community Financial Statements"). The Subsequent Community Financial Statements will be prepared on a basis consistent with past accounting practices and generally accepted accounting principles applied on a consistent basis to the extent applicable and shall present fairly the financial condition and results of operations as of the dates and for the periods presented. The Subsequent Community Financial Statements, including the notes thereto, will not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations (whether absolute, accrued, contingent or otherwise) or any other facts, which inclusion or omission would render such financial statements inaccurate, incomplete or misleading in any material respect.

         6.09.  Employee Benefits. Neither the terms of this Agreement nor the
                -----------------
provision of any employee benefits by First Financial to employees of Community or the Bank will: (a) create any employment contract, agreement or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of Community or the Bank; or (b) prohibit or restrict First Financial or its subsidiaries, whether before or after the Effective Time, from changing, amending or terminating any employee benefit plans or programs provided to its employees from time to time.

         6.10.  Environmental Reports. If requested by First Financial,
                ---------------------
Community and Bank will cooperate with an environmental consulting firm designated by First Financial in connection with the conduct by such firm of a phase one environmental investigation on all real property owned or leased by Community as of the date of this Agreement, and any real property acquired or leased by Community after the date of this Agreement.

         6.11.  Other Negotiations. On and after the date of this Agreement
                ------------------
and until the Effective Time or until this Agreement is terminated as herein provided, except with the prior written approval of First Financial, neither Community nor Bank shall, and neither Community nor Bank shall permit or authorize its directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit, encourage or engage in discussions or negotiations with, or provide information to, any corporation, association, partnership, person or other entity or group concerning any merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of common stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock) or similar transaction relating to Community or Bank or to which Community or Bank may become a party (all such transactions are hereinafter referred to as "Acquisition Transactions"). Community or Bank shall promptly communicate to First Financial the terms of any proposal or offer which either of them may receive with respect to an Acquisition Transaction and any request by or indication of interest on the part of any third party with respect to the initiation of any Acquisition Transaction or discussions with respect thereto.

         6.12.  Payment of Certain Expenses and Taxes. On or prior to the
                -------------------------------------
Effective Time, Community shall pay all legal, accounting, and investment banking fees of Community relating to the Merger and the transfer, in December 2000, of Community stock by the Community Employee Stock Ownership Plan ("ESOP") to Community. Prior to the Effective Time, Community shall also take the following actions:

         (a)    Special Payment to Community ESOP. Pay to the Special
                ---------------------------------
                Trustee of the Community ESOP an amount equal to the
                amount to be placed in the ESOP pursuant to Section 2.02(e)
                                                            ---------------
                of this Agreement.

         (b)    Payment of Taxes. File with the Internal Revenue Service
                ----------------
                Form 5330, Return of Excise Taxes Related to Employee
                Benefit Plans, for 2000 and 2001 and cause to be paid all taxes (and, to the extent applicable, any interest and penalties associated with such taxes) on the basis that the amount produced by the calculation required in Section 6.12(a) is subject to the tax imposed by Section 4975(a) of the Code for calendar years 2000 and 2001.

         6.13.  Disposition of Community Tax-Qualified Plans. Community shall
                --------------------------------------------
take all necessary corporate action to effectuate the disposition of the tax-qualified plans sponsored by them (collectively, "Community
Tax-Qualified Plans") as provided in this Section 6.13 and Section 7.03
                                          ------------     ------------
hereof. Such action shall be taken at the expense of Community, in a manner which satisfies all requirements of applicable law, and is satisfactory to counsel for FFC.

         (a)    Participation in Merger Transaction and Merger of Community
                -----------------------------------------------------------
401(k) Plan.
-----------

                (i) In connection with the Merger, Community shall appoint an independent fiduciary, acceptable to First Financial and its counsel, which may be the same entity as the Special Trustee provided for in subsection 6.13(b), and shall be also take all actions necessary to cause the fiduciaries of the Community 401(k) Plan to take all of the following actions:

                         (A) Implement a written confidential pass through voting procedure pursuant to which the participants under the Community 401(k) Plan and their beneficiaries may direct the appointed independent fiduciary regarding the manner in which the shares of Community common stock allocated to their Community 401(k) accounts are to be voted with respect to the Merger; and

                         (B)      Provide the Community 401(k) Plan
                                  participants and their beneficiaries
                                  with a written notice regarding the
                                  existence of and provisions for such
                                  confidential pass through voting
                                  procedures, as well as the same written
                                  materials to be provided to the
                                  shareholders of Community in connection
                                  with the Merger.

                (ii) As soon as administratively feasible after the Effective Time ("Disposition Date"), the Community Financial Corp. 401(k) Plan ("Community 401(k) Plan") shall be merged with and into the First Financial Corporation Employees' 401(k) Savings Plan ("FFC 401(k) Plan"); provided, however, that such merger shall be subject to receipt of a determination letter from the Internal Revenue Service ("Service") to the effect that the merger of the Community 401(k) Plan into the FFC 401(k) Plan will not adversely affect the tax-qualified status of either plan. First Financial shall be responsible for obtaining such determination letter. All account balances maintained under the Community 401(k) Plan shall become fully vested on the day on which the Effective Time occurs. From the date of this Agreement through the Disposition Date, Community may continue to make contributions to the Community 401(k) Plan so long as such contributions are comparable in amount to any past contributions to such plan.

         (b)    Participation in Merger Transaction and Termination of
                ------------------------------------------------------
Community ESOP. In connection with the Merger, Community shall appoint an
--------------
independent, institutional "Special Trustee" experienced in acting as an independent employee stock ownership plan trustee and which is acceptable to First Financial and its counsel, to act as an independent fiduciary solely on behalf of the Community ESOP and the participants and beneficiaries thereunder and shall also take all actions necessary to cause the fiduciaries of the Community ESOP, including the "Special Trustee" thereunder, to take all of the following actions:

                (i) Implement a written confidential pass through voting procedure pursuant to which the participants under the Community ESOP and their beneficiaries may direct the Special Trustee regarding the manner in which the shares of Community common stock allocated to their Community ESOP accounts are to be voted with respect to the Merger;

                (ii) Provide the Community ESOP participants and their beneficiaries with a written notice regarding the existence of and provisions for such confidential pass through voting procedures, as well as the same written materials to be provided to the shareholders of Community in connection with the Merger;

                (iii) Obtain a written opinion from an independent financial advisor, which is experienced in acting as a financial advisor to independent employee stock ownership plan trustees and which is acceptable to First Financial and its counsel, to the Special Trustee of the Community ESOP to the effect that the consideration to be received by the Community ESOP in the Merger
                         in exchange for the shares of Community common stock, will (i) constitute no less than "adequate consideration" as defined in Section 3(18) of ERISA, and (ii) that the terms and conditions of the Merger, as they apply to the Community ESOP, including the disposition of shares of Community common stock prior to the Merger (taking into account the actions required to be taken in connection therewith by
                         Section 6.12) and the disposition of the Community
                         ------------
                         ESOP in connection therewith, are fair to the Community ESOP and its participants from a financial point of view. The contents of the written opinion referred to in the preceding sentence must be acceptable in form and content to First Financial and its counsel;

                (iv) Take any and all additional actions necessary to satisfy the requirements of ERISA applicable to the Community ESOP fiduciaries in connection with the Merger;

                (v) Prior to the distribution of any ESOP accounts in connection with the termination of the Community ESOP, Community shall have obtained a determination letter from the Service to the effect that the termination will not affect the tax-qualified status of the Community ESOP.

         (c) First Financial and its counsel shall either draft or review and shall be supplied with copies of all documents, filings, resolutions, amendments or other writings prepared by or on behalf of Community in connection with carrying out any of the provisions of this Section 6.13.
                                                           ------------

         6.14.  SEC and Other Reports. Promptly upon its becoming available,
                ---------------------
furnish to First Financial one (1) copy of each financial statement, report, notice, or proxy statement sent by Community to its shareholders generally and of each regular or periodic report, registration statement or prospectus filed by Community with Nasdaq or the SEC or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which Community is a party. For purposes of this provision, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over Community or any of its business, operations or properties.

         6.15.  Adverse Actions. Community shall not knowingly take any
                ---------------
action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Section 8 not being
                                                 ---------
satisfied, (iii) a material violation of any provision of this Agreement or
(iv) a delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

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

         6.16.  Termination Expenses.  At or prior to the Effective Time the
                --------------------
Bank shall accrue for and pay all salary termination expenses associated with the termination of the Bank's and Community's employment agreements.

         6.17.  Addition to Loan Loss Reserve.  Prior to the Effective Time
                -----------------------------
the Bank shall make an additional provision to its allowance for loan loss reserve in an amount as shall be requested by First Financial.

                                  SECTION 7

                        COVENANTS OF FIRST FINANCIAL
                        ----------------------------

         First Financial covenants and agrees with Community as follows:

         7.01.  Approvals. (a) First Financial shall have primary
                ---------
responsibility for the preparation, filing and costs of all bank holding company and bank regulatory applications required for consummation of the Merger. First Financial shall provide to Community's counsel copies of all applications filed and copies of all material written communications with all state and federal bank regulatory agencies relating to such applications. First Financial shall proceed expeditiously, cooperate fully and use its best efforts to procure, upon terms and conditions reasonably acceptable to First Financial, all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

         7.02.  Press Releases. Except as required by law, First Financial
                --------------
shall not issue any press releases or make any other public announcements or disclosures relating primarily to Community with respect to the Merger without the prior consent of Community, which consent shall not be unreasonably withheld.

         7.03.  Employee Benefit Plans. (a) At such time as First Financial
                ----------------------
shall determine, in its sole discretion, but in no event later than December 31, 2001, First Financial will make available to the employees of Community who continue as employees of any subsidiary of First Financial after the Effective Time and, further, subject to Subsections 7.03(b), (c) and (d)
                                        --------------------------------
hereof, substantially the same employee benefits on substantially the same terms and conditions that First Financial may offer to similarly situated officers and employees of its banking subsidiaries from time to time. Until such time as the employees of Community become covered by the First Financial welfare benefit plans, the employees of Community shall remain covered by their respective welfare benefit plans, subject to the terms of such plans.

         (b) Subject to the provisions of subsection (c) hereof, years of service (as defined in the applicable First Financial plan) of an officer or employee of Community prior to the Effective Time shall be credited, effective as of the date on which such employees become covered by a particular First Financial plan, to each such officer or employee eligible for coverage under Section 7.03(a) hereof for purposes of: (i) eligibility
                   ---------------
under First Financial's employee welfare benefit plans; and (ii) eligibility and vesting, but not for purposes of benefit accrual or contributions, under the First Financial Corporation Employees' Pension Plan ("FFC Pension Plan") under the First Financial Corporation Employee Stock Ownership Plan ("FFC ESOP") or under the FFC 401(k) Plan. Subject to the provisions of
Section 6.13 hereof, those officers and employees of Community who otherwise
------------
meet the eligibility requirements of the FFC Pension Plan or FFC ESOP, based upon their age and years of Community service, shall become participants thereunder on the first plan entry date under the FFC Pension Plan or FFC ESOP, as the case may be, which coincides with or next follows the Effective Time. Those officers or employees who do not meet the eligibility requirements of the FFC Pension Plan, First Financial Corporation 401(k) Plan or FFC ESOP on such date shall become participants thereunder on the first plan entry date under the FFC Pension Plan or FFC ESOP, as the case may be, which coincides with or next follows the date on which such eligibility requirements are satisfied. Subject to the provisions of
Section 6.13
hereof, those officers and employees of Community who otherwise meet the eligibility requirements of the FFC 401(k) Plan, based upon their age and years of Community service shall become participants thereunder on the day immediately following the Disposition Date of such plan. Those officers or employees who do not meet the eligibility requirements of the FFC 401(k) Plan on such date shall become participants thereunder on the first plan entry date under the FFC 401(k) Plan which coincides with or next follows the date on which such eligibility requirements are satisfied.

         (c) No employee of Community serving as of the Effective Time shall be subject to any pre-existing condition limitation under any of First Financial's welfare benefit plans if such officer, employee or individual was not subject to any pre-existing condition limitation under the corresponding Community welfare benefit plan on the day immediately preceding the day he becomes a participant in the First Financial welfare benefit plans pursuant to Section 7.03(a) hereof. If in the sole discretion
                          ---------------
of First Financial it is administratively feasible without unreasonable efforts or expense, expenses incurred by a Community employee or a Community employee's covered dependent or spouse under a Community welfare benefit plan shall be taken into account for purposes of satisfying any applicable deductible, coinsurance or maximum out-of-pocket provisions under the corresponding First Financial welfare benefit plan in the year in which such individuals become participants in the First Financial plan.

         (d) Neither the terms of this Agreement nor the provision of any employee benefits by First Financial or any of its subsidiaries to employees of Community or Bank shall: (i) create any employment contract, agreement or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of Community or Bank; or (ii) prohibit or restrict First Financial or its subsidiaries, whether before or after the Effective Time, from changing, amending or terminating any employee benefits provided to its employees from time to time.

         (e) First Financial shall take any and all actions necessary to effectuate the disposition of the Community Plans provided by this
Section 7.03 and by Section 6.13 hereof.
------------        ------------

         7.04.  Adverse Actions. First Financial shall not knowingly take any
                ---------------
action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Time, (ii)
any of the conditions to the Merger set forth in Section 8 not being
                                                 ---------
satisfied, (iii) a material violation of any provision of this Agreement or
(iv) a delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

         7.05.  Directors' and Officers' Liability Insurance. First Financial
                --------------------------------------------
agrees that either Community or the Bank (as determined by Community), prior to the Effective Time, may pay the premium necessary to extend for three years from the Effective Time, Community's current directors' and officers' liability insurance policy with respect to matters occurring prior to the Effective Time; provided, however, that the amount of such premium shall not exceed an amount in the aggregate greater than three times the cost of the most recent policy of one year.

         7.06.  Assumption of Supplemental Executive Retirement Agreements.
                ----------------------------------------------------------
Notwithstanding any other provision herein to the contrary, at the Effective Time, First Financial and Merger Corp hereby expressly assume and agree to be jointly and severally liable for the rights and obligations of, among other things, Community and Bank under those three (3) certain Supplemental Executive Retirement Agreements identified in this Section 7.06 below and
                                                   ------------
briefly described on Schedule 4.09(a)(iv) of the Disclosure Schedule to this
                     --------------------
Agreement:

         (i) That certain Supplemental Executive Retirement Agreement by and between Community Bank & Trust N.A., f/k/a Community Bank & Trust, fsb and Douglas W. Tompson dated as of June 22, 1995;

         (ii) That certain Supplemental Executive Retirement Agreement by and between Community Bank & Trust N.A., f/k/a Community Bank & Trust, fsb and Wayne H. Benson dated as of June 22, 1995; and

         (iii) That certain Supplemental Executive Retirement Agreement by and between Community Bank & Trust N.A., f/k/a Community Bank & Trust, fsb and Shirley B. Kessler dated as of June 22, 1995.


                                  SECTION 8

                     CONDITIONS PRECEDENT TO THE MERGER
                     ----------------------------------

         8.01.  First Financial. The obligation of First Financial to
                ---------------
consummate the Merger is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by First Financial:

         (a)    Representations and Warranties at Effective Time. Each of the
                ------------------------------------------------
representations and warranties of Community contained in this Agreement will be true, accurate and correct in all material respects at and as of the Effective Time as though such representations and warranties had been made or given on and as of the Effective Time.

         (b)    Covenants. Each of the covenants and agreements of Community
                ---------
will have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time.

         (c)    Deliveries at Closing. First Financial will have received from
                ---------------------
Community at the Closing (as hereinafter defined) the items and documents, in form and content reasonably satisfactory to First Financial, set forth in
Section 11.02(b) hereof.
----------------

         (d)    Regulatory Approvals. The appropriate banking regulators will
                --------------------
have authorized and approved the Merger on terms and conditions satisfactory to First Financial. In addition, all appropriate orders, consents, approvals and clearances from all other regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the Merger contemplated by this Agreement will have been obtained on terms and conditions satisfactory to First Financial.

         (e)    Shareholder Approval. The shareholders of Community will have
                --------------------
approved and adopted this Agreement as required by applicable law and its Articles of Incorporation.

         (f)    Officers' Certificate. Community will have delivered to First
                ---------------------
Financial a certificate signed by its President and its Secretary, dated as of the Effective Time, certifying that: (i) all the representations and warranties of Community are true, accurate and correct in all material respects on and as of the Effective Time; (ii) all the covenants of Community have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (iii) Community has satisfied and fully complied with all conditions necessary to make this Agreement effective as to them.

         (g)    Stock Options. Except for the 154,340 outstanding "in the
                -------------
money" Community options to purchase shares of Community common stock referenced in Section 2 of this Agreement, all options, warrants,
              ---------
commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of Community Common Stock, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of Community, by which Community is or may become bound, will have been terminated or expired.

         (h)    Adequate Consideration and Fairness Opinion. A written opinion
                -------------------------------------------
shall have been delivered to the Special Trustee of the Community ESOP by its independent financial advisor to the effect specified in Section
                                                             -------
6.13(b)(iii). Such opinion shall (i) be in form and substance satisfactory
------------
to First Financial and its counsel, (ii) be dated as of a date not later than the mailing date of the proxy statement-prospectus relating to the Merger to be mailed to Community's shareholders, and (iii) updated or confirmed in writing as of the Effective Time.

         (i)    Amount of Liabilities and Assets. First Financial shall have
                --------------------------------
agreed to the amount of the potential tax liabilities of Community and the amounts contemplated by Sections 2.02(b)(ii) and (iv) for purposes of
                        -----------------------------
determining the Aggregate Purchase Price in Section 2.02(b), and any amount
                                            ---------------
contemplated by Section 2.02(c).
                ---------------

         (j)    Director Waivers. First Financial shall have received from each
                ----------------
of the Directors of Community and the Bank waivers, in form and substance satisfactory to it, of such individual's rights to seek reimbursement of or make a claim for the expenses incurred or which may be incurred in connection with the matters set forth in Schedule 4.26(b) of the Disclosure
                                         ----------------
Schedule.

         8.02.  Community. The obligation of Community to consummate the Merger
                ---------
is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by Community:

         (a)    Representations and Warranties at Effective Time. Each of the
                ------------------------------------------------
representations and warranties of First Financial contained in this Agreement will be true, accurate and correct in all material respects on and as of the Effective Time as though the representations and warranties had been made or given at and as of the Effective Time.

         (b)    Covenants. Each of the covenants and agreements of First
                ---------
Financial will have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time.

         (c)    Deliveries at Closing. Community will have received from First
                ---------------------
Financial at the Closing the items and documents, in form and content reasonably satisfactory to Community, listed in Section 11.02(a) hereof.
                                                ----------------
         (d)    Regulatory Approvals. The appropriate banking regulators will
                --------------------
have authorized and approved the Merger. In addition, all appropriate orders, consents, approvals and clearances from all other regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the Merger contemplated by this Agreement will have been obtained.

         (e)    Shareholder Approval. The shareholders of Community will have
                --------------------
approved and adopted this Agreement as required by applicable law and Community's Articles of Incorporation.

         (f)    Officers' Certificate. First Financial will have delivered to
                ---------------------
Community a certificate signed by its Chairman or President and its Secretary, dated as of the Effective Time, certifying that: (i) all the representations and warranties of First Financial are true, accurate and correct in all material respects on and as of the Effective Time; (ii) all the covenants of First Financial have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (iii) First Financial has satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

                                  SECTION 9

                            TERMINATION OF MERGER
                            ---------------------

         9.01.  Manner of Termination. This Agreement and the Merger may be
                ---------------------
terminated at any time prior to the Effective Time by written notice delivered by First Financial to Community, or by Community to First Financial, as follows:

         (a)    By First Financial or Community, if:

                (i) the Merger contemplated by this Agreement has not been consummated by September 30, 2001; or

                (ii) the Agreement and the Merger are not approved by the requisite vote of the shareholders of Community at the Special Meeting of Shareholders of Community; or

                (iii) the respective Boards of Directors of First Financial and Community mutually agree to terminate this Agreement.

         (b)    By First Financial if:

                (i)      First Financial determines in its sole discretion
                         that any item, event or information set forth in any supplement, amendment or update to the Disclosure Schedule, or the results of any environmental report pursuant to Section 6.10, has had or could be expected
                                     ------------
                         to have a material adverse effect on the business, assets, capitalization, financial condition or results of operations of Community; or First Financial otherwise becomes aware of any item, event or information which it determines in its sole discretion has had or could be expected to have a material adverse effect on the business, assets, capitalization, financial condition or results of operations of Community (it being understood and acknowledged by Community that the due diligence review of Community by First Financial was not complete as of the date of this Agreement); or

                (ii) there has been a misrepresentation or a breach of any warranty by or on the part of Community in its representations and warranties set forth in this Agreement which has had or would be expected to have a material adverse effect on the business, assets, capitalization, financial condition or results of operations of Community; provided, however, that in the event of any inaccuracy in the representations and warranties contained in Section 4.03 hereof
                                                     ------------
                         relative to the number of issued and outstanding shares of capital stock or options to purchase shares of capital stock of Community or Bank, First Financial will have the absolute right to terminate this Agreement without regard to the materiality of any such inaccuracy; or

                (iii) there has been a breach of or failure to comply with any covenant set forth in this Agreement by or on the part of Community which could reasonably be expected to have a material adverse effect on the economic value of the Merger to First Financial; or

                (iv) First Financial shall reasonably determine that the Merger contemplated by this Agreement has become inadvisable or impracticable by reason of commencement or threat of any claim, litigation or proceeding against First Financial, Community, or any director or officer of any of such entities (A) relating to this Agreement or the Merger, or (B) which is likely to have a material adverse effect on the business, assets, capitalization, financial condition or results of operations of Community; or

                (v) there has been a material adverse change in the business, assets, capitalization, financial condition or results of operations of Community as of the Effective Time as compared to that in existence as of December 31, 2000 other than (A) any change resulting from the action taken by Community pursuant to Section 6.12 or Section 6.17, (B) any
                                     ------------    ------------
                         change set forth on the Disclosure Schedule as of and delivered as of the date of this Agreement, or
                         (C) resulting primarily by reason of changes in banking laws or regulations (or interpretations thereof), changes in the general level of interest rates or changes in economic, financial or market conditions affecting the banking industry generally in Community's market area; or

                (vi) Community's Board of Directors has failed to approve and recommend this Agreement or the Merger, or has withdrawn or modified in any manner adverse to First Financial its approval or recommendation of this Agreement or the Merger or will have resolved or publicly announced an intention to do either of the foregoing; or

                (vii) the sale by Community for cash of all of the shares of American Bank of Illinois in Highland, MidAmerica Bank of St. Clair County, and The Egyptian State Bank has not consummated by May 30, 2001.

         (c)    By Community, if:

                (i) there has been a misrepresentation or a breach of any warranty by or on the part of First Financial in its representations and warranties set forth in this Agreement which has had or would be expected to have a material adverse effect on the business, assets, capitalization of First Financial; or

                (ii) there has been a breach of or failure to comply with any covenant set forth in this Agreement by or on the part of First Financial or First Financial which has had or would be expected to have a material adverse effect on the business, assets, capitalization, financial condition or results of operations of First Financial; or

                (iii) it shall reasonably determine that the Merger contemplated by this Agreement has become inadvisable or impracticable by reason of commencement or threat of any material claim, litigation or proceeding against First Financial
                         (A) relating to this Agreement or the Merger, or
                         (B) which is likely to have a material adverse effect on the business, assets, capitalization of First Financial.

         9.02.  Effect of Termination. Upon termination by written notice,
                ---------------------
this Agreement shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of First Financial, Community and their respective directors, officers, employees, agents and shareholders, except as provided in compliance with the confidentiality provisions of this Agreement set forth in Section 6.07
                                                              ------------
and the payment of expenses set forth in Section 12.10 hereof. Termination
                                         -------------
will not in any way release a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

                                 SECTION 10

                        EFFECTIVE TIME OF THE MERGER
                        ----------------------------

         Upon the terms and subject to the conditions specified in this Agreement, the Merger will become effective at the close of business on the day and at the time specified in the Articles of Merger of Community with and into Merger Corp as filed with the Indiana and Illinois Secretaries of State ("Effective Time"). Unless otherwise mutually agreed to by the parties hereto, the Effective Time will occur on the last business day of the month following (a) the fulfillment of all conditions precedent to the Merger set forth in Section 8 of this Agreement and (b) the expiration of all waiting
         ---------
periods in connection with the bank regulatory applications filed for the approval of the Merger.

                                 SECTION 11

                                   CLOSING
                                   -------

         11.01.  Closing Date and Place. So long as all conditions precedent
                 ----------------------
set forth in Section 8 hereof have been satisfied and fulfilled, the closing
             ---------
of the Merger ("Closing") will take place on the Effective Time at a location to be reasonably determined by First Financial.

         11.02.  Deliveries. (a) At the Closing, First Financial will deliver
                 ----------
to Community the following:

                 (i)      the officers' certificate contemplated by
                          Section 8.02(g) hereof;
                          ---------------

                 (ii) copies of all approvals by government regulatory agencies necessary to consummate the Merger;

                 (iii) copies of the resolutions of the Board of Directors of First Financial and Merger Corp certified by the Secretary of First Financial and Merger Corp, respectively, relative to the approval of this Agreement and the Merger; and

                 (iv) such other documents as Community or its legal counsel may reasonably request.

         (b) At the Closing, Community will deliver to First Financial the following:

                 (i) an opinion of its legal counsel in the form attached hereto as Exhibit A and dated as of the Effective Time;

                 (ii)     the officers' certificate contemplated by
                          Section 8.01(f) hereof;
                          ---------------

                 (iii) a list of Community's shareholders as of the Effective Time certified by the President and Secretary of Community;

                 (iv) copies of the resolutions adopted by the Board of Directors and shareholders of Community certified by the Secretary of Community relative to the approval of this Agreement and the Merger;

                 (v) such other documents as First Financial or its legal counsel may reasonably request; and

                 (vi)     the Fairness Opinion required by Sections 8.01(h)
                                                           ----------------
                          and 8.02(h) hereof; and
                              -------

                                 SECTION 12

                                MISCELLANEOUS
                                -------------

         12.01.  Effective Agreement. This Agreement will be binding upon and
                 -------------------
inure to the benefit of the respective parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, however, that no such extension, waiver or amendment agreed to after authorization of this Agreement by the shareholders of Community will affect the rights of such shareholders in any manner which is materially adverse to such shareholders. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they will not be construed as conferring any rights on any other persons.

         12.02.  Waiver; Amendment. (a) The parties hereto may by an
                 -----------------
instrument in writing: (i) extend the time for the performance of or otherwise amend any of the covenants, conditions or agreements of the other parties under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other parties of any of the covenants or agreements to be performed by it or them under this Agreement; or (iv) waive the satisfaction or fulfillment of any condition, the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to consummate the Merger. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement will not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.

         (b) This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

         12.03.  Notices. All notices, requests and other communications
                 -------
hereunder will be in writing (which will include telecopier communication) and will be deemed to have been duly given if delivered by hand and receipted for, sent by certified United States Mail, return receipt requested, first class postage pre-paid, delivered by overnight express receipted delivery service or telecopied if confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by certified United States Mail, return receipt requested, with first class postage pre-paid as follows:

If to First Financial:                       with a copy to (which will not
                                             constitute notice):

First Financial Corporation                  Krieg DeVault Alexander & Capehart
One First Financial Plaza                    One Indiana Square, Suite 2800
PO Box 540                                   Indianapolis, Indiana 46204-2017
Terre Haute, Indiana 447807                  ATTN: John W. Tanselle, Esq.
ATTN: Michael A. Carty, CFO and Secretary    Telephone: (317) 238-6216
Telephone: (812) 238-6264                    Telecopier: (317) 636-1507
Telecopier: (812) 238-6140

If to Community:                             with a copy to (which will not
                                             constitute notice):

Community Financial Corp.                    Thompson Coburn LLP
240 E. Chestnut Street                       One Firstar Plaza
Olney, Illinois 62450-2295                   St. Louis, Missouri 63101
ATTN: Wayne H. Benson, President             ATTN: Gerard K. Sandweg, Jr.
Telephone: (618) 395-8676                    Telephone: (314) 552-6104
Telecopier: (618) 392-4619                   Telecopier: (314) 552-7104

or such substituted address or person as any of them have given to the other in writing. All such notices, requests or other communications will be effective: (a) if delivered by hand, when delivered; (b) if mailed in the manner provided herein, five (5) business days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next business day after deposit with such service; and (d) if by telecopier, on the next business day if also confirmed by mail in the manner provided herein.

         12.04.  Headings. The headings in this Agreement have been inserted
                 --------
solely for ease of reference and should not be considered in the interpretation or construction of this Agreement.

         12.05.  Severability. In case any one or more of the provisions
                 ------------
contained herein will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, but this Agreement will be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

         12.06.  Counterparts. This Agreement may be executed in any number
                 ------------
of counterparts, each of which will be an original, but such counterparts will together constitute one and the same instrument.

         12.07.  Governing Law. This Agreement will be governed by and
                 -------------
construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law.

         12.08.  Entire Agreement. This Agreement and the Exhibits hereto
                 ----------------
supersede all other prior or contemporaneous understandings, commitments, representations, negotiations or agreements, whether oral or written, among the parties hereto relating to the Merger or matters contemplated herein and constitute the entire agreement between the parties hereto, except as otherwise provided herein. Upon the execution of this Agreement by all the parties hereto, any and all other prior writings of either party relating to the Merger will terminate and will be rendered of no further force or effect. The parties hereto agree that each party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         12.09.  Survival of Representations, Warranties or Covenants. Except
                 ----------------------------------------------------
as set forth in the following sentence, none of the representations, warranties or covenants of the parties will survive the Effective Time or the earlier termination of this Agreement, and thereafter First Financial, Merger Corp, Community, and all the respective directors, officers and employees of First Financial, Merger Corp and Community will have no further liability with respect thereto, except for fraud or except as otherwise provided by law, whether statutory, common law or otherwise. The covenants contained in Sections 6.07 (regarding confidentiality), 9.02, 12.08, 12.09
             -------------------------------------------------------------
and 12.10 shall survive termination of this Agreement. The covenants
---------
contained in Sections 6.07 (regarding confidentiality), 12.08, 12.09 and
             -----------------------------------------------------------
12.10 shall survive the Effective Time.
-----

         12.10.  Expenses. Each party to this Agreement shall pay its own
                 --------
expenses incidental to the Merger contemplated hereby.

         12.11.  Certain References. Whenever in this Agreement a singular
                 ------------------
word is used, it also will include the plural wherever required by the context and vice-versa. Except expressly stated otherwise, all references in this Agreement to periods of days shall be construed to refer to calendar, not business, days. The term "business day" will mean any day except Saturday and Sunday when Terre Haute First National Bank in Terre Haute, Indiana, the lead bank of First Financial, is open for the transaction of business.

         12.12.  Disclosure Schedule. The Disclosure Schedule attached hereto
                 -------------------
is intended to be and hereby is specifically made a part of this Agreement.

         IN WITNESS WHEREOF, First Financial, Merger Corp and Community have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed, attested in counterparts and delivered by their duly authorized officers.

                                     FIRST FINANCIAL CORPORATION


                                     By: /s/ Donald E. Smith
                                         --------------------------------------
                                         Donald E. Smith, Chairman of the Board
                                           and President

/s/ Michael A. Carty
------------------------------
Michael A. Carty, Secretary


                                     FFC MERGER CORP


                                     By: /s/ Donald E. Smith
                                         --------------------------------------
                                         Donald E. Smith, Chairman of the Board
                                           and President

/s/ Michael A. Carty
------------------------------
Michael A. Carty, Secretary



                                     COMMUNITY FINANCIAL CORP.


                                     By: /s/ Wayne H. Benson
                                         --------------------------------------
                                         Wayne H. Benson, President

/s/ Steve Walser
------------------------------
Steve Walser, Secretary

                                   ANNEX B
                                   -------

           AMENDMENT NO. 1 TO AGREEMENT OF AFFILIATION AND MERGER
           ------------------------------------------------------

           THIS AMENDMENT NO. 1 ("Amendment") to the Agreement of Affiliation and Merger ("Agreement") dated and effective as of the 30th day of March, 2001, by and between First Financial Corporation ("First Financial"), FFC Merger Corp ("Merger Corp"), and Community Financial Corp. ("Community") is made and entered into this 26th day of June, 2001 by and among First Financial, Merger Corp and Community.

                                  RECITALS
                                  --------

         1. The Agreement provides that Community will merge with and into Merger Corp and that Merger Corp will survive the Merger.

         2. First Financial, Merger Corp and Community desire to amend the Agreement to provide that Merger Corp will be merged with and into Community and that Community will survive the Merger.

         3. The Agreement provides in Section 12.02(b) that it may only be amended, modified or supplemented by the written agreement of First Financial, Merger Corp and Community.

         4. First Financial, Merger Corp and Community wish to amend, modify, and supplement the Agreement as provided herein.

         NOW, THEREFORE, the Agreement is hereby amended, as of the date written above, as follows:

1.       The Preamble of the Agreement is hereby amended to read as follows:

                            W I T N E S S E T H:
                            -------------------

         WHEREAS, First Financial is an Indiana corporation registered as a bank holding company under the federal Bank Holding Company Act of 1956, as amended ("BHC Act"), with its principal office located in Terre Haute, Vigo County, Indiana; and

         WHEREAS, Merger Corp is an Indiana corporation with its principal office located in Terre Haute, Vigo County, Indiana and is a wholly-owned subsidiary of First Financial; and

         WHEREAS, Community is an Illinois corporation registered as a bank holding company under the BHC Act, with its principal office located in Olney, Richland County, Illinois, and is the sole shareholder of Community Bank and Trust, N.A., a national banking association ("Bank"); and

         WHEREAS, it is the desire of First Financial and Community to affiliate through a corporate reorganization whereby Merger Corp will be merged with and into Community; and

         WHEREAS, a majority of the entire Board of Directors of each of First Financial, Merger Corp and Community have approved this Agreement, authorized its execution and designated this Agreement a plan of reorganization and a plan of merger.

         NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, First Financial, Merger Corp and Community hereby make this

Agreement and prescribe the terms and conditions of the affiliation of First Financial and Community and the mode of carrying such merger into effect as follows:

2.       Section 1 is hereby amended to read as follows:

                                  SECTION 1

                                 THE MERGER
                                 ----------

                  1.01.  General Description. Upon the terms and subject to
                         -------------------
         the conditions of this Agreement, at the Effective Time (as defined in Section 10 hereof), Merger Corp shall be merged with and into
            ----------
         Community ("Merger"). Community shall survive the Merger ("Surviving Corporation") and shall continue its corporate existence under the laws of the State of Illinois pursuant to the provisions of and with the effect provided in the Illinois Business Corporations Act of 1983, as amended, as a wholly-owned subsidiary of First Financial.

                  1.02.  Name, Officers and Management. The name of the
                         -----------------------------
         Surviving Corporation shall be "FFC Merger Corp." The officers of Merger Corp serving at the Effective Time shall become and serve as the officers of the Surviving Corporation, until such time as their successors shall have been duly elected and have been qualified. The directors of Merger Corp as of the Effective Time shall become and serve as the directors of the Surviving Corporation, until such time as their successors have been duly elected and have been qualified. The directors and officers of Community shall cease to be directors and officers of Community as of the Effective Time and shall not become directors or officers of the Surviving Corporation or First Financial after the Effective Time.

                  1.03.  Capital Structure. The capital of the Surviving
                         -----------------
          Corporation shall be not less than the capital of Community immediately prior to the Effective Time.

                  1.04.  Articles of Incorporation and By-Laws. In connection
                         -------------------------------------
         with the Merger, the Articles of Incorporation of Community shall be amended and restated in the form attached as Exhibit A. The Articles of Incorporation attached hereto as Exhibit A and the By-Laws of Merger Corp in existence at the Effective Time shall become the Articles of Incorporation and By-Laws of the Surviving Corporation following the Effective Time, until such Articles of Incorporation and By-Laws shall be further amended as provided by applicable law.

                  1.05.  Assets and Liabilities. At the Effective Time, the
                         ----------------------
         title to all assets, real estate and other property owned by Merger Corp shall vest in Community without reversion or impairment. At the Effective Time, all liabilities of Merger Corp shall be assumed by Community.

                  1.06.  Additional Actions. If at any time after the
                         ------------------
         Effective Time, Merger Corp or First Financial shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Community or the Bank, or (b) otherwise carry out the purposes of this Agreement, Community and the Bank and their respective officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry on the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Community or the Bank or otherwise to take any and all such action.

3. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

4. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

              [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, First Financial, Merger Corp and Community have made and entered into this Amendment as of the day and year first above written and have caused this Amendment to be executed in counterparts by their duly authorized officers.

                                    FIRST FINANCIAL CORPORATION


                                    By: /s/ Donald E. Smith
                                        --------------------------------------
                                        Donald E. Smith, Chairman of the Board
                                          and President

/s/ Michael A. Carty
-------------------------------
Michael A. Carty, Secretary


                                    FFC MERGER CORP


                                    By: /s/ Donald E. Smith
                                        --------------------------------------
                                        Donald E. Smith, Chairman of the Board
                                          and President

/s/ Michael A. Carty
-------------------------------
Michael A. Carty, Secretary


                                    COMMUNITY FINANCIAL CORP.


                                    By: /s/ Wayne H. Benson
                                        --------------------------------------
                                        Wayne H. Benson, President

/s/ Steve Walser
-------------------------------
Steve Walser, Secretary

                                   ANNEX C
                                   -------

           AMENDMENT NO. 2 TO AGREEMENT OF AFFILIATION AND MERGER
           ------------------------------------------------------

         THIS AMENDMENT NO. 2 ("Amendment No. 2") to the Agreement of Affiliation and Merger, as amended June 26, 2001 ("Agreement"), dated and effective as of the 30th day of March, 2001, by and between First Financial Corporation ("First Financial"), FFC Merger Corp ("Merger Corp"), and Community Financial Corp. ("Community") is made and entered into as of the 20th day of November, 2001 by and among First Financial, Merger Corp and Community. Except as otherwise amended by this Amendment No. 2, all capitalized terms not herein defined shall have the meanings set forth in the Agreement.

                                  RECITALS
                                  --------

         A. First Financial, Merger Corp and Community desire to amend certain provisions of the Agreement relating to (1) the Aggregate Purchase Price, (2) the date by which First Financial will make its employee benefit plans available to Community employees, (3) the nature of the "Agreement Under the Bank Holding Company Act" proposed to First Financial by the Board of Governors of the Federal Reserve System in connection with the Merger,
(4) the right of First Financial to terminate the Merger and (5) the date on which the Agreement may be terminated if the Merger is not completed and in certain other regards as herein stated.

         B. Section 12.02(b) of the Agreement provides that the Agreement may only be amended, modified or supplemented by the written agreement of First Financial, Merger Corp and Community.

         C. First Financial, Merger Corp and Community wish to amend, modify and supplement the Agreement as provided herein.

         NOW, THEREFORE, the Agreement is hereby amended, as of the date written above, as follows:

         1. Section 2.02(a) of the Agreement is hereby amended and replaced in its entirety to read as follows:

         (a) As consideration for the Merger, shareholders of Community, other than those shareholders who have exercised their dissenter's rights as set forth in Section 3, will be entitled to receive in
                                ---------
         cash for each share of Community common stock they own an amount equal to:

                (i)   the Aggregate Purchase Price (as defined in Section
                                                                  -------
                2.02(b), and as may be amended or modified by Section
                -------                                       -------
                2.02(c)) minus (A) the aggregate amount to be paid to the
                -------
                Community ESOP pursuant to Section 2.02(e), and (B) minus
                                           ---------------
                the aggregate amount to be paid to the holders of record as of the Effective Time of the outstanding "in the money" options of Community (as defined in Section 2.02(f))
                                                    ---------------
                pursuant to Section 2.02(f),
                            ---------------

                (ii) divided by 2,147,470 (which is the number of shares of Community common stock which will be outstanding as of the Effective Time);

provided, however, in no event shall such shareholders receive an amount less than $15.14 for each share of Community common stock.

         2. The initial clause of Section 2.02(b) of the Agreement is hereby amended and replaced in its entirety to read as follows:

         (b) First Financial shall pay an aggregate purchase price (the "Aggregate Purchase Price"), determined as of five business days prior to the Closing, equal to the sum of the following less any liabilities of Community (computed on a parent company only basis):

         3. The fourth sentence of Section 4.01 of the Agreement is hereby amended and replaced in its entirety to read as follows:

                Except as set forth in the Disclosure Schedule (for purposes of this Agreement, "Disclosure Schedule" shall mean the schedules referencing the applicable provisions of this Agreement which are attached hereto and made a part of this Agreement, as such schedules may be amended from time to time), Community's only subsidiary is the Bank, and it has no other subsidiaries and owns no voting stock or equity securities of any corporation, partnership, association or other entity, except for stock held by the Bank in the Federal Home Loan Bank of Chicago and the Federal Reserve Bank of St. Louis.

         4. Section 4.22(f) of the Agreement is hereby amended and replaced in its entirety to read as follows:

         (f) Except as disclosed in writing to First Financial, increased the salary of any director, officer or employee or entered into any employment contract, indemnity agreement or understanding with any officer or employee or installed any employee welfare, pension, retirement, stock option, stock appreciation, stock dividend, profit sharing or other similar plan or arrangement;

         5. Section 7.03(a) of the Agreement is hereby amended and replaced in its entirety to read as follows:

         (a) At such time as First Financial shall determine, in its sole discretion, but in no event later than June 30, 2002, First Financial will make available to the employees of Community who continue as employees of any subsidiary of First Financial after the Effective Time and, further, subject to Subsections 7.03(b),
                                                     --------------------
         (c) and (d) hereof, substantially the same employee benefits on
         -----------
         substantially the same terms and conditions that First Financial may offer to similarly situated officers and employees of its banking subsidiaries from time to time. Until such time as the employees of Community become covered by the First Financial welfare benefit plans, the employees of Community shall remain covered by their respective welfare benefit plans, subject to the terms of such plans.

         6. Section 8.01(d) of the Agreement is hereby amended and replaced in its entirety to read as follows:

         (d)    Regulatory Approvals. The appropriate banking regulators will
                --------------------
         have authorized and approved the Merger and agreed to an "Agreement Under The Bank Holding Company Act" regarding First Financial's status as a financial holding company (after considering the preliminary results of the most recent regulatory examination of Community Bank) on terms and conditions satisfactory to First Financial. In addition, all appropriate orders, consents, approvals and clearances from all other regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the Merger contemplated by this Agreement will have been obtained on terms and conditions satisfactory to First Financial.

         7. Section 9.01(a)(i) of the Agreement is hereby amended and replaced in its entirety to read as follows:

                (i) the Merger contemplated by this Agreement has not been consummated by January 31, 2002; or

         8. Section 9.01(b)(viii) is hereby added to the Agreement to read as follows:

                (viii) the amount to be received by the shareholders of Community, other than those shareholders who have exercised their dissenter's rights as set forth in Section 3, for each of their
                                            ---------
         shares of common stock pursuant to Section 2.02(a) is less than $15.14.

         9.      An amendment to Schedule 4.09(a)(iv) to the Disclosure
Schedule is attached hereto as Annex A.
                               -------

         10. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

                  IN WITNESS WHEREOF, First Financial, Merger Corp and Community have made and entered into this Amendment No. 2 as of the day and year first above written and have caused this Amendment No. 2 to be executed in counterparts by their duly authorized officers.


                                         FIRST FINANCIAL CORPORATION

                                         By /s/ Donald E. Smith
                                            -----------------------------------
                                            Donald E. Smith,
                                            Chairman of the Board and President

/s/ Michael A. Carty
--------------------------------
Michael A. Carty, Secretary


                                         FFC MERGER CORP

                                         By /s/ Donald E. Smith
                                            -----------------------------------
                                            Donald E. Smith,
                                            Chairman of the Board and President

/s/ Michael A. Carty
--------------------------------
Michael A. Carty, Secretary


                                         COMMUNITY FINANCIAL CORP.

                                         By /s/ Wayne H. Benson
                                            -----------------------------------
                                            Wayne H. Benson, President

/s/ Steve Walser
--------------------------------
Steve Walser, Secretary

                                   ANNEX D
                                   -------


           Professional Bank Services,    The 1000 Building
           Incorporated                   6200 Dutchman's Lane, Suite 305
                                          Louisville, Kentucky 40205
           Atlanta, Chicago,
           Louisville, Nashville,         502 451-6633
           Ocala                          502 451-6755 (FAX)
                                          800-523-4778 (WATS)
           Consultants to the             www.probank.com
           Financial Industry             pbs@probank.com

                       [ProfessionalBankService logo]



                                                          November 21, 2001



Board of Directors
Community Financial Corp
240 East Chestnut Street
Olney, Illinois 62450

Dear Members of the Board:


You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to the common shareholders of Community Financial Corp, Olney, Illinois (the "Company") of the proposed acquisition of the Company by First Financial Corporation, Terre Haute, Indiana ("THFF"). In the proposed acquisition, Company shareholders will receive cash equal to $19.5 million for Community Bank and Trust, National Association (the "Bank") as well as additional cash consideration equal to the net value all other assets held by the Company, on a parent company only basis, at the effective time. Based on this formula, the minimum total cash consideration to be received will equal approximately $33.1 million for all of the Company's common shares and options outstanding or $15.14 per common share subject to upward adjustment as further defined in the Agreement of Affiliation and Merger between THFF, FFC Merger Corp and the Company, as amended (the "Agreement").


Professional Bank Services, Inc. ("PBS") is a bank consulting firm and as part of its investment banking business is continually engaged in reviewing the fairness, from a financial perspective, of bank acquisition transactions and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other purposes. We are independent with respect to the parties of the proposed transaction.


For purposes of this opinion, PBS performed a review and analysis of the historic performance of Company including: (i) December 31, 1998, March 31, 1999, June 30, 1999, September 30, 1999, December 31, 1999, March 31, 2000,
June 30, 2000, September 30, 2000, December 31, 2000, March 31, 2001, June
30, 2001 and September 30, 2001 forms 10Q and 10K filed with the SEC by the Company; (ii) December 31, 1999 and 2000 Uniform Bank Performance Report of the Company and the Bank; (iii) quarter end and year end classified and problem loan listings; and (iv) quarter end and year end loan loss reserve analysis. We have reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, we have taken into account our assessment of general market and financial conditions, our experience in other transactions, and our knowledge of the banking industry generally. We have also taken into consideration other indications of interest received by the Company.


We have not compiled, reviewed or audited the financial statements of the Company or THFF, nor have we independently verified any of the information reviewed; we have relied upon such information as being complete and accurate in all material respects. We have not made independent evaluation of the assets of the Company or THFF.

Based on the foregoing and all other factors deemed relevant, it is our opinion as investment bankers, that, as of the date hereof, the consideration proposed to be received by the shareholders of the Company under the Agreement is fair and equitable from a financial perspective.


                                         Very truly yours,



                                         /s/ Professional Bank Services, Inc.


                                         Professional Bank Services, Inc.

                                  ANNEX E
                                  -------

DRAFT OPINION
October 30, 2001


First Bankers Trust Company as
  Trustee of the Community Financial Corp.
  Employee Stock Ownership Plan
c/o Mr. Norman Rosson
First Bankers Trust Company
225 West Washington Street
Suite 2200
Chicago, IL 60606

Dear Ladies & Gentlemen:

Lakeshore Valuation Group, L.L.C. ("Lakeshore") was retained by First Bankers Trust Company, as Trustee of the Community Financial Corp. Employee Stock Ownership Plan (the "Trustee"), to determine, among other things, whether the transaction described below is fair to the ESOP from a financial point of view.

Specifically, you have asked us to determine 1) whether the purchase price to be paid for the shares of Community Financial Corp. (the "Company") stock owned by the Community Financial Corp. Employee Stock Ownership Plan (the "Plan") is at least equal to fair market value as of the close of the transaction for the purposes of the definition of "adequate consideration" as set forth in Section 3 (18) of ERISA, and 2) that the terms and conditions of the proposed merger of FFC Merger Corp with and into the Company (the "Proposed Merger"), as they apply to the Plan, including the disposition of shares of Company stock, prior to the Proposed Merger (taking into account the actions required to be taken in connection therewith by
Section 6.12 of the Merger Agreement) and the disposition of Company stock in connection therewith, are fair to the Plan and Plan participants from a financial point of view.

In arriving at our opinion, we reviewed and analyzed the Agreement of Affiliation and Merger entered into on the 30th day in March 2001, amended the 26th day of June 2001, by and between First Financial Corporation ("First Financial"), FFC Merger Corp and the Company. We understand the terms of the consideration or Aggregate Purchase Price to be as follows:

      o    $19,500,000;

      o The proceeds received by the Company on an after tax basis from the sale of American Bank of Illinois in Highland, MidAmerica Bank of St. Clair County and the Egyptian State Bank;

      o The amount of cash held by the Company on a parent company only basis;

      o The amounts receivable by the Company pursuant to requests for refunds of income taxes paid;

      o An amount equal to the principal balances on the loans identified on the Disclosure Schedule which have been placed on the parent Company only financial statements and for which Community Bank and Trust ("CBT") will have a $300,000 reserve allocated;

      o An amount equal to the fair market value of the securities held by the Company on a parent company only basis;

      o    Less the fees and expenses incurred by the Company pursuant to
           Section 6.13(b) which shall not exceed $25,000;

      o And less any liabilities of the Company on a parent company only basis.

In conjunction with this Opinion, we have made such reviews, analyses, and inquiries, as we deemed necessary and appropriate under the circumstances. Among other things we have reviewed the following:

      o The Company 10KSB filed with the Securities and Exchange Commission ("SEC") on April 2, 2001;

      o    The Company 10KSB/A filed with the SEC on April 30, 2001;


      o    The Company 10QSB filed with the SEC on August 14, 2001;

      o    The Company 8K filed with the SEC on August 14, 2001;

      o The CBT internally prepared consolidating Income Statements and Balance Sheets for the quarters ending March 31, 1997 through September 30, 2001;


      o The Uniform Bank Performance Report for CBT for the period ending December 31, 2000;

      o The CBT Statement of Financial Condition for the five month period ending May 31, 2001;

      o The CBT Asset/Liability Committee Reports for the periods ending December 31, 1999, December 31, 2000 and May 31, 2001;


      o The Consolidated Reports of Condition and Income for CBT filed with the Federal Reserve for the twelve month fiscal periods ending December 31, 1999, December 31, 2000 and for the nine month fiscal period ending September 30, 2001;


      o The CBT Interest Earning Asset Summary by Branch Location as of June 30, 2001;

      o    The CBT Budget for 2001;

      o The CBT Monthly Statement of Cash Flow from September 30, 1999 through June 30, 2001;

      o    The securities portfolio listing as of June 30, 2001; and


      o    Market pricing through October 26, 2001.


We have also reviewed and analyzed the financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company. In addition, we have had discussions with the management of the Company concerning the business, operations, assets, financial conditions and prospects of the Company, and we have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information, including information provided by the Company, its advisors, and other external sources of market, industry, and Company data. We have, however, exercised independent judgment and have not relied upon information that we consider inaccurate or unreliable. We have further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. We have also placed reliance on the material provided by management and outside parties, and have made assumptions regarding certain important matters, including Title, Contingent Liabilities, Information, Financial Condition, Regulations and Licenses. These assumptions and limiting conditions are detailed on attachments hereto, and are hereby incorporated in this opinion.

We have assumed that the financial projections of the Company have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. In arriving at our opinion, we have conducted a limited physical inspection of the properties and facilities of the Company but we have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company.

Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the purchase price to be paid for the shares of Company stock owned by the Plan is at least equal to fair market value as of the close of the transaction for the purposes of the definition of "adequate consideration" as set forth in Section 3 (18) of ERISA, and that the terms and conditions of the Proposed Merger, as they apply to the Plan, including the disposition of shares of Company stock, prior to the Proposed Merger (taking into account the actions required to be taken in connection therewith by Section 6.12 of the Merger Agreement) and the disposition of Company stock in connection therewith, are fair to the Plan and Plan participants from a financial point of view.

This opinion is solely for the use and benefit of the Trustee. This opinion may not be summarized, excerpted from, or otherwise publicly referred to without prior explicit written consent, which will not unreasonably be withheld. However, this opinion may be included in any filing required to be made by the Company with the SEC in connection with the Proposed Merger and in materials delivered to the Company's stockholders that are a part of such filings, provided that any such description or inclusion shall be subject to our prior review and approval, which approval shall not be unreasonably withheld.

Lakeshore and its employees have no present or prospective interest in the property that is the subject of this Opinion, and also have no personal interest or bias with respect to the parties involved. Further, Lakeshore's compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this Opinion.

Regards,

Lakeshore Valuation Group, L.L.C.



By
   -------------------------------------------
Its
    ------------------------------------------

Attachments

                                   ANNEX F
                                   -------


         Following is the text of the dissenters' rights provisions set forth at Sections 11.65 and 11.70, respectively, of the Illinois Business Corporation Act of 1983, as amended:

         SECTION 11.65. RIGHT TO DISSENT. (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions: (1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30; (2) consummation of sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business; (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (i) alters or abolishes a preferential right of such shares;
(ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares; (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

         (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

         (c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.


         SECTION 11.70. PROCEDURE TO DISSENT. (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.


         (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

         (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

         (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

         (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

         (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

         (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

         (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

         (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

                (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b),
         (c), (d), or (f).

                (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

         If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

         (j)    As used in this Section:

                (1) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

                (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                          COMMUNITY FINANCIAL CORP.
                           240 E. CHESTNUT STREET
                         OLNEY, ILLINOIS 62450-2295


    For the Special Meeting of Shareholders to be held December 19, 2001


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned shareholder(s) of COMMUNITY FINANCIAL CORP. (the "Company") does hereby nominate, constitute and appoint Douglas Tompson and Deborah Keller, and each of them (with full power to act alone), true and lawful proxies and attorneys-in-fact, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote all of the shares of common stock, $0.01 par value (the "Common Stock"), of the Company standing in the name of the undersigned on its books at the close of business on October 26, 2001 at the Special Meeting of Shareholders to be held at 501 East Main Street, Olney, Illinois 62450-2295, on December 19, 2001, at 2:00 p.m., local time, and at any adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, as follows:

1. To consider and vote upon the approval of the Agreement of Affiliation and Merger, dated as of March 30, 2001, as amended by that certain Amendment No. 1 to Agreement of Affiliation and Merger, dated as of June 26, 2001, and that certain Amendment No. 2 to Agreement of Affiliation and Merger, dated as of November 20, 2001 (the "Agreement"), pursuant to which the Company will be acquired by First Financial Corporation ("First Financial") by means of a merger of FFC Merger Corp, a wholly owned subsidiary of First Financial, with and into the Company with the Company as the surviving corporation. Upon consummation of the merger, each share of Common Stock owned immediately prior to the merger will be converted into the right to receive a cash payment of not less than $15.14 per share, subject to upward adjustment based upon a formula set forth in the Agreement (the "Merger Consideration"); provided that First Financial may terminate the Agreement if the formula results in a per share price of less than $15.14, determined as of five business days prior to the closing date of the merger. In addition, each holder of an option to acquire Common Stock with an exercise price less than the Merger Consideration will be entitled to receive, for each option, the difference between the Merger Consideration and the exercise price of the option multiplied by the number of shares covered by the option, as set forth in detail in the accompanying Proxy Statement.


                   / / FOR     / / AGAINST     / / ABSTAIN

2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                         APPROVAL OF THE AGREEMENT.

         The undersigned hereby revokes any other proxies to vote at such meeting and hereby ratifies and confirms all that the proxies and attorneys-in-fact, or each of them, appointed hereunder may lawfully do by virtue hereof. Said proxies and attorneys-in-fact, without limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the Special Meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED ABOVE.

          PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY.
                     RETURN USING THE ENVELOPE PROVIDED.


Check appropriate box          Address Change?  / /
Indicate changes below:        Name Change?  / /

                                            -----------------------------------



------------------------------------------  -----------------------------------
Name of Shareholder (Please print clearly)  Signature(s) In Box

------------------------------------------
Number of Shares

Please sign this proxy card exactly as your shares are registered. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one person holds the power to vote the same shares, any one of them may sign this proxy card. If the shareholder is a corporation, this proxy card must be signed by a duly authorized officer or attorney of the shareholder.

By signing this proxy card, you acknowledge receipt of the Notice of Special Meeting and the Proxy Statement, dated November 21, 2001, relating to the special meeting.